Exhibit 99.3

FIRST INDUSTRIAL, L.P.

OTHER REAL ESTATE PARTNERSHIPS

FIRST INDUSTRIAL, L.P.

FINANCIAL STATEMENT SCHEDULE

Page

FINANCIAL STATEMENT SCHEDULE
Schedule III: Real Estate and Accumulated Depreciation	S-1

Report of Independent Registered Public Accounting Firm

To the Partners of
First Industrial, L.P.:

We have completed integrated audits of First Industrial, L.P.’s 2005 and 2004 consolidated financial statements and of its internal control over financial reporting as of December 31, 2005 and an audit of its 2003 consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Our opinions, based on our audits, are presented below.

Consolidated financial statements and financial statement schedule

In our opinion, the consolidated financial statements listed in the index appearing under Item 15(a)(1) present fairly, in all material respects, the financial position of First Industrial, L.P. and its subsidiaries (“the Consolidated Operating Partnership”) at December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index appearing under Item 15(a)(2) presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Consolidated Operating Partnership’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Internal control over financial reporting

Also, in our opinion, management’s assessment, included in Management’s Report on Internal Control Over Financial Reporting appearing under Item 9A, that the Consolidated Operating Partnership maintained effective internal control over financial reporting as of December 31, 2005 based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), is fairly stated, in all material respects, based on those criteria. Furthermore, in our opinion, the Consolidated Operating Partnership maintained, in all material respects, effective internal control over financial reporting as of December 31, 2005 based on criteria established in Internal Control — Integrated Framework issued by the COSO. The Consolidated Operating Partnership’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express opinions on management’s assessment and on the effectiveness of the Consolidated Operating Partnership’s internal control over financial reporting based on our audit. We conducted our audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we consider necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions. A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

PricewaterhouseCoopers LLP

Chicago, Illinois
March 16, 2006, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of discontinued operations discussed in Note 20, as to which the date is September 18, 2006.

FIRST INDUSTRIAL, L.P.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2005	2004
	(Dollars in thousands, except share and per share data)

ASSETS
Assets:
Investment in Real Estate:
Land	$490,359	$423,836
Buildings and Improvements	2,340,504	2,039,486
Construction in Progress	66,074	23,092
Less: Accumulated Depreciation	(355,755)	(321,003)

Net Investment in Real Estate	2,541,182	2,165,411

Real Estate Held for Sale, Net of Accumulated Depreciation and Amortization of $1,622 and $2,908 at December 31, 2005 and December 31, 2004	16,840	50,286
Investments in and Advances to Other Real Estate Partnerships	378,864	339,967
Cash and Cash Equivalents	6,811	3,069
Restricted Cash	14,945	25
Tenant Accounts Receivable, Net	7,627	6,509
Investments in Joint Ventures	44,330	5,489
Deferred Rent Receivable, Net	21,520	15,928
Deferred Financing Costs, Net	10,907	11,569
Deferred Leasing Intangibles, Net	70,879	38,200
Prepaid Expenses and Other Assets, Net	116,560	84,698

Total Assets	$3,230,465	$2,721,151

LIABILITIES AND PARTNERS’ CAPITAL
Liabilities:
Mortgage Loans Payable, Net	$54,929	$57,449
Senior Unsecured Debt, Net	1,298,893	1,347,524
Unsecured Lines of Credit	457,500	167,500
Accounts Payable and Accrued Expenses	116,249	68,577
Deferred Leasing Intangibles, Net	22,169	8,451
Rents Received in Advance and Security Deposits	27,578	26,441
Dividends Payable	39,509	35,487

Total Liabilities	2,016,827	1,711,429

Commitments and Contingencies	—	—
Partners’ Capital:
General Partner Preferred Units (21,500 and 20,750 units issued and outstanding at December 31, 2005 and 2004, respectively), with a liquidation preference of $312,500 and $125,000, respectively	303,068	121,584
General Partner Units (44,444,710 and 42,834,091 units issued and outstanding at December 31, 2005 and 2004, respectively)	773,921	757,840
Unamortized Value of General Partnership Restricted Units	(16,825)	(19,611)
Limited Partners’ Units (6,740,742 and 6,455,914 units issued and outstanding at December 31, 2005 and 2004, respectively)	159,832	153,609
Accumulated Other Comprehensive Loss	(6,358)	(3,700)

Total Partners’ Capital	1,213,638	1,009,722

Total Liabilities and Partners’ Capital	$3,230,465	$2,721,151

The accompanying notes are an integral part of the financial statements.

FIRST INDUSTRIAL, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2005	2004	2003
	(In thousands except per unit data)

Revenues:
Rental Income	$202,177	$182,398	$163,863
Tenant Recoveries and Other Income	79,897	62,555	56,409
Build to Suit Development for Sale Revenues	16,241	—	—

Total Revenues	298,315	244,953	220,272

Expenses:
Real Estate Taxes	43,790	37,646	35,009
Repairs and Maintenance	23,660	20,017	18,229
Property Management	15,350	11,260	8,469
Utilities	9,979	8,160	6,873
Insurance	2,094	2,684	2,292
Other	5,680	2,956	5,410
General and Administrative	54,846	38,912	25,607
Amortization of Deferred Financing Costs	2,122	1,928	1,761
Depreciation and Other Amortization	97,637	73,499	56,713
Expenses from Build to Suit Development for Sale	15,574	—	—

Total Expenses	270,732	197,062	160,363

Other Income/Expense:
Interest Income	1,075	2,025	1,698
Mark-to-Market/Gain on Settlement of Interest Rate Protection Agreements	811	1,583	—
Interest Expense	(108,164)	(98,458)	(94,637)
Gain (Loss) From Early Retirement of Debt	82	(515)	—

Total Other Income/Expense	(106,196)	(95,365)	(92,939)
Loss from Continuing Operations Before Equity in Income of Other Real Estate Partnerships, Equity in Income of Joint Ventures and Income Tax Benefit	(78,613)	(47,474)	(33,030)
Equity in Income of Other Real Estate Partnerships	48,212	29,203	43,332
Equity in Income of Joint Ventures	3,698	35,840	539
Income Tax Benefit	13,625	7,833	5,305

(Loss) Income from Continuing Operations	(13,078)	25,402	16,146
Income from Discontinued Operations (Including Gain on Sale of Real Estate of $102,742, $81,806 and $74,797 for the Years Ended December 31, 2005, 2004 and 2003 respectively)	117,481	100,912	111,223
Provision for Income Taxes Allocable to Discontinued Operations (Including $18,718, $8,147 and $1,965 allocable to Gain on Sale of Real Estate for the Year Ended December 31, 2005, 2004 and 2003, respectively)	(23,346)	(10,960)	(3,579)

Income Before Gain on Sale of Real Estate	81,057	115,354	123,790
Gain on Sale of Real Estate	28,870	15,112	9,594
Provision for Income Taxes Allocable to Gain on Sale of Real Estate	(10,711)	(5,312)	(2,328)

Net Income	99,216	125,154	131,056
Less: Preferred Unit Distributions	(10,688)	(14,488)	(20,176)
Less: Redemption of Preferred Units	—	(7,959)	—

Net Income Available to Unitholders	$88,528	$102,707	$110,880

Basic Earnings Per Unit:
(Loss) Income from Continuing Operations Available to Unitholders	$(0.11)	$0.27	$0.07

Income from Discontinued Operations	$1.92	$1.91	$2.38

Net Income Available to Unitholders	$1.81	$2.18	$2.45

Weighted Average Units Outstanding	48,968	47,136	45,322

Diluted Earnings Per Unit:
(Loss) Income from Continuing Operations Available to Unitholders	$(0.11)	$0.27	$0.07

Income from Discontinued Operations	$1.92	$1.90	$2.37

Net Income Available to Unitholders	$1.81	$2.16	$2.44

Weighted Average Units Outstanding	48,968	47,467	45,443

Distributions Per Unit	$2.7850	$2.7500	$2.7400

The accompanying notes are an integral part of the financial statements.

FIRST INDUSTRIAL , LP.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2005	2004	2003
	(Dollars in thousands)

Net Income	$99,216	$125,154	$131,056
Other Comprehensive (Loss) Income:
Settlement of Interest Rate Protection Agreements	—	6,816	—
Reclassification of Settlement of Interest Rate Protection Agreements to Net Income	(159)	—	—
Mark-to-Market of Interest Rate Protection Agreements	(1,414)	106	251
Amortization of Interest Rate Protection Agreements	(1,085)	(512)	198

Comprehensive Income	$96,558	$131,564	$131,505

The accompanying notes are an integral part of the financial statements.

FIRST INDUSTRIAL, L.P.

CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2005	2004	2003
	(Dollars in thousands)

General Partner Preferred Units — Beginning of Year	$121,584	$240,697	$240,697
Distributions	(10,688)	(22,447)	(20,176)
Issuance of Preferred Units	181,484	194,424	—
Redemption of Preferred Units	—	(313,537)	—
Net Income	10,688	22,447	20,176

General Partner Preferred Units — End of Year	$303,068	$121,584	$240,697

General Partner Units — Beginning of Year	$757,840	$687,721	$665,647
Contributions and Issuance of General Partner Units	56,122	99,280	15,117
Issuance of General Partner Restricted Units	8,381	8,379	20,641
Purchase of General Partnership Units	—	—	(997)
Repurchase and Retirement of Restricted Units/Units	(3,285)	(3,751)	(1,865)
Restricted Unit Forfeitures	(2,972)	(14,095)	—
Amortization of Stock Based Compensation	—	—	54
Distributions	(120,995)	(114,569)	(108,171)
Unit Conversions	1,951	6,195	2,750
Net Income	76,879	88,680	94,545

General Partner Units — End of Year	$773,921	$757,840	$687,721

Unamort. Value of Gen. Partner Restricted Units — Beg. of Year	$(19,611)	$(19,035)	$(4,307)
Issuance of General Partner Restricted Units	(8,381)	(8,379)	(20,641)
Amortization of General Partner Restricted Units	8,845	6,866	5,913
Restricted Unit Forfeitures	2,322	937	—

Unamort. Value of Gen. Partner Restricted Units — End of Year	$(16,825)	$(19,611)	$(19,035)

Limited Partners Units — Beginning of Year	$153,609	$163,794	$168,740
Contributions and Issuance of Limited Partner Units	14,698	—	—
Distributions	(18,173)	(18,017)	(18,531)
Unit Conversions	(1,951)	(6,195)	(2,750)
Net Income	11,649	14,027	16,335

Limited Partners Units — End of Year	$159,832	$153,609	$163,794

Accum. Other Comprehensive Loss — Beginning of Year	$(3,700)	$(10,110)	$(10,559)
Settlement of Interest Rate Protection Agreements	—	6,816	—
Reclassification of Settlement of Interest Rate Protection Agreements to Net Income	(159)	—	—
Mark to Market of Interest Rate Protection Agreements	(1,414)	106	251
Amortization of Interest Rate Protection Agreements	(1,085)	(512)	198

Accum. Other Comprehensive Loss — End of Year	$(6,358)	$(3,700)	$(10,110)

Total Partners’ Capital at End of Year	$1,213,638	$1,009,722	$1,063,067

The accompanying notes are an integral part of the financial statements.

FIRST INDUSTRIAL, LP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2005	2004	2003
	(Dollars in thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$99,216	$125,154	$131,056
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation	86,588	71,785	63,281
Amortization of Deferred Financing Costs	2,122	1,928	1,761
Other Amortization	31,031	20,661	16,174
Provision for Bad Debt	1,689	(1,474)	(160)
Mark-to-Market of /Loss on Settlement of Interest Rate Protection Agreements	(143)	—	—
Equity in Income of Joint Ventures	(3,698)	(34,990)	(539)
Distributions from Joint Ventures	3,866	34,990	539
Gain on Sale of Real Estate	(131,612)	(83,160)	(80,193)
(Gain) Loss on Early Retirement of Debt	(82)	515	—
Equity in Income of Other Real Estate Partnerships	(48,212)	(29,203)	(43,332)
Distributions from Investment in Other Real Estate Partnerships	48,212	29,203	43,332
Increase in Build to Suit Development for Sale Costs Receivable	(16,241)	—	—
Increase in Tenant Accounts Receivable and Prepaid Expenses and Other Assets, Net	(13,835)	(53,510)	(23,076)
Increase in Deferred Rent Receivable	(7,485)	(5,254)	(2,629)
Increase (Decrease) in Accounts Payable and Accrued Expenses and Rents Received in Advance and Security Deposits	31,415	4,370	(14,948)

Net Cash Provided by Operating Activities	82,831	81,015	91,266

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of and Additions to Investment in Real Estate	(846,033)	(469,668)	(280,049)
Net Proceeds from Sales of Investments in Real Estate	478,937	324,919	303,171
Investments in and Advances to Other Real Estate Partnerships	(122,606)	(68,134)	(59,430)
Distributions/Repayments from Other Real Estate Partnerships	83,709	103,073	62,300
Contributions to and Investments in Joint Ventures	(45,175)	(5,422)	(5,711)
Distributions from Joint Ventures	2,971	15,535	2,859
Repayment and Sale of Mortgage Loans Receivable	58,375	44,418	27,500
(Increase) Decrease in Restricted Cash	(14,920)	60,849	(32,525)

Net Cash (Used in) Provided by Investing Activities	(404,742)	5,570	18,115

CASH FLOWS FROM FINANCING ACTIVITIES:
Unit Contributions	55,754	86,121	14,799
Proceeds from the Issuance of Preferred Units	187,500	200,000	—
Preferred Unit Offering Costs	(5,906)	(5,576)	—
Unit Distributions	(137,672)	(130,220)	(125,916)
Purchase of General Partner Units	—	—	(997)
Repurchase of Restricted Units	(3,285)	(3,751)	(1,865)
Redemption of Preferred Units	—	(321,438)	—
Preferred Unit Distributions	(8,162)	(13,256)	(20,176)
Repayments of Mortgage Loans Payable	(1,951)	(5,931)	(1,018)
Proceeds from Mortgage Loan Payable	1,167	1,400	—
Proceeds from Senior Unsecured Debt	—	134,496	—
Other Proceeds from Senior Unsecured Debt	—	6,816	—
Repayment of Senior Unsecured Debt	(50,000)	—	—
Proceeds from Unsecured Lines of Credit	647,500	581,000	264,300
Repayments on Unsecured Lines of Credit	(357,500)	(609,400)	(238,700)
Book Overdraft.	—	—	312
Cost of Debt Issuance and Prepayment Fees	(1,792)	(3,777)	(120)

Net Cash Provided by (Used in) Financing Activities	325,653	(83,516)	(109,381)

Net Increase in Cash and Cash Equivalents	3,742	3,069	—
Cash and Cash Equivalents, Beginning of Period	3,069	—	—

Cash and Cash Equivalents, End of Period	$6,811	$3,069	$—

The accompanying notes are an integral part of the financial statements.

FIRST INDUSTRIAL, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

1.	Organization and Formation of Partnership

First Industrial, L.P. (the “Operating Partnership”) was organized as a limited partnership in the state of Delaware on November 23, 1993. The sole general partner is First Industrial Realty Trust, Inc. (the “Company”) with an approximate 86.8% and 86.9% ownership interest at December 31, 2005 and 2004, respectively. The Company also owns a preferred general partnership interest in the Operating Partnership (“Preferred Units”) with an aggregate liquidation priority of $312,500. The Company is a real estate investment trust (“REIT”) as defined in the Internal Revenue Code. The Company’s operations are conducted primarily through the Operating Partnership. The limited partners of the Operating Partnership owned, in the aggregate, approximately a 13.2% and 13.1% interest in the Operating Partnership at December 31, 2005 and 2004, respectively.

The Operating Partnership is the sole member of several limited liability companies (the “L.L.C.s”) and the sole stockholder of First Industrial Development Services, Inc. (together with the Operating Partnership and the L.L.C.’s, the “Consolidated Operating Partnership”), the operating data of which is consolidated with that of the Operating Partnership. The Other Real Estate Partnerships’ operating data is presented on a combined basis, separate from that of the Consolidated Operating Partnership. The Operating Partnership or First Industrial Development Services, Inc. also holds at least a 99% limited partnership interest in First Industrial Financing Partnership, L.P. (the “Financing Partnership”), First Industrial Securities, L.P. (the “Securities Partnership”), First Industrial Mortgage Partnership, L.P, (the “Mortgage Partnership”), First Industrial Pennsylvania, L.P. (the “Pennsylvania Partnership”), First Industrial Harrisburg, L.P. (the “Harrisburg Partnership”), First Industrial Indianapolis, L.P. (the “Indianapolis Partnership”), TK-SV, LTD. and FI Development Services, L.P. (together, the “Other Real Estate Partnerships”). The Other Real Estate Partnership’s operating data is presented on a combined basis, separate from that of the Consolidated Operating Partnership. The Operating Partnership or First Industrial Development Services, Inc., through separate wholly-owned limited liability companies in which it is also the sole member, also owns minority equity interests in, and provides various services to, four joint ventures which invest in industrial properties (the “September 1998 Joint Venture”, the “May 2003 Joint Venture”, the “March 2005 Joint Venture” and the “September 2005 Joint Venture”). The Operating Partnership, through a separate, wholly-owned limited liability company of which the Operating Partnership is also the sole member, also owned a minority interest in, and provides various services to, a fifth joint venture which invested in industrial properties (the “December 2001 Joint Venture”; together with the September 1998 Joint Venture, the May 2003 Joint Venture, the March 2005 Joint Venture and the September 2005 Joint Venture, the “Joint Ventures”). During the year ended December 31, 2004, the December 2001 Joint Venture sold all of its industrial properties. The operating data of the Joint Ventures is not consolidated with that of the Consolidated Operating Partnership as presented herein. The Other Real Estate Partnerships and the Joint Ventures are accounted for under the equity method of accounting.

The general partners of the Other Real Estate Partnerships are separate corporations, each with at least a .01% general partnership interest in the Other Real Estate Partnerships for which it acts as a general partner. Each general partner of the Other Real Estate Partnerships is a wholly-owned subsidiary of the Company.

As of December 31, 2005, the Consolidated Operating Partnership owned 859 industrial properties (inclusive of developments in progress), containing an aggregate of approximately 72.5 million square feet (unaudited) of gross leasable area (“GLA”). On a combined basis, as of December 31, 2005, the Other Real Estate Partnerships owned 100 industrial properties, containing an aggregate of approximately 9.1 million square feet (unaudited) of GLA.

Profits, losses and distributions of the Operating Partnership, the L.L.C.s and Other Real Estate Partnerships are allocated to the general partner and the limited partners, or the members, as applicable, in

FIRST INDUSTRIAL, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

accordance with the provisions contained within the partnership agreements or ownership agreements, as applicable, of the Operating Partnership, the L.L.C.s and the Other Real Estate Partnerships.

2.	Basis of Presentation

The consolidated financial statements of the Consolidated Operating Partnership at December 31, 2005 and 2004 and for each of the years ended December 31, 2005, 2004 and 2003 include the accounts and operating results of the Operating Partnership, the L.L.C.s and First Industrial Development Services, Inc. on a consolidated basis. Such financial statements present the Operating Partnership’s limited partnership interests in each of the Other Real Estate Partnerships and the Consolidated Operating Partnership’s minority equity interests in the Joint Ventures under the equity method of accounting. All intercompany transactions have been eliminated in consolidation.

3.	Summary of Significant Accounting Policies

In order to conform with generally accepted accounting principles, management, in preparation of the Consolidated Operating Partnership’s financial statements, is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of December 31, 2005 and 2004, and the reported amounts of revenues and expenses for each of the years ended December 31, 2005, 2004 and 2003. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include all cash and liquid investments with an initial maturity of three months or less. The carrying amount approximates fair value due to the short maturity of these investments.

Restricted Cash

At December 31, 2005 and 2004, restricted cash includes gross proceeds from the sales of certain properties. These sales proceeds will be disbursed as the Company exchanges into properties under Section 1031 of the Internal Revenue Code. The carrying amount approximates fair value due to the short term maturity of these investments.

Investment in Real Estate and Depreciation

Investment in Real Estate is carried at cost. The Consolidated Operating Partnership reviews its properties on a quarterly basis for impairment and provides a provision if impairments are found. To determine if an impairment may exist, the Consolidated Operating Partnership reviews its properties and identifies those that have had either an event of change or event of circumstances warranting further assessment of recoverability (such as a decrease in occupancy). If further assessment of recoverability is needed, the Consolidated Operating Partnership estimates the future net cash flows expected to result from the use of the property and its eventual disposition, on an individual property basis. If the sum of the expected future net cash flows (undiscounted and without interest charges) is less than the carrying amount of the property, on an individual property basis, the Consolidated Operating Partnership will recognize an impairment loss based upon the estimated fair value of such property. For properties management considers held for sale, the Consolidated Operating Partnership ceases depreciating the properties and values the properties at the lower of depreciated cost or fair value, less costs to dispose. If circumstances arise that were previously considered unlikely, and, as a result, the Consolidated Operating Partnership decides not to sell a property previously classified as held for sale, the Consolidated Operating Partnership will reclassify such property as held and used. Such property is measured at the lower of its carrying amount (adjusted for any depreciation and amortization expense that would have been recognized had the property been continuously classified as held and used) or fair value at the date of the subsequent decision not to sell. To calculate the fair value of properties held for sale, the

FIRST INDUSTRIAL, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Consolidated Operating Partnership deducts from the contract price of the property the estimated costs to close the sale.

Interest costs, real estate taxes, compensation costs of development personnel and other directly related costs incurred during construction periods are capitalized and depreciated commencing with the date the property is substantially completed. Upon substantial completion, the Consolidated Operating Partnership reclassifies construction in progress to building, tenant improvement and leasing commissions. Such costs begin to be capitalized to the development projects from the point the Consolidated Operating Partnership is undergoing necessary activities to get the development ready for its intended use and ceases when the development projects are substantially completed and held available for occupancy. Depreciation expense is computed using the straight-line method based on the following useful lives:

Years

Buildings and Improvements	20 to 50
Land Improvements	15
Furniture, Fixtures and Equipment	5 to 10

Construction expenditures for tenant improvements, leasehold improvements and leasing commissions (inclusive of compensation costs of personnel attributable to leasing) are capitalized and amortized over the terms of each specific lease. Capitalized compensation costs of personnel attributable to leasing relate to time directly attributable to originating leases with independent third parties that result directly from and are essential to originating those leases and would not have been incurred had these leasing transactions not occurred. Repairs and maintenance are charged to expense when incurred. Expenditures for improvements are capitalized.

The Consolidated Operating Partnership accounts for all acquisitions entered into subsequent to June 30, 2001 in accordance with Financial Accounting Standards Board’s (“FASB”) Statement of Financial Accounting Standard No. 141, “Business Combinations” (“FAS 141”). Upon acquisition of a property, the Consolidated Operating Partnership allocates the purchase price of the property based upon the fair value of the assets acquired, which generally consist of land, buildings, tenant improvements, leasing commissions and intangible assets including in-place leases and above market and below market leases. The Consolidated Operating Partnership allocates the purchase price to the fair value of the tangible assets of an acquired property by valuing the property as if it were vacant. Acquired above and below market leases are valued based on the present value of the difference between prevailing market rates and the in-place rates over the remaining lease term.

The purchase price is further allocated to in-place lease values based on management’s evaluation of the specific characteristics of each tenant’s lease and the Consolidated Operating Partnership’s overall relationship with the respective tenant. Acquired above and below market leases are amortized over the remaining non-cancelable terms of the respective leases as an adjustment to rental revenue on the Consolidated Operating Partnership’s consolidated statements of operations. The value of in-place lease intangibles, which is included as a component of Deferred Leasing Intangibles, Net, is amortized over the remaining lease term and expected renewal periods of the respective lease as an adjustment to depreciation and other amortization expense. If a tenant terminates its lease early, the unamortized portion of leasing commissions, tenant improvements, above and below market leases and the in-place lease value is immediately written off.

FIRST INDUSTRIAL, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Deferred Leasing Intangibles included in the Consolidated Operating Partnership’s total assets consist of the following:

	December 31,	December 31,
	2005	2004

In-Place Leases	$71,818	$37,047
Less: Accumulated Amortization	(5,829)	(2,315)

	$65,989	$34,732

Above Market Leases	$6,524	$4,348
Less: Accumulated Amortization	(1,634)	(880)

	$4,890	$3,468

Deferred Leasing Intangibles included in the Consolidated Operating Partnership’s total liabilities consist of the following:

	December 31,	December 31,
	2005	2004

Below Market Leases	$25,058	$10,222
Less: Accumulated Amortization	(2,889)	(1,771)

	$22,169	$8,451

Amortization expense related to deferred leasing intangibles, was $6,624 and $1,620 for the years ended December 31, 2005 and 2004, respectively. The Consolidated Operating Partnership will recognize net amortization expense related to the deferred leasing intangibles over the next five years as follows:

2006	$5,208
2007	5,385
2008	5,544
2009	5,703
2010	5,493

Total	$27,333

Build to Suit for Sale Revenues and Expenses

During 2005, First Industrial Development Services, Inc. entered into a contract with a third party to construct an industrial property. This build-to-suit for sale contract requires the purchase price to be paid at closing. The Consolidated Operating Partnership uses the percentage-of-completion contract method of accounting in accordance with SOP 81-1 “Accounting for Performance of Construction-Type and Certain Production-Type Contracts”. During the period of performance, costs are accumulated on the balance sheet in Prepaid Expenses and Other Assets ($15,574 at December 31, 2005) and revenues and expenses are recognized in continuing operations.

Deferred Financing Costs

Deferred financing costs include fees and costs incurred to obtain long-term financing. These fees and costs are being amortized over the terms of the respective loans. Accumulated amortization of deferred financing costs was $12,517 and $10,853 at December 31, 2005 and 2004, respectively. Unamortized deferred financing costs are written-off when debt is retired before the maturity date.

FIRST INDUSTRIAL, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Investment in and Advances to Other Real Estate Partnerships

Investment in and Advances to Other Real Estate Partnerships represents the Consolidated Operating Partnership’s limited partnership interests in and advances to, through the Operating Partnership, the Other Real Estate Partnerships. The Operating Partnership accounts for its Investment in and Advances to Other Real Estate Partnerships under the equity method of accounting. Under the equity method of accounting, the Operating Partnership’s share of earnings or losses of the Other Real Estate Partnerships is reflected in income as earned and contributions or distributions increase or decrease, respectively, the Operating Partnership’s Investment in and Advances to Other Real Estate Partnerships as paid or received, respectively.

Investments in Joint Ventures

Investments in Joint Ventures represent the Operating Partnership’s limited partnership interests in the Joint Ventures. The Operating Partnership accounts for its investments in Joint Ventures under the equity method of accounting, as the Operating Partnership does not have operational control or a majority voting interest. Under the equity method of accounting, the Operating Partnership’s share of earnings or losses of the Joint Ventures is reflected in income as earned and contributions or distributions increase or decrease, respectively, the Operating Partnership’s Investments in Joint Ventures as paid or received, respectively. Differences between the Operating Partnership’s carrying value of its investments in joint ventures and the Operating Partnership’s underlying equity of such joint ventures are amortized over the respective lives of the underlying assets, as applicable.

Stock Based Compensation

At December 31, 2005, the Company has three stock incentive employee compensation plans, which are described more fully in Note 14. Prior to January 1, 2003, the Consolidated Operating Partnership accounted for its stock incentive plans under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”). Under APB 25, compensation expense is not recognized for options issued in which the strike price is equal to the fair value of the Company’s stock on the date of grant. Certain options issued in 2000 were issued with a strike price less than the fair value of the Company’s stock on the date of grant. Compensation expense is being recognized for the intrinsic value of these options determined at the date of grant over the vesting period. On January 1, 2003, the Consolidated Operating Partnership adopted the fair value recognition provisions of the Financial Accounting Standards Board’s (“FASB”) Financial Accounting Standards No. 123, “Accounting for Stock Based Compensation” (“FAS 123”), as amended by Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure”. Beginning on January 1, 2003, the Consolidated Operating Partnership has applied the fair value recognition provisions of FAS 123 prospectively to all employee option awards granted after December 31, 2002. The Consolidated Operating Partnership has not awarded options to employees or directors of the Company during the years ended December 31, 2005, 2004 and 2003, and therefore no stock-based employee compensation expense, except for expense related to restricted stock, is included in net income available to common unitholders related to the fair value recognition provisions of FAS 123.

Had compensation expense for the Company’s Stock Incentive Plans been determined based upon the fair value at the grant date for awards under the stock incentive plans consistent with the methodology prescribed under Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation”, as

FIRST INDUSTRIAL, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

amended by FAS 148, net income and earnings per unit would have been the pro forma amounts indicated in the table below:

	For the Year Ended
	2005	2004	2003

Net Income Available to Unitholders — as reported	$88,528	$102,707	$110,880
Add: Stock-Based Employee Compensation Expense Included in Net Income Available to Unitholders — as reported	—	—	54
Less: Total Stock-Based Employee Compensation Expense - Determined Under the Fair Value Method	(100)	(420)	(1,350)

Net Income Available to Unitholders — pro forma	$88,428	$102,287	$109,584

Net Income Available to Unitholders per Unit — as reported — Basic	$1.81	$2.18	$2.45
Net Income Available to Unitholders per Unit — pro forma — Basic	$1.81	$2.17	$2.42
Net Income Available to Unitholders per Unit — as reported — Diluted	$1.81	$2.16	$2.44
Net Income Available to Unitholders per Unit — pro forma — Diluted	$1.81	$2.15	$2.41
The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:
Expected dividend yield	N/A	N/A	N/A
Expected stock price volatility	N/A	N/A	N/A
Risk-free interest rate	N/A	N/A	N/A
Expected life of options	N/A	N/A	N/A
No options were granted during 2005, 2004 and 2003.

Revenue Recognition

Rental income is recognized on a straight-line method under which contractual rent increases are recognized evenly over the lease term. Tenant recovery income includes payments from tenants for real estate taxes, insurance and other property operating expenses and is recognized as revenue in the same period the related expenses are incurred by the Consolidated Operating Partnership.

Revenue is recognized on payments received from tenants for early lease terminations after the Consolidated Operating Partnership determines that all the necessary criteria have been met in accordance with FASB Statement of Financial Accounting Standards No. 13 “Accounting for Leases” (“FAS 13”).

Interest income on mortgage loans receivable is recognized based on the accrual method unless a significant uncertainty of collection exists. If a significant uncertainty exists, interest income is recognized as collected.

The Consolidated Operating Partnership provides an allowance for doubtful accounts against the portion of tenant accounts receivable which is estimated to be uncollectible. Accounts receivable in the consolidated balance sheets are shown net of an allowance for doubtful accounts of $111 and $73 as of December 31, 2005 and 2004, respectively. For accounts receivable the Consolidated Operating Partnership deems uncollectible, the Consolidated Operating Partnership uses the direct write-off method.

FIRST INDUSTRIAL, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Gain on Sale of Real Estate

Gain on sale of real estate is recognized using the full accrual method, when appropriate. Gains relating to transactions which do not meet the full accrual method of accounting are deferred and recognized when the full accrual method of accounting criteria are met or by using the installment or deposit methods of profit recognition, as appropriate in the circumstances. As the assets are sold, their costs and related accumulated depreciation are written off with resulting gains or losses reflected in net income or loss. Estimated future costs to be incurred by the Consolidated Operating Partnership after completion of each sale are included in the determination of the gain on sales.

Income Taxes

In accordance with partnership taxation, each of the partners are responsible for reporting their share of taxable income or loss. Accordingly, no provision has been made for state or federal income taxes in the accompanying consolidated financial statements except for activities conducted in its taxable REIT subsidiary, First Industrial Development Services, Inc. which has been accounted for under FASB Statement of Financial Standards No. 109, “Accounting for Income Taxes” (“FAS 109”). In accordance with the FAS 109, the total benefit/expense has been separately allocated to income from continuing operations, income from discontinued operations and gain on sale of real estate.

The Consolidated Operating Partnership is subject to certain state and local income, excise and franchise taxes. The provision for local, excise and franchise taxes has been reflected in general and administrative expense in the consolidated statements of operations and has not been separately stated due to its insignificance. State income taxes are included in the provision/benefit for income taxes which is allocated to income from continuing operations, income from discontinued operations and gain on sale of real estate.

Earnings Per Unit (“EPU”)

Net income per weighted average general partnership and limited partnership unit (the “Units”) — basic is based on the weighted average Units outstanding (excluding restricted units that have not yet vested). Net income per weighted average Unit — diluted is based on the weighted average Units outstanding (excluding restricted units that have not yet vested) plus the dilutive effect of the Company’s in-the-money employee stock options and restricted stock that result in the issuance of general partnership units. See Note 11 for further disclosure about earnings per unit.

Fair Value of Financial Instruments

The Consolidated Operating Partnership’s financial instruments include short-term investments, tenant accounts receivable, net, mortgage notes receivable, accounts payable, other accrued expenses, mortgage loans payable, unsecured lines of credit and senior unsecured debt.

The fair values of the short-term investments, tenant accounts receivable, net, mortgage notes receivable, accounts payable and other accrued expenses approximates their carrying or contract values. See Note 6 for the fair values of the mortgage loans payable, unsecured lines of credit and senior unsecured debt.

Derivative Financial Instruments

Historically, the Consolidated Operating Partnership, through the Operating Partnership, has used interest rate protection agreements (the “Agreements”) to fix the interest rate on anticipated offerings of senior unsecured debt or convert floating rate debt to fixed rate debt. Receipts or payments that result from the settlement of Agreements used to fix the interest rate on anticipated offerings of senior unsecured debt are amortized over the life of the senior unsecured debt and included in interest expense. Receipts or payments resulting from Agreements used to convert floating rate debt to fixed rate debt are recognized as a component

FIRST INDUSTRIAL, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

of interest expense. Agreements which qualify for hedge accounting are marked-to-market and any gain or loss is recognized in other comprehensive income (partners’ capital). Any agreements which no longer qualify for hedge accounting are marked-to-market and any gain or loss is recognized in net income immediately. The credit risks associated with the Agreements are controlled through the evaluation and monitoring of the creditworthiness of the counterparty. In the event that the counterparty fails to meet the terms of the Agreements, the Consolidated Operating Partnership’s exposure is limited to the current value of the interest rate differential, not the notional amount, and the Consolidated Operating Partnership’s carrying value of the Agreements on the balance sheet. See Note 6 for more information on the Agreements.

Discontinued Operations

On January 1, 2002, the Consolidated Operating Partnership adopted the FASB Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets” (“FAS 144”). FAS 144 addresses financial accounting and reporting for the disposal of long lived assets. FAS 144 requires that the results of operations and gains or losses on the sale of property be presented in discontinued operations if both of the following criteria are met: (a) the operations and cash flows of the property have been (or will be) eliminated from the ongoing operations of the Consolidated Operating Partnership as a result of the disposal transaction and (b) the Consolidated Operating Partnership will not have any significant continuing involvement in the operations of the property after the disposal transaction. FAS 144 also requires prior period results of operations for these properties to be reclassified and presented in discontinued operations in prior consolidated statements of operations.

Segment Reporting

Management views the Consolidated Operating Partnership as a single segment.

Recent Accounting Pronouncements

In December, 2004, the FASB issued Statement of Financial Accounting Standards No. 153, “Exchanges of Nonmonetary Assets — An Amendment of APB Opinion No. 29” (“FAS 153”). The amendments made by FAS 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have “commercial substance.” FAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of FAS 153 did not have a material effect on the Operating Partnership’s consolidated financial statements.

In December 2004, the FASB issued SFAS No. 123(R), “Share-Based Payment” (“SFAS 123(R)”. SFAS 123(R) is an amendment of SFAS 123 and requires that the compensation cost relating to share-based payment transactions be recognized in the financial statements. The cost is required to be measured based on the fair value of the equity of liability instruments issued. SFAS 123(R) also contains additional minimum disclosure requirements that including, but not limited to, the valuation method and assumptions used, amounts of compensation capitalized and modifications made. The effective date of SFAS 123(R) was subsequently amended by the SEC to be as of the beginning of the first interim or annual reporting period of the first fiscal year that begins on or after June 15, 2005, and allows several different methods of transition. The Consolidated Operating Partnership expects to adopt the pronouncement as required on January 1, 2006 using the prospective method and does not believe that the adoption of SFAS 123(R) will have a material impact on its financial position, results of operations or cash flows.

In March 2005, the FASB issued FASB Interpretation (FIN) No. 47, Accounting for Conditional Asset Retirement Obligations, an Interpretation of FASB Statement No. 143. A conditional asset retirement obligation refers to a legal obligation to retire assets where the timing and/or method of settlement are

FIRST INDUSTRIAL, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

conditioned on future events. FIN No. 47 requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. The Consolidated Operating Partnership adopted the provisions of FIN 47 in 2005. The adoption of this Interpretation did not have a material impact on the Operating Partnership’s consolidated financial position, results of operations or cash flows.

In May, 2005, the FASB issued Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections” (“FAS 154”) which supersedes APB Opinion No. 20, “Accounting Changes” and Statement of Financial Accounting Standards No. 3, “Reporting Accounting Changes in Interim Financial Statements”. FAS 154 changes the requirements for the accounting for and reporting of changes in accounting principle. The statement requires the retroactive application to prior periods’ financial statements of changes in accounting principles, unless it is impracticable to determine either the period specific effects or the cumulative effect of the change. FAS 154 does not change the guidance for reporting the correction of an error in previously issued financial statements or the change in an accounting estimate. FAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

In June, 2005, the FASB ratified the consensus reached by the Emerging Issues Task Force (“EITF”) regarding EITF 04-05, “Investor’s Accounting for an Investment in a Limited Partnership When the Investor is the Sole General Partner and the Limited Partners Have Certain Rights.” The conclusion provides a framework for addressing the question of when a sole general partner, as defined in EITF 04-05, should consolidate a limited partnership. The EITF has concluded that the general partner of a limited partnership should consolidate a limited partnership unless (1) the limited partners possess substantive kick-out rights as defined in paragraph B20 of FIN 46R, or (2) the limited partners possess substantive participating rights similar to the rights described in Issue 96-16, “Investor’s Accounting for an Investee When the Investor has a Majority of the Voting Interest by the Minority Shareholder or Shareholders Have Certain Approval or Veto Rights.” In addition, the EITF concluded that the guidance should be expanded to include all limited partnerships, including those with multiple general partners. The Company will adopt EITF 04-05 as of January 1, 2006. The Operating Partnership’s adoption of the EITF will have no impact on the Operating Partnership’s results of operations, financial position or liquidity.

In June 2005, the FASB ratified the consensus reached by the EITF regarding EITF No. 05-6, “Determining the Amortization Period for Leasehold Improvements.” The guidance requires that leasehold improvements acquired in a business combination, or purchased subsequent to the inception of a lease, be amortized over the lesser of the useful life of the assets or a term that includes renewals that are reasonably assured at the date of the business combination of purchase. The guidance is effective for periods beginning after June 29, 2005. EITF 05-6 does not impact the Consolidated Operating Partnership’s results of operations, financial position, or liquidity.

Reclassification

Certain 2004 and 2003 items have been reclassified to conform to the 2005 presentation.

4.	Investments in and Advances to Other Real Estate Partnerships

The investments in and advances to Other Real Estate Partnerships reflects the Operating Partnership’s limited partnership equity interests in the entities referred to in Note 1 to these financial statements.

FIRST INDUSTRIAL, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Summarized condensed financial information as derived from the financial statements of the Other Real Estate Partnerships is presented below:

Condensed Combined Balance Sheets:

	December 31,	December 31,
	2005	2004

ASSETS
Assets:
Investment in Real Estate, Net	$309,013	$312,679
Other Assets, Net	87,866	39,829

Total Assets	396,879	352,508

LIABILITIES AND PARTNERS’ CAPITAL
Liabilities:
Mortgage Loans Payable	$2,380	$2,456
Other Liabilities	12,492	7,136

Total Liabilities	14,872	9,592
Partners’ Capital	382,007	342,916

Total Liabilities and Partners’ Capital	$396,879	$352,508

The following table discloses certain information regarding the industrial properties included in discontinued operations by the Other Real Estate Partnerships for the years ended December 31, 2005, 2004 and 2003, inclusive of the 12 industrial properties the Other Real Estate Partnerships sold from January 1, 2006 to June 30, 2006.

Condensed Combined Statements of Operations:

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2005	2004	2003

Total Revenues (including Interest Income)	$39,828	$35,208	$37,864
Property Expenses	(12,645)	(11,586)	(11,415)
Interest Expense	(175)	(178)	(256)
Amortization of Deferred Financing Costs	(4)	(3)	(3)
Depreciation and Other Amortization	(13,017)	(9,813)	(9,010)
Loss on Early Retirement of Debt	—	—	(1,466)
Equity in Income of Joint Ventures	—	1,461	—

Income from Continuing Operations	13,987	15,089	15,714

Income from Discontinued Operations (Including Gain on Sale of Real Estate of $29,213, $6,439 and $4,689 for the years ended December 31, 2005, 2004 and 2003	33,650	12,731	21,733

Gain on Sale of Real Estate	863	1,643	6,198

Net Income	$48,500	$29,463	$43,645

FIRST INDUSTRIAL, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

5.	Investments in Joint Ventures

On September 28, 1998, the Consolidated Operating Partnership, through a wholly-owned limited liability company in which the Operating Partnership is its sole member, entered into a joint venture arrangement (the “September 1998 Joint Venture”) with an institutional investor to invest in industrial properties. The Consolidated Operating Partnership, through wholly-owned limited liability companies in which the Operating Partnership is the sole member, owns a ten percent equity interest in the September 1998 Joint Venture and provides property and asset management services to the September 1998 Joint Venture. On or after October 2000, under certain circumstances, the Consolidated Operating Partnership has the right to purchase all of the properties owned by the September 1998 Joint Venture at a price to be determined in the future. The Consolidated Operating Partnership has not exercised this right.

On December 28, 2001, the Consolidated Operating Partnership, through a wholly-owned limited liability company in which the Operating Partnership is the sole member, entered into a joint venture arrangement (the “December 2001 Joint Venture”) with an institutional investor to invest in industrial properties. The Consolidated Operating Partnership, through wholly-owned limited liability companies of the Operating Partnership, owned a 15% equity interest in the December 2001 Joint Venture and provided property management services to the December 2001 Joint Venture. On August 27, 2004, the December 2001 Joint Venture sold its investment of 36 industrial properties, containing approximately 6.2 million square feet (unaudited) of GLA, to a third party for gross proceeds of approximately $349,750. Due to certain provisions in the operating agreement, the Consolidated Operating Partnership received distributions in excess of it’s 15% equity interest in the December 2001 Joint Venture. Due to the sale of all industrial properties, the Consolidated Operating Partnership recognized, in aggregate, approximately $34,767 from the Consolidated Operating Partnership’s 15% share of gain from the sale of the December 2001 Joint Venture’s properties and distributions received from the December 2001 Joint Venture in excess of the Consolidated Operating Partnership’s 15% equity interest. This amount is included in Equity in Income of Joint Ventures.

As a result of the sale on August 27, 2004 to a third party, the Consolidated Operating Partnership recognized the unamortized portion of the previously deferred gain from the original sales to the December 2001 Joint Venture, of approximately $4,375. These deferred gains are included in Equity in Income of Joint Ventures.

On May 16, 2003, the Operating Partnership, through a wholly-owned limited liability company in which the Operating Partnership is the sole member, entered into a joint venture arrangement (the “May 2003 Joint Venture”) with an institutional investor to invest in industrial properties. The Operating Partnership, through wholly-owned limited liability companies of the Operating Partnership, owns a 15% equity interest in the May 2003 Joint Venture and provides property management services to the May 2003 Joint Venture.

On March 18, 2005, the Consolidated Operating Partnership, through First Industrial Development Services, Inc., entered into a joint venture arrangement (the “March 2005 Joint Venture”) with an institutional investor to invest in, own, develop, redevelop and operate certain industrial properties. The Consolidated Operating Partnership, through wholly-owned limited liability companies of the Operating Partnership or First Industrial Development Services, Inc., owns a 10% equity interest in the March 2005 Joint Venture and provides property management, asset management, development management and leasing management services to the March 2005 Joint Venture.

On September 7, 2005, the Consolidated Operating Partnership, through First Industrial Development Services, Inc., entered into a joint venture arrangement (the “September 2005 Joint Venture”) with an institutional investor to invest in, own and operate certain industrial properties. The Consolidated Operating Partnership, through wholly-owned limited liability companies of the Operating Partnership or First Industrial Development Services, Inc., owns a 10% equity interest in the September 2005 Joint Venture and provides

FIRST INDUSTRIAL, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

property management, asset management, development management and leasing management services to the September 2005 Joint Venture.

As of December 31, 2005, the September 1998 Joint Venture owned 41 industrial properties comprising approximately 1.3 million square feet (unaudited) of GLA, the May 2003 Joint Venture owned 11 industrial properties comprising approximately 4.7 million square feet (unaudited) of GLA, the March 2005 Joint Venture owned 47 industrial properties comprising approximately 4.2 million square feet (unaudited) of GLA and several land parcels and the September 2005 Joint Venture owned 217 industrial properties comprising approximately 14.0 million square feet (unaudited) of GLA and several land parcels.

During the year ended December 31, 2005, the Consolidated Operating Partnership sold seven properties and several land parcels to the March 2005 Joint Venture comprising approximately 1.5 million square feet (unaudited) of GLA for a sales price of $89.0 million. The Consolidated Operating Partnership deferred 10% of the gain from the sale, which is equal to the Consolidated Operating Partnership’s economic interest in the March 2005 Joint Venture. In December 2005, the March 2005 Joint Venture sold a portion of a parcel of land to a third party. As a result of the sale, the Consolidated Operating Partnership recognized the unamortized portion of the previously deferred gain, net of tax, from the original sale to the March 2005 Joint Venture in Equity in Income of Joint Ventures. If the Consolidated Operating Partnership repurchases any of the seven properties or land parcels, the 10% deferral will be netted against the basis of the property purchased (which reduces the basis of the property).

During the year ended December 31, 2005, the Consolidated Operating Partnership earned acquisition fees from the May 2003 Joint Venture and the September 2005 Joint Venture. The Consolidated Operating Partnership deferred 15% of the acquisition fees earned from the May 2003 Joint Venture activity and 10% of the acquisition earned fees from the September 2005 Joint Venture activity. The deferrals reduced the Consolidated Operating Partnership’s investment in the joint ventures and are amortized into income over the life of the properties, generally 25 to 40 years.

At December 31, 2005 and 2004, the Consolidated Operating Partnership has a receivable from the Joint Ventures of $3,354 and $1,261, respectively, which mainly relate to development, property management and asset management fees due to the Consolidated Operating Partnership from the Joint Ventures and from borrowings made to the September 1998 Joint Venture.

During the years ended December 31, 2005, 2004 and 2003, the Consolidated Operating Partnership invested the following amounts in its Joint Ventures as well as received distributions and recognized fees from acquisition, disposition, property management, leasing, development and asset management services in the following amounts:

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2005	2004	2003

Contributions	$43,311	$3,676	$5,558
Distributions	$6,837	$50,525	$3,398
Fees	$8,301	$2,689	$2,173

FIRST INDUSTRIAL, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The combined summarized financial information of the investments in joint ventures is as follows

	December 31,	December 31,
	2005	2004

Condensed Combined Balance Sheets
Gross Real Estate Investment	$1,410,389	$120,633
Less: Accumulated Depreciation	(30,497)	(9,308)

Net Real Estate	1,379,892	111,325
Other Assets	256,233	16,637

Total Assets	$1,636,125	$127,962

Debt	$1,174,296	$88,398
Other Liabilities	46,962	5,711
Equity	414,867	33,853

Total Liabilities and Equity	$1,636,125	$127,962

Consolidated Operating Partnership’s share of Equity	$44,772	$4,580
Basis Differentials(1)	(442)	909

Carrying Value of the Consolidated Operating Partnership’s investments in joint ventures	$44,330	$5,489

(1)	This amount represents the aggregate difference between the Consolidated Operating Partnership’s historical cost basis and the basis reflected at the joint venture level. Basis differentials are primarily comprised of gain deferrals related to properties the Consolidated Operating Partnership sold to the Joint Ventures and certain acquisition costs which are not reflected at the joint venture level.

	Year Ended December 31,
	2005	2004	2003

Condensed Combined Statements of Operations
Total Revenues	$59,411	$32,353	$35,603
Expenses
Operating and Other	16,128	11,593	9,725
Interest	20,995	7,712	7,353
Depreciation and Amortization	32,150	12,540	17,585

Total Expenses	69,273	31,845	34,663

Gain (Loss) on Sale of Real Estate	10,761	81,431	(2,069)

Net Income (Loss)	899	81,939	(1,129)

Consolidated Operating Partnership’s share of Net Income	$3,698	$35,840	$539

6.  Mortgage Loans Payable, Net, Senior Unsecured Debt, Net and Unsecured Lines of Credit

Mortgage Loans Payable, Net

On March 20, 1996, the Consolidated Operating Partnership, through the Operating Partnership, assumed a $6,424 mortgage loan (the “Assumed Loan I”) and a $2,993 mortgage loan (the “Assumed Loan II”) (together, the “Assumed Loans”) that are collateralized by 12 properties in Indianapolis, Indiana and one

FIRST INDUSTRIAL, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

property in Indianapolis, Indiana, respectively. The Assumed Loans bear interest at a fixed rate of 9.25% and provide for monthly principal and interest payments based on a 16.75-year amortization schedule. The Assumed Loan I matures on September 1, 2009. The Assumed Loan II matures on January 1, 2013. The Assumed Loans may be prepaid only after December 1999 in exchange for the greater of a 1% prepayment fee or a yield maintenance premium.

On April 16, 1998, the Consolidated Operating Partnership, through the Operating Partnership, assumed a mortgage loan in the principal amount of $2,525 (the “Acquisition Mortgage Loan IV”). The Acquisition Mortgage Loan IV is collateralized by one property in Baltimore, Maryland, bears interest at a fixed rate of 8.95% and provides for monthly principal and interest payments based on a 20-year amortization schedule. The Acquisition Mortgage Loan IV matures on October 1, 2006. The Acquisition Mortgage Loan IV may be prepaid only after October 2001 in exchange for the greater of a 1% prepayment fee or a yield maintenance premium.

On April 1, 2002, the Consolidated Operating Partnership, through the Operating Partnership, assumed a mortgage loan in the principal amount of $5,814 (the “Acquisition Mortgage Loan VIII”). The Acquisition Mortgage Loan VIII is collateralized by one property in Rancho Dominguez, California, bears interest at a fixed rate of 8.26% and provides for monthly principal and interest payments based on a 22-year amortization schedule. The Acquisition Mortgage Loan VIII matures on December 1, 2019. The Acquisition Mortgage Loan VIII may be prepaid only after November 2004 in exchange for the greater of a 1% prepayment fee or yield maintenance premium.

On April 1, 2002, the Consolidated Operating Partnership, through the Operating Partnership, assumed a mortgage loan in the principal amount of $6,030 (the “Acquisition Mortgage Loan IX”). The Acquisition Mortgage Loan IX is collateralized by one property in Bloomington, Minnesota, bears interest at a fixed rate of 8.26% and provides for monthly principal and interest payments based on a 22-year amortization schedule. The Acquisition Mortgage Loan IX matures on December 1, 2019. The Acquisition Mortgage Loan IX may be prepaid only after November 2004 in exchange for the greater of a 1% prepayment fee or yield maintenance premium.

On May 1, 2003, the Consolidated Operating Partnership, through the Operating Partnership, assumed a mortgage loan in the amount of $14,157 (the “Acquisition Mortgage Loan X”). The Acquisition Mortgage Loan X is collateralized by one property in Hagerstown, Maryland, bears interest at a fixed rate of 8.25% and provides for monthly principal and interest payments based on a 30-year amortization schedule. The Acquisition Mortgage Loan X matures on December 1, 2010. In conjunction with the assumption of the Acquisition Mortgage Loan X, the Consolidated Operating Partnership recorded a premium in the amount of $2,927 which will be amortized over the remaining life of the Acquisition Mortgage Loan X as an adjustment to interest expense. Including the impact of the premium recorded, the Consolidated Operating Partnership’s effective interest rate on the Acquisition Mortgage Loan X is 5.00%. The Acquisition Mortgage Loan X may be prepaid only after November 2004 in exchange for the greater of a 3% prepayment fee or yield maintenance premium.

On September 12, 2003, the Consolidated Operating Partnership, through the Operating Partnership, assumed a mortgage loan in the amount of $4,269 (the “Acquisition Mortgage Loan XI”). The Acquisition Mortgage Loan XI was collateralized by one property in Downers Grove, Illinois, bore interest at a fixed rate of 7.61% and provided for monthly principal and interest payments based on a 30-year amortization schedule. In conjunction with the assumption of the Acquisition Mortgage Loan XI, the Consolidated Operating Partnership recorded a premium in the amount of $621 which was being amortized over the remaining life of the Acquisition Mortgage Loan XI as an adjustment to interest expense. The Acquisition Mortgage Loan XI may be prepaid only after June 2004 in exchange for the greater of a 1% prepayment fee or yield maintenance premium. On December 3, 2004, the Consolidated Operating Partnership paid off and retired the Acquisition Mortgage Loan XI. As this pay off and retirement was prior to the stated maturity date of the Acquisition

FIRST INDUSTRIAL, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Mortgage Loan XI, the Consolidated Operating Partnership wrote off unamortized deferred financing costs, a loan premium and paid a prepayment penalty in the aggregate amount of approximately $515.

On September 12, 2003, the Consolidated Operating Partnership, through the Operating Partnership, assumed a mortgage loan in the amount of $2,325 (the “Acquisition Mortgage Loan XII”). The Acquisition Mortgage Loan XII is collateralized by one property in Indianapolis, Indiana, bears interest at a fixed rate of 7.54% and provides for monthly principal and interest payments based on a 30 — year amortization schedule. The Acquisition Mortgage Loan XII matures on January 1, 2012. In conjunction with the assumption of the Acquisition Mortgage Loan XII, the Consolidated Operating Partnership recorded a premium in the amount of $317 which will be amortized over the remaining life of the Acquisition Mortgage Loan XII as an adjustment to interest expense. Including the impact of the premium recorded, the Consolidated Operating Partnership’s effective interest rate on the Acquisition Mortgage Loan XII is 5.51%. The Acquisition Mortgage Loan XII may be prepaid only after February 2004 in exchange for the greater of a 1% prepayment fee or yield maintenance premium.

On September 30, 2004, the Consolidated Operating Partnership assumed a mortgage loan in the amount of $12,057 and borrowed an additional $1,400 (collectively referred to as the “Acquisition Mortgage Loan XIII”). The Acquisition Mortgage Loan XIII is collateralized by three properties in Phoenix, Arizona, bears interest at a fixed rate of 5.60% and provides for monthly principal and interest payments based on a 30-year amortization schedule. The Acquisition Mortgage Loan XIII matures on November 10, 2012. In conjunction with the assumption of the Acquisition Mortgage Loan XIII, the Consolidated Operating Partnership recorded a premium in the amount of $467 which will be amortized over the remaining life of the Acquisition Mortgage Loan XIII as an adjustment to interest expense. On July 13, 2005, the Consolidated Operating Partnership sold the properties that collateralized the Acquisition Mortgage Loan XIII. In conjunction with the sale, the buyer assumed the Acquisition Mortgage Loan XIII and the Consolidated Operating Partnership paid $291 in fees related to the assignment of the Acquisition Mortgage Loan XIII. Consequently, the Consolidated Operating Partnership wrote-off the remaining premium on the note of $424. Both the $291 of fees and $424 premium write-off are included in the Gain on Early Retirement of Debt on the Consolidated Operating Partnership Statement of Operations.

On December 21, 2004, the Consolidated Operating Partnership assumed a mortgage loan in the amount of $6,187 (the “Acquisition Mortgage Loan XIV”). The Acquisition Mortgage Loan XIV is collateralized by six properties in Tampa, Florida, bears interest at a fixed rate of 6.94% and provides for monthly principal and interest payments based on a 20-year amortization schedule. The Acquisition Mortgage Loan XIV matures on July 1, 2009. In conjunction with the assumption of the Acquisition Mortgage Loan XIV, the Consolidated Operating Partnership recorded a premium in the amount of $553 which will be amortized over the remaining life of the Acquisition Mortgage Loan XIV as an adjustment to interest expense. Including the impact of the premium recorded, the Consolidated Operating Partnership’s effective interest rate on the Acquisition Mortgage Loan XIV is 4.58%. The Acquisition Mortgage Loan XIV may be prepaid in exchange for the greater of a 1% prepayment fee or yield maintenance premium.

On January 12, 2005, in conjunction with the acquisition of a parcel of land, the seller provided the Operating Partnership a mortgage loan in the amount of $1,167 (the “Acquisition Mortgage Loan XV”). The Acquisition Mortgage Loan XV is collateralized by a land parcel in Lebanon, TN, does not require principal payments prior to maturity on January 12, 2006 and has a 0% interest rate. Since the Acquisition Mortgage XV is non-interest bearing, a discount should be applied with an offsetting amount allocated to the basis of the land. The Consolidated Operating Partnership has concluded that the discount is not material and has not accounted for the discount or the land basis adjustment. The Acquisition Mortgage Loan XV was paid off and retired January 12, 2006 (See Note 17).

On March 31, 2005, the Consolidated Operating Partnership, through the Operating Partnership, assumed a mortgage loan in the amount of $1,977 (the “Acquisition Mortgage Loan XVI”). The Acquisition Mortgage

FIRST INDUSTRIAL, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Loan XVI is collateralized by one property in New Hope, MN, bears interest at a fixed rate of 5.50% and provides for monthly principal and interest payments based on a 20-year amortization schedule. The Acquisition Mortgage Loan XVI matures on September 30, 2024. In conjunction with the assumption of the Acquisition Mortgage Loan XVI, the Consolidated Operating Partnership recorded a premium in the amount of $32 which will be amortized as an adjustment to interest expense through March 31, 2009. Including the impact of the premium recorded, the Consolidated Operating Partnership’s effective interest rate on the Acquisition Mortgage Loan XVI is 5.30%. The Acquisition Mortgage Loan XVI may be prepaid on April 1, 2009 without incurring a prepayment fee.

On June 27, 2005, the Consolidated Operating Partnership, through the Operating Partnership, assumed a mortgage loan in the amount of $3,056 (the “Acquisition Mortgage Loan XVII”). The Acquisition Mortgage Loan XVII is collateralized by one property in Villa Rica, GA, bears interest at a fixed rate of 7.38% and provides for monthly principal and interest payments based on a 15-year amortization schedule. The Acquisition Mortgage Loan XVII matures on May 1, 2016. In conjunction with the assumption of the Acquisition Mortgage Loan XVII, the Consolidated Operating Partnership recorded a premium in the amount of $258 which will be amortized as an adjustment to interest expense through May 1, 2016. Including the impact of the premium recorded, the Consolidated Operating Partnership’s effective interest rate on the Acquisition Mortgage Loan XVII is 5.70%. The Acquisition Mortgage Loan XVII may not be prepaid until maturity without incurring a prepayment fee.

On June 30, 2005, the Consolidated Operating Partnership, through the Operating Partnership, assumed a mortgage loan in the amount of $6,513 (the “Acquisition Mortgage Loan XVIII”). The Acquisition Mortgage Loan XVIII is collateralized by one property in Hammonton, NJ, bears interest at a fixed rate of 7.58% and provides for monthly principal and interest payments based on a 20-year amortization schedule. The Acquisition Mortgage Loan XVIII matures on March 1, 2011. In conjunction with the assumption of the Acquisition Mortgage Loan XVIII, the Consolidated Operating Partnership recorded a premium in the amount of $749 which will be amortized as an adjustment to interest expense through November 30, 2010. Including the impact of the premium recorded, the Consolidated Operating Partnership’s effective interest rate on the Acquisition Mortgage Loan XVIII is 4.93%. The Acquisition Mortgage Loan XVIII may be prepaid on December 1, 2010 without incurring a prepayment fee.

Senior Unsecured Debt, Net

On May 13, 1997, the Consolidated Operating Partnership, through the Operating Partnership, issued $150,000 of senior unsecured debt which matures on May 15, 2007 and bears a coupon interest rate of 7.60% (the “2007 Notes”). The issue price of the 2007 Notes was 99.965%. Interest is paid semi-annually in arrears on May 15 and November 15. The Consolidated Operating Partnership, through the Operating Partnership, also entered into an interest rate protection agreement which was used to fix the interest rate on the 2007 Notes prior to issuance. The Consolidated Operating Partnership, through, the Operating Partnership, settled the interest rate protection agreement for a payment of approximately $41, which is included in other comprehensive income. The debt issue discount and the settlement amount of the interest rate protection agreement are being amortized over the life of the 2007 Notes as an adjustment to interest expense. Including the impact of the offering discount and the settlement amount of the interest rate protection agreement, the Consolidated Operating Partnership’s effective interest rate on the 2007 Notes is 7.61%.

On May 13, 1997, the Consolidated Operating Partnership, through the Operating Partnership, issued $100,000 of senior unsecured debt which matures on May 15, 2027, and bears a coupon interest rate of 7.15% (the “2027 Notes”). The issue price of the 2027 Notes was 99.854%. The 2027 Notes were redeemable, at the option of the holders thereof, on May 15, 2002. The Operating Partnership received redemption notices from holders representing $84,930 of the 2027 Notes outstanding. On May 15, 2002, the Consolidated Operating Partnership, through the Operating Partnership, paid off and retired $84,930 of the 2027 Notes. Interest is paid

FIRST INDUSTRIAL, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

semi-annually in arrears on May 15 and November 15. The Consolidated Operating Partnership, through the Operating Partnership, also entered into an interest rate protection agreement which was used to fix the interest rate on the 2027 Notes prior to issuance. The Consolidated Operating Partnership, through the Operating Partnership, settled the interest rate protection agreement for approximately $597 of proceeds, which is included in other comprehensive income. The debt issue discount and the settlement amount of the interest rate protection agreement are being amortized over the life of the 2027 Notes as an adjustment to interest expense. Including the impact of the offering discount and the settlement amount of the interest rate protection agreement, the Consolidated Operating Partnership’s effective interest rate on the 2027 Notes is 7.11%.

On May 22, 1997, the Consolidated Operating Partnership, through the Operating Partnership, issued $100,000 of senior unsecured debt which matured on May 15, 2011 and bore a coupon interest rate of 7.375% (the “2011 PATS”). The issue price of the 2011 PATS was 99.348%. The Consolidated Operating Partnership received approximately $1,781 from the holder of the 2011 PATS as consideration for the put option. The Consolidated Operating Partnership amortized the put option proceeds over the life of the put option as an adjustment to interest expense. The Consolidated Operating Partnership also entered into an interest rate protection agreement which was used to fix the interest rate on the 2011 PATS. The Consolidated Operating Partnership amortized the settlement amount of the interest rate protection agreement over the life of the 2011 PATS. Including the impact of the offering discount, the proceeds from the put option and the settlement amount of the interest rate protection agreement, the Consolidated Operating Partnership’s effective interest rate on the 2011 PATS was 7.26%. On May 17, 2004, the Consolidated Operating Partnership exchanged the 2014 Notes (hereinafter defined) for the 2011 PATS and net cash in the amount of $8,877. The Consolidated Operating Partnership retired the 2011 PATS.

On November 20, 1997, the Consolidated Operating Partnership, through the Operating Partnership, issued $50,000 of senior unsecured debt which matured on November 21, 2005 and bore a coupon interest rate of 6.90%, which is the effective interest rate (the “2005 Notes”). The issue price of the 2005 Notes was 100%. Interest was paid semi-annually in arrears on May 21 and November 21. The 2005 Notes contained certain covenants including limitation on incurrence of debt and debt service coverage. On November 21, 2005 the Consolidated Operating Partnership paid off and retired the 2005 Notes.

On December 8, 1997, the Consolidated Operating Partnership, through the Operating Partnership, issued $150,000 of senior unsecured debt which matures on December 1, 2006 and bears a coupon interest rate of 7.00% (the “2006 Notes”). The issue price of the 2006 Notes was 100%. Interest is paid semi-annually in arrears on June 1 and December 1. The Consolidated Operating Partnership, through the Operating Partnership, also entered into an interest rate protection agreement which was used to fix the interest rate on the 2006 Notes prior to issuance. The Consolidated Operating Partnership, through the Operating Partnership, settled the interest rate protection agreement for a payment of approximately $2,162, which is included in other comprehensive income. The settlement amount of the interest rate protection agreement is being amortized over the life of the 2006 Notes as an adjustment to interest expense. Including the impact of the settlement amount of the interest rate protection agreement, the Consolidated Operating Partnership’s effective interest rate on the 2006 Notes is 7.22%.

On December 8, 1997, the Consolidated Operating Partnership, through the Operating Partnership, issued $100,000 of senior unsecured debt which matures on December 1, 2017 and bears a coupon interest rate of 7.50% (the “2017 Notes”). The issue price of the 2017 Notes was 99.808%. Interest is paid semi-annually in arrears on June 1 and December 1. The Consolidated Operating Partnership is amortizing the debt issue discount over the life of the 2017 Notes as an adjustment to interest expense. Including the impact of the offering discount, the Consolidated Operating Partnership’s effective interest rate on the 2017 Notes is 7.52%.

On July 14, 1998, the Consolidated Operating Partnership, through the Operating Partnership, issued $200,000 of senior unsecured debt which matures on July 15, 2028 and bears a coupon interest rate of 7.60% (the “2028 Notes”). The issue price of the 2028 Notes was 99.882%. Interest is paid semi-annually in arrears on January 15 and July 15. The Consolidated Operating Partnership, through the Operating Partnership, also

FIRST INDUSTRIAL, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

entered into interest rate protection agreements which were used to fix the interest rate on the 2028 Notes prior to issuance. The Consolidated Operating Partnership, through the Operating Partnership, settled the interest rate protection agreements for a payment of approximately $11,504, which is included in other comprehensive income. The debt issue discount and the settlement amount of the interest rate protection agreements are being amortized over the life of the 2028 Notes as an adjustment to interest expense. Including the impact of the offering discount and the settlement amount of the interest rate protection agreement, the Consolidated Operating Partnership’s effective interest rate on the 2028 Notes is 8.13%. Approximately $50,000 of the 2028 Notes was purchased, through a broker/dealer, by an entity in which a Director of the Company owns less than a two percent interest.

On March 19, 2001, the Consolidated Operating Partnership, through the Operating Partnership, issued $200,000 of senior unsecured debt which matures on March 15, 2011 and bears a coupon interest rate of 7.375% (the “2011 Notes”). The issue price of the 2011 Notes was 99.695%. Interest is paid semi-annually in arrears on September 15 and March 15. The Consolidated Operating Partnership, through the Operating Partnership, also entered into an interest rate protection agreement which was used to fix the interest rate on the 2011 Notes prior to issuance. The Consolidated Operating Partnership, through the Operating Partnership, settled the interest rate protection agreement for approximately $371 of proceeds which is included in other comprehensive income. The debt issue discount and the settlement amount of the interest rate protection agreement are being amortized over the life of the 2011 Notes as an adjustment to interest expense. Including the impact of the offering discount and the settlement amount of the interest rate protection agreement, the Consolidated Operating Partnership’s effective interest rate on the 2011 Notes is 7.39%.

On April 15, 2002, the Consolidated Operating Partnership, through the Operating Partnership, issued $200,000 of senior unsecured debt which matures on April 15, 2012 and bears a coupon interest rate of 6.875% (the “2012 Notes”). The issue price of the 2012 Notes was 99.310%. Interest is paid semi-annually in arrears on April 15 and October 15. The Operating Partnership also entered into interest rate protection agreements which were used to fix the interest rate on the 2012 Notes prior to issuance. The Operating Partnership settled the interest rate protection agreements for approximately $1,772 of proceeds, which is included in other comprehensive income. The debt issue discount and the settlement amount of the interest rate protection agreements are being amortized over the life of the 2012 Notes as an adjustment to interest expense. Including the impact of the offering discount and the settlement amount of the interest rate protection agreement, the Consolidated Operating Partnership’s effective interest rate on the 2012 Notes is 6.85%.

On April 15, 2002, the Consolidated Operating Partnership, through the Operating Partnership, issued $50,000 of senior unsecured debt which matures on April 15, 2032 and bears a coupon interest rate of 7.75% (the “2032 Notes”). The issue price of the 2032 Notes was 98.660%. Interest is paid semi-annually in arrears on April 15 and October 15. The debt issue discount is being amortized over the life of the 2032 Notes as an adjustment to interest expense. Including the impact of the offering discount, the Consolidated Operating Partnership’s effective interest rate on the 2032 Notes is 7.87%.

On May 17, 2004, the Consolidated Operating Partnership, through the Operating Partnership, exchanged $125,000 of senior unsecured debt which matures on June 1, 2014 and bears a coupon interest rate of 6.42% (the “2014 Notes”) the 2011 PATS and net cash in the amount of $8,877. The issue price of the 2014 Notes was 99.123%. Interest is paid semi-annually in arrears on June 1 and December 1. The debt issue discount of the Notes is being amortized over the life of the 2014 Notes as an adjustment to interest expense. This exchange is being accounted for under EITF 96-19, “Debtor’s Accounting for a Modification or Exchange of Debt Instruments” (“EITF 96-19”). Under EITF 96-19, if the 2011 PATS and the 2014 Notes are not substantially different, the difference between the fair value of the 2011 PATS and the carrying value of the 2011 PATS, as well as the unamortized deferred financing costs of the 2011 PATS on the date of the exchange, is deferred and amortized over the life of the 2014 Notes. The Consolidated Operating Partnership is

FIRST INDUSTRIAL, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

amortizing this amount over the life of the 2014 Notes. Including the impact of the offering discount, the Consolidated Operating Partnership’s effective interest rate on the 2014 Notes is 6.54%.

On June 14, 2004, the Consolidated Operating Partnership, through the Operating Partnership, issued $125,000 of senior unsecured debt which matures on June 15, 2009 and bears a coupon interest rate of 5.25% (the “2009 Notes”). The issue price of the 2009 Notes was 99.826%. Interest is paid semi-annually in arrears on June 15 and December 15. The Consolidated Operating Partnership also entered into interest rate protection agreements which were used to fix the interest rate on the 2009 Notes prior to issuance. The Consolidated Operating Partnership settled the interest rate protection agreements for approximately $6,657 of proceeds, which is included in other comprehensive income. The debt issue discount and the settlement amount of the interest rate protection agreements are being amortized over the life of the 2009 Notes as an adjustment to interest expense. Including the impact of the offering discount and the settlement amount of the interest rate protection agreement, the Consolidated Operating Partnership’s effective interest rate on the 2009 Notes is 4.10%.

All of the Senior Unsecured Debt contains certain covenants, including limitations on incurrence of debt and debt service coverage.

Unsecured Lines of Credit

The Consolidated Operating Partnership has maintained an unsecured revolving line of credit facility since 1997 (the “Unsecured Line of Credit”). On August 23, 2005, the Operating Partnership amended and restated the 2004 Unsecured Line of Credit. The amended and restated unsecured line of credit (the “2005 Unsecured Line of Credit I”) matures on September 28, 2008, has a borrowing capacity of $500,000, with the right, subject to certain conditions, to increase the borrowing capacity up to $600,000 and bears interest at a floating rate of LIBOR plus .625%, or the Prime Rate, at the Operating Partnership’s election. The net unamortized deferred financing fees related to the Unsecured Line of Credit and any additional deferred financing fees incurred related to the 2005 Unsecured Line of Credit I are being amortized over the life of the 2005 Unsecured Line of Credit I in accordance with Emerging Issues Task Force Issue 98-14, “Debtor’s Accounting for Changes in Line-of-Credit or Revolving-Debt Arrangements”, except for $51, which represents the write off of deferred financing costs and is included in the gain from early retirement of debt. The 2005 Unsecured Line of Credit I contains certain financial covenants relating to debt service coverage, market value net worth, dividend payout ratio and total funded indebtedness.

In December 2005, the Operating Partnership, entered into another unsecured line of credit (the “2005 Unsecured Line of Credit II”; together with the 2005 Unsecured Line of Credit I, the “Unsecured Lines of Credit”). The 2005 Unsecured Line of Credit II has a borrowing capacity of $125,000 and matures on March 15, 2006. The 2005 Unsecured Line of Credit II provides for interest only payments at LIBOR plus .625% or at Prime, at the Operating Partnership’s election. The Operating Partnership, paid off and retired the 2005 Unsecured Line of Credit II in January 2006 (See Note 17).

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table discloses certain information regarding the Consolidated Operating Partnership’s mortgage loans, senior unsecured debt and unsecured line of credit:

	Outstanding Balance at				Accrued Interest Payable at		Interest Rate at
	December 31,		December 31,		December 31,	December 31,	December 31,	Maturity
	2005		2004		2005	2004	2005	Date

Mortgage Loans Payable, Net
Assumed Loan I	$2,320		$2,874		$—	$22	9.250%	09/01/09
Assumed Loan II	1,805		1,995		—	15	9.250%	01/01/13
Acquisition Mortgage Loan IV	1,936		2,037		14	15	8.950%	10/01/06
Acquisition Mortgage Loan VIII	5,308		5,461		37	38	8.260%	12/01/19
Acquisition Mortgage Loan IX	5,505		5,664		38	39	8.260%	12/01/19
Acquisition Mortgage Loan X	15,733	(1)	16,251	(1)	98	99	8.250%	12/01/10
Acquisition Mortgage Loan XII	2,503	(1)	2,565	(1)	15	15	7.540%	01/01/12
Acquisition Mortgage Loan XIII	—	(3)	13,862	(1)	—	42	5.600%	11/10/12
Acquisition Mortgage Loan XIV	6,392	(1)	6,740	(1)	34	13	6.940%	07/01/09
Acquisition Mortgage Loan XV	1,167		—		—	—	0.000%	01/12/06
Acquisition Mortgage Loan XVI	1,960	(1)	—		9	—	5.500%	09/30/24
Acquisition Mortgage Loan XVII	3,209	(1)	—		18	—	7.375%	05/01/16
Acquisition Mortgage Loan XVIII	7,091	(1)	—		42	—	7.580%	03/01/11

Total	$54,929		$57,449		$305	$298

Senior Unsecured Debt, Net
2005 Notes	$—	(4)	$50,000		$—	$383	6.900%	11/21/05
2006 Notes	150,000		150,000		875	875	7.000%	12/01/06
2007 Notes	149,992	(2)	149,988	(2)	1,456	1,456	7.600%	05/15/07
2017 Notes	99,886	(2)	99,876	(2)	625	625	7.500%	12/01/17
2027 Notes	15,054	(2)	15,053	(2)	138	138	7.150%	05/15/27
2028 Notes	199,823	(2)	199,815	(2)	7,009	7,009	7.600%	07/15/28
2011 Notes	199,685	(2)	199,624	(2)	4,343	4,343	7.375%	03/15/11
2012 Notes	199,132	(2)	198,994	(2)	2,903	2,903	6.875%	04/15/12
2032 Notes	49,413	(2)	49,390	(2)	818	818	7.750%	04/15/32
2009 Notes	124,849	(2)	124,806	(2)	292	292	5.250%	06/15/09
2014 Notes	111,059	(2)	109,978	(2)	669	669	6.420%	06/01/14

Total	$1,298,893		$1,347,524		$19,128	$19,511

Unsecured Lines of Credit
2005 Unsecured Line of Credit I	$332,500		$167,500		$1,833	$549	4.845%	09/28/08
2005 Unsecured Line of Credit II	125,000		—		232	—	4.995%	03/15/06

Total	$457,500		$167,500		$2,065	$549

(1)	At December 31, 2005, the Acquisition Mortgage Loan X, the Acquisition Mortgage Loan XII, the Acquisition Mortgage Loan XIV, the Acquisition Mortgage Loan XVI, the Acquisition Mortgage Loan XVII, the Acquisition Mortgage Loan XVIII, includes unamortized premiums of $1,909, $228, $432, $26, $246, and $681, respectively. At December 31, 2004, the Acquisition Mortgage Loan X, the Acquisition Mortgage Loan XII,the Acquisition Mortgage Loan XIII, and the Acquisition Mortgage Loan XIV include unamortized premiums of $2,291, $267, $453 and $553, respectively.

FIRST INDUSTRIAL, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(2)	At December 31, 2005, the 2007 Notes, 2017 Notes, 2027 Notes, 2028 Notes, 2011 Notes, 2012 Notes, 2032 Notes, 2009 Notes and the 2014 Notes are net of unamortized discounts of $8, $114, $16, $177, $315, $868, $587, $151, and $13,941, respectively. At December 31, 2004, the 2007 Notes, 2017 Notes, 2027 Notes, 2028 Notes, the 2011 Notes, 2012 Notes, 2032 Notes, 2009 Notes and the 2014 Notes are net of unamortized discounts of $12, $124, $17, $185, $376, $1,006, $610, $194 and $15,022, respectively.

(3)	On July 13, 2005, the Acquisition Mortgage Loan XIII was assumed by a third party in connection with the sale of the properties that collateralized the loan.

(4)	On November 21, 2005, the 2005 Notes were paid off and retired.

The following is a schedule of the stated maturities and scheduled principal payments of the mortgage loans, senior unsecured debt and unsecured lines of credit, exclusive of premiums and discounts, for the next five years ending December 31, and thereafter:

Amount

2006	$280,028
2007	152,153
2008	334,833
2009	132,195
2010	15,240
Thereafter	909,528

Total	$1,823,977

Fair Value

At December 31, 2005 and 2004, the fair value of the Consolidated Operating Partnership’s mortgage loans payable, senior unsecured debt and unsecured lines of credit were as follows:

	December 31, 2005		December 31, 2004
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value

Mortgage Loans Payable	$54,929	$56,455	$57,449	$60,286
Senior Unsecured Debt	1,298,893	1,415,268	1,347,524	1,503,012
Unsecured Lines of Credit	457,500	457,500	167,500	167,500

Total	$1,811,322	$1,929,223	$1,572,473	$1,730,798

The fair value of the senior unsecured debt was determined by quoted market prices, if available. The fair values of the Consolidated Operating Partnership’s senior unsecured debt not valued by quoted market prices and mortgage loans payable were determined by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. The fair value of the Unsecured Lines of Credit was equal to its carrying value due to the variable interest rate nature of the loans.

Other Comprehensive Income

In conjunction with the prior issuances of senior unsecured debt, the Consolidated Operating Partnership, through the Operating Partnership, entered into interest rate protection agreements to fix the interest rate on anticipated offerings of senior unsecured debt (the “Interest Rate Protection Agreements”). In the next

FIRST INDUSTRIAL, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

12 months, the Consolidated Operating Partnership will amortize approximately $1,077 of the Interest Rate Protection Agreements into net income as a decrease to interest expense.

In March 2004, the Consolidated Operating Partnership, through the Operating Partnership, entered into an interest rate protection agreement which fixed the interest rate on a forecasted offering of unsecured debt which it designated as a cash flow hedge. This interest rate protection agreement had a notional value of $73,500, was effective from July 1, 2004 through July 1, 2009 and fixed the LIBOR rate at 3.354%. In conjunction with the offering of the 2009 Notes, the Consolidated Operating Partnership settled this interest rate protection agreement and received proceeds in the amount of $3,817, which is recognized in other comprehensive income. The Consolidated Operating Partnership is amortizing this settlement amount into net income over the life of the 2009 Notes as an adjustment to interest expense.

In March 2004, the Consolidated Operating Partnership, through the Operating Partnership, entered into another interest rate protection agreement which fixed the interest rate on a forecasted offering of unsecured debt which it designated as a cash flow hedge. This interest rate protection agreement had a notional value of $73,500, was effective from August 15, 2004 through August 15, 2009 and fixed the LIBOR rate at 3.326%. In May 2004, the Consolidated Operating Partnership reduced the projected amount of the future debt offering and settled $24,500 of this interest rate protection agreement for proceeds in the amount of $1,450 which is recognized in net income as mark-to-market/gain on settlement of interest rate protection agreements. In conjunction with the offering of the 2009 Notes, the Consolidated Operating Partnership settled the remaining $49,000 of this interest rate protection agreement and received proceeds in the amount of $2,840, which is recognized in other comprehensive income. The Consolidated Operating Partnership is amortizing this settlement amount into net income over the life of the 2009 Notes as an adjustment to interest expense.

In October 2004, the Consolidated Operating Partnership, through the Operating Partnership, entered into an interest rate protection agreement which fixed the interest rate on a forecasted offering of unsecured debt which it designated as a cash flow hedge. This interest rate protection agreement had a notional value of $48,980, was effective from January 5, 2005 through January  5, 2010 and fixed the LIBOR rate at 3.909%. In November 2004, the Consolidated Operating Partnership settled the interest rate protection agreement for proceeds of $310 due to a delay in the forecasted debt issuance date. Hedge ineffectiveness in the amount of $133, due to a mismatch in forecasted debt issuance dates, was recognized in net income. The remaining $159 was included in other comprehensive income and was reclassified into net income for the year ended December 31, 2005 as the hedge no longer qualified for hedge accounting.

In January 2005, the Consolidated Operating Partnership, through First Industrial Development Services, Inc., entered into an interest rate protection agreement which hedged the change in value of a build to suit development project the Consolidated Operating Partnership is in the process of constructing. This interest rate protection agreement has a notional value of $50,000, is based on the five year treasury, has a strike rate of 3.936% and settles on October 4, 2005. Per FASB Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“FAS 133”), fair value and cash flow hedge accounting for hedges of non-financial assets and liabilities is limited to hedges of the risk of changes in the market price of the entire hedged item because changes in the price of an ingredient or component of a non-financial item generally do not have a predictable, separately measurable effect on the price of the item. Since the interest rate protection agreement is hedging a component of the change in value of the build to suit development, the interest rate protection agreement did not qualify for hedge accounting and the change in value of the interest rate protection agreement was recognized immediately in net income as opposed to other comprehensive income. On October 4, 2005 the Consolidated Operating Partnership settled the interest rate protection agreement for proceeds of $675. The settlement was recognized in mark-to-market/gain on settlement of interest rate protection agreements for the year ended December 31, 2005.

In October 2005, the Consolidated Operating Partnership, through First Industrial Development Services, Inc., entered into an interest rate protection agreement which hedged the change in value of a build to suit

FIRST INDUSTRIAL, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

development project the Consolidated Operating Partnership is in the process of constructing. This interest rate protection agreement has a notional value of $50,000, is based on the three Month LIBOR rate, has a strike rate of 4.8675%, and has an effective date of December 30, 2005 and a termination date of December 30, 2010. Per FAS 133, fair value and cash flow hedge accounting for hedges of non-financial assets and liabilities is limited to hedges of the risk of changes in the market price of the entire hedged item because changes in the price of an ingredient or component of a non-financial item generally do not have a predictable, separately measurable effect on the price of the item. Since the interest rate protection agreement is hedging a component of the change in value of the build to suit development, the interest rate protection agreement does not qualify for hedge accounting and the change in value of the interest rate protection agreement will be recognized immediately in net income as opposed to other comprehensive income. The Consolidated Operating Partnership recognized $16 in net loss from the mark-to-market of the interest rate protection agreement for the year ended December 31, 2005. See Note 17 for further disclosure on the settlement of the interest rate protection agreement.

In December 2005, the Consolidated Operating Partnership entered into three interest rate protection agreements which fixed the interest rate on a forecasted offering of unsecured debt which it designated as cash flow hedges. Two of the interest rate protection agreements each had a notional value of $48,700 and were effective from December 30, 2005 through December 30, 2015. The interest rate protection agreements fixed the LIBOR rate at 5.066% and 5.067%. The third interest rate protection agreement had a notional value of $48,700, is effective from January 19, 2006 through January 19, 2016, and fixed the LIBOR rate at 4.992%. The Consolidated Operating Partnership recognized a loss of $1,414 in other comprehensive income related to the mark-to-market of these interest rate protection agreements at December 31, 2005 as the interest rate protection agreements are highly effective based on the hypothetical derivative method. See Note 17 for further disclosure on the settlement of these interest rate protection agreements in January 2006 in conjunction with the issuance of senior unsecured debt.

7.	Partners’ Capital

The Operating Partnership has issued general partnership units and limited partnership units (together, the “Units”) and preferred general partnership units. The general partnership units resulted from capital contributions from the Company. The limited partnership units are issued in conjunction with the acquisition of certain properties (see discussion below). Subject to lock-up periods and certain adjustments, limited partnership units are convertible into common stock, $.01 par value, of the Company on a one-for-one basis or cash at the option of the Company. The preferred general partnership units result from preferred capital contributions from the Company. The preferred general partnership units had an aggregate liquidation priority of $312,500 and $125,000 as of December 31, 2005 and 2004, respectively. The Operating Partnership is required to make all required distributions on the preferred general partnership units prior to any distribution of cash or assets to the holders of the Units. The consent of the holder of the limited partnership units is required to alter such holder’s rights as to allocations and distributions, to alter or modify such holder’s rights with respect to redemption, to cause the early termination of the Consolidated Operating Partnership, or to amend the provisions of the partnership agreement which requires such consent.

Unit Contributions:

On December 9, 2005, the Company issued 1,250,000 shares of $.01 par value common stock (the “December 2005 Equity Offering”). The net proceeds of $48,775 received from the December 2005 Equity Offering were contributed to the Operating Partnership in exchange for 1,250,000 Units and are reflected in the Operating Partnership’s financial statements as a general partner contribution.

On September 16, 2004, the Company and the Operating Partnership entered into a sales agreement to sell up to 3,900,000 shares of the Company’s common stock from time to time with Cantor Fitzgerald & Co.,

FIRST INDUSTRIAL, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

as sales agent, in a controlled equity offering program. During the year ended December 31, 2004, the Company issued 1,333,600 shares of common stock under the controlled equity offering program and received net proceeds of $48,820. The Company contributed the net proceeds to the Consolidated Operating Partnership and the Consolidated Operating Partnership, through the Operating Partnership, issued Units to the Company in the same amount.

For the year ended December 31, 2005, the Operating Partnership issued 366,472 Units valued, in the aggregate, at $14,698 in exchange for interests in certain properties. These contributions are reflected in the Consolidated Operating Partnership’s financial statements as limited partner contributions.

For the year ended December 31, 2003, certain employees of the Company exercised 531,473 non-qualified employee stock options. Net proceeds to the Company approximated $14,799. The gross proceeds from the option exercises were contributed to the Operating Partnership in exchange for Units and are reflected in the Consolidated Operating Partnership’s financial statements as a general partner contribution.

For the year ended December 31, 2004, certain employees of the Company exercised 1,663,652 non-qualified employee stock options. Net proceeds to the Company approximated $37,301. The gross proceeds from the option exercises were contributed to the Operating Partnership in exchange for Units and are reflected in the Consolidated Operating Partnership’s financial statements as a general partner contribution.

For the year ended December 31, 2005, certain employees of the Company exercised 248,881 non-qualified employee stock options. Net proceeds to the Company approximated $6,698. The gross proceeds from the option exercises were contributed to the Operating Partnership in exchange for Units and are reflected in the Consolidated Operating Partnership’s financial statements as a general partner contribution.

The following table is a roll-forward of the General Partnership and Limited Partnership units outstanding, including unvested restricted units, for the three years ended December 31, 2005:

General Partnership and
Limited Partnership
Units Outstanding

Balance at December 31, 2002	45,410,277
Issuance of General Partner Units	542,744
Issuance of General Partner Restricted Units	704,844
Repurchase and Retirement of Restricted Units	(66,183)
Purchase of General Partnership Units	(37,300)

Balance at December 31, 2003	46,554,382

Issuance of General Partner Units	2,621,082
Issuance of General Partner Restricted Units	216,617
Repurchase and Retirement of Restricted Units	(102,076)

Balance at December 31, 2004	49,290,005

Issuance of General Partner Units	1,480,942
Issuance of General Partner Restricted Units	200,042
Repurchase and Retirement of Restricted Units	(152,009)
Issuance of Limited Partner Units	366,472

Balance at December 31, 2005	51,185,452

FIRST INDUSTRIAL, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Preferred Contributions:

On June 6, 1997, the Company issued 2,000,000 Depositary Shares, each representing 1/100th of a share of the Company’s 8 5/8%, $.01 par value, Series C Cumulative Preferred Stock (the “Series C Preferred Stock”), at an initial offering price of $25 per Depositary Share. The net proceeds of $47,997 received from the Series C Preferred Stock were contributed to the Consolidated Operating Partnership in exchange for 8 5/8% Series C Cumulative Preferred Units (the “Series C Preferred Units”) and are reflected in the Consolidated Operating Partnership’s financial statements as a general partner preferred unit contribution.

On February 4, 1998, the Company issued 5,000,000 Depositary Shares, each representing 1/100th of a share of the Company’s 7.95%, $.01 par value, Series D Cumulative Preferred Stock (the “Series D Preferred Stock”), at an initial offering price of $25.00 per Depositary Share. The net proceeds of $120,562 received from the Series D Preferred Stock were contributed to the Operating Partnership in exchange for 7.95% Series D Cumulative Preferred Units (the “Series D Preferred Units”). On or after February 4, 2003, the Series D Preferred Stock became redeemable for cash at the option of the Company, in whole or in part, at a redemption price equivalent to $25.00 per Depositary Share, or $125,000 in the aggregate, plus dividends accrued and unpaid to the redemption date. The Company redeemed the Series D Preferred Stock on June  7, 2004 at a redemption price of $25.00 per Depositary Share and paid a prorated second quarter dividend of $.36990 per Depositary Share, totaling approximately $1,850. The Series D Preferred Units were redeemed on June 7, 2004 as well. In accordance with EITF D-42, due to the redemption of the Series D Preferred Units, the initial offering costs associated with the issuance of the Series D Preferred Units of $4,467 were reflected as a deduction from net income to arrive at net income available to unitholders in determining earnings per unit for the year ended December 31, 2004.

On March 18, 1998, the Company issued 3,000,000 Depositary Shares, each representing 1/100th of a share of the Company’s 7.90%, $.01 par value, Series E Cumulative Preferred Stock (the “Series E Preferred Stock”), at an initial offering price of $25.00 per Depositary Share. The net proceeds of $72,138 received from the Series E Preferred Stock were contributed to the Operating Partnership in exchange for 7.90% Series E Cumulative Preferred Units (the “Series E Preferred Units”). On or after March 18, 2003, the Series E Preferred Stock became redeemable for cash at the option of the Company, in whole or in part, at a redemption price equivalent to $25.00 per Depositary Share, or $75,000 in the aggregate, plus dividends accrued and unpaid to the redemption date. The Company redeemed the Series E Preferred Stock on June  7, 2004 at a redemption price of $25.00 per Depositary Share and paid a prorated second quarter dividend of $.36757 per Depositary Share, totaling approximately $1,103. The Series E Preferred Units were redeemed on June 7, 2004 as well. In accordance with EITF D-42, due to the redemption of the Series E Preferred Units, the initial offering costs associated with the issuance of the Series E Preferred Units of $2,892 were reflected as a deduction from net income to arrive at net income available to unitholders in determining earnings per unit for the year ended December 31, 2004.

On May 27, 2004, the Company issued 50,000 Depositary Shares, each representing 1/100th of a share of the Company’s 6.236%, $.01 par value, Series F Flexible Cumulative Redeemable Preferred Stock (the “Series F Preferred Stock”), at an initial offering price of $1,000.00 per Depositary Share for gross proceeds of $50,000. Net of offering costs, the Company received net proceeds of $49,075 from the issuance of the Series F Preferred Stock which were contributed to the Operating Partnership in exchange for 6.236% Series F Cumulative Preferred Units (the “Series F Preferred Units”) and are reflected in the Consolidated Operating Partnership’s financial statements as general partner preferred unit contribution. Dividends on the Series F Preferred Stock are cumulative from the date of initial issuance and are payable semi-annually in arrears for the period from the date of original issuance through March 31, 2009 (the “Series F Initial Fixed Rate Period”), commencing on September 30, 2004, at a rate of 6.236% per annum of the liquidation preference (the “Series F Initial Distribution Rate”) (equivalent to $62.36 per Depositary Share). On or after March 31, 2009, the Series F Initial Distribution Rate is subject to reset, at the Company’s option, subject to certain

FIRST INDUSTRIAL, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

conditions and parameters, at fixed or floating rates and periods. Fixed rates and periods will be determined through a remarketing procedure. Floating rates during floating rate periods will equal 2.375% (the initial credit spread), plus the greater of (i) the 3-month LIBOR Rate, (ii) the 10-year Treasury CMT Rate (as defined in the Articles Supplementary), and (iii) the 30-year Treasury CMT Rate (the adjustable rate)(as defined in the Articles Supplementary), reset quarterly. Dividends on the Series F Preferred Stock are payable semi-annually in arrears for fixed rate periods subsequent to the Series F Initial Fixed Rate Period and quarterly in arrears for floating rate periods. With respect to the payment of dividends and amounts upon liquidation, dissolution or winding up, the Series F Preferred Stock ranks senior to payments on the Company’s Common Stock and pari passu with the Company’s Series C Preferred Stock, Series G Preferred Stock (hereinafter defined) and Series I Preferred Stock (hereinafter defined). On or after March 31, 2009, subject to any conditions on redemption applicable in any fixed rate period subsequent to the Series F Initial Fixed Rate Period, the Series F Preferred Stock is redeemable for cash at the option of the Company, in whole or in part, at a redemption price equivalent to $1,000.00 per Depositary Share, or $50,000 in the aggregate, plus dividends accrued and unpaid to the redemption date. The Series F Preferred Stock has no stated maturity and is not convertible into any other securities of the Company.

On May 27, 2004, the Company issued 25,000 Depositary Shares, each representing 1/100th of a share of the Company’s 7.236%, $.01 par value, Series G Flexible Cumulative Redeemable Preferred Stock (the “Series G Preferred Stock”), at an initial offering price of $1,000.00 per Depositary Share for gross proceeds of $25,000. Net of offering costs, the Company received net proceeds of $24,512 from the issuance of the Series G Preferred Stock which were contributed to the Operating Partnership in exchange for 7.236% Series G Cumulative Preferred Units (the “Series G Preferred Units”) and are reflected in the Consolidated Operating Partnership’s financial statements as general partner preferred unit contribution. Dividends on the Series G Preferred Stock are cumulative from the date of initial issuance and are payable semi-annually in arrears for the period from the date of original issuance of the Series G Preferred Stock through March 31, 2014 (the “Series G Initial Fixed Rate Period”), commencing on September 30, 2004, at a rate of 7.236% per annum of the liquidation preference (the “Series G Initial Distribution Rate”) (equivalent to $72.36 per Depositary Share). On or after March 31, 2014, the Series G Initial Distribution Rate is subject to reset, at the Company’s option, subject to certain conditions and parameters, at fixed or floating rates and periods. Fixed rates and periods will be determined through a remarketing procedure. Floating rates during floating rate periods will equal 2.500% (the initial credit spread), plus the greater of (i) the 3-month LIBOR Rate, (ii) the 10-year Treasury CMT Rate (as defined in the Articles Supplementary), and (iii) the 30-year Treasury CMT Rate (the adjustable rate)(as defined in the Articles Supplementary), reset quarterly. Dividends on the Series G Preferred Stock are payable semi-annually in arrears for fixed rate periods subsequent to the Series G Initial Fixed Rate Period and quarterly in arrears for floating rate periods. With respect to the payment of dividends and amounts upon liquidation, dissolution or winding up, the Series G Preferred Stock ranks senior to payments on the Company’s Common Stock and pari passu with the Company’s Series C Preferred Stock, Series F Preferred Stock and Series I Preferred Stock (hereinafter defined). On or after March 31, 2014, subject to any conditions on redemption applicable in any fixed rate period subsequent to the Series G Initial Fixed Rate Period, the Series G Preferred Stock is redeemable for cash at the option of the Company, in whole or in part, at a redemption price equivalent to $1,000.00 per Depositary Share, or $25,000 in the aggregate, plus dividends accrued and unpaid to the redemption date. The Series G Preferred Stock has no stated maturity and is not convertible into any other securities of the Company.

On June 2, 2004, the Company issued 500 shares of 2.965% $.01 par value, Series H Flexible Cumulative Redeemable Preferred Stock (the “Series H Preferred Stock”), at an initial offering price of $250,000 per share for gross proceeds of $125,000. Net of offering costs, the Company received net proceeds of $120,837 from the issuance of the Series H Preferred Stock which were contributed to the Consolidated Operating Partnership in exchange for Series H Cumulative Preferred Units (the “Series H Preferred Units”) and are reflected in the Consolidated Operating Partnership’s financial statements as a general partner preferred unit contribution. On

FIRST INDUSTRIAL, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

or after July 2, 2004, the Series H Preferred Stock became redeemable for cash at the option of the Company, in whole but not in part, at a redemption price equivalent, initially, to $242,875 per share plus accrued and unpaid dividends. The Company redeemed the Series H Preferred Stock on July 2, 2004 and paid a prorated second and third quarter dividend of $629.555 per share, totaling approximately $315. The Series H Preferred Units were redeemed on July 2, 2004 as well. In accordance with EITF D-42, due to the redemption of the Series H Preferred Units, the initial offering costs associated with the issuance of the Series H Preferred Units of $600 is reflected as a deduction from net income to arrive at net income available to unitholders in determining earnings per Unit for the year ended December 31, 2004.

On November 8, 2005 and November 18, 2005, the Company issued 600 and 150 Shares, respectively, of $.01 par value, Series I Flexible Cumulative Redeemable Preferred Stock, (the “Series I Preferred Stock”), in a private placement at an initial offering price of $250,000 per share for an aggregate initial offering price of $187,500. Net of offering costs, the Company received net proceeds of $181,484 million from the issuance of the Series I Preferred Stock which were contributed to the Operating Partnership in exchange for Series I Cumulative Preferred Units (the “Series I Preferred Units”) and are reflected in the Consolidated Operating Partnership’s financial statements as general partner preferred unit contribution. Dividends on the Series I Depositary Shares are payable monthly in arrears commencing December 31, 2005 at an initial dividend rate of One-Month LIBOR plus 1.25%, subject to reset on the four-month, six-month and one year anniversary of the date of issuance. With respect to the payment of dividends and amounts upon liquidation, dissolution or winding up, the Series I Preferred Stock ranks senior to payments on the Company’s Common Stock and pari passu with the Company’s Series C Preferred Stock, Series F Preferred Stock and Series G Preferred Stock. See Note 17 for further disclosure on the redemption of the Series I Preferred Units in January 2006.

Distributions:

On January 24, 2005, the Operating Partnership paid a fourth quarter 2004 distribution of $0.6950 per Unit, totaling approximately $34,255. On April 18, 2005, the Operating Partnership paid a first quarter 2005 distribution of $0.6950 per Unit, totaling approximately $34,339. On July 18, 2005, the Operating Partnership paid a second quarter 2005 distribution of $0.6950 per Unit, totaling approximately $34,485. On October 17, 2005, the Operating Partnership paid a third quarter 2005 distribution of $0.6950 per Unit, totaling approximately $34,593.

On March 31, 2005, the Operating Partnership paid first quarter 2005 distributions of $53.906 per Unit on its 8.625% Series C Preferred Units, a semi-annual distribution of $3,118.00 per Unit on its Series F Preferred Units and a semi-annual distribution of $3,618.00 per Unit on its Series G Preferred Units. The preferred unit distributions paid on March 31, 2005, totaled approximately $3,542. On June 30, 2005, the Operating Partnership paid second quarter 2005 distributions of $53.906 per Unit Series C Preferred Units, totaling approximately $1,078 and accrued dividends of $780 on its Series F Preferred Units and $452 on its Series G Preferred Units. On September 30, 2005, the Operating Partnership paid third quarter 2005 distributions of $53.906 per Unit on its 8.625% Series C Cumulative preferred Units, a semi-annual distribution of $3,118.00 per Unit on its Series F Preferred Units and a semi-annual distribution of $3,618.00 per Unit on its Series G Preferred Units. The preferred unit distributions paid on September 30, 2005, total approximately $3,542.

On January 19, 2004, the Operating Partnership paid a fourth quarter 2003 distribution of $.6850 per Unit, totaling approximately $31,889. On April 19, 2004, the Operating Partnership paid a first quarter 2004 distribution of $.6850 per Unit, totaling approximately $32,724. On July 19, 2004, the Operating Partnership paid a second quarter 2003 distribution of $.6850 per Unit, totaling approximately $32,737. On October 18, 2004, the Operating Partnership paid a third quarter 2004 distribution of $.6850 per Unit, totaling approximately $32,872.

FIRST INDUSTRIAL, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

On March 31, 2004, the Operating Partnership paid first quarter 2004 distributions of $53.906 per Unit on its 8.625% Series C Preferred Units, $49.688 per Unit on its Series D Preferred Units and $49.375 per Unit on its Series E Preferred Units. The preferred unit distributions paid on March 31, 2004, totaled approximately $5,044. On June 30, 2004 the Operating Partnership paid a second quarter 2004 distribution of $53.906 per Unit on its Series C Preferred Units, totaling approximately $1,078. On September 30, 2004, the Operating Partnership paid a third quarter 2004 distribution of $53.906 per Unit on its Series C Preferred Units, a pro rata distribution for the period May 27, 2004 through September 30, 2004 of $2,165.28 per Unit on its Series F Preferred Units and a pro rata distribution for the period May 27, 2004 through September 30, 2004 of $2,512.50 per Unit on its Series G Preferred Units. The preferred unit distribution paid on September 30, 2004, totaled approximately, $2,788. On December 31, 2004 the Operating Partnership paid a fourth quarter 2004 distribution of $53.906 per Unit on its Series C Preferred Units, totaling approximately $1,078 and accrued dividends of $780 on its Series F Preferred Units and $452 on its Series G Preferred Units.

Repurchase of Units:

In March 2000, the Company’s Board of Directors approved the repurchase of up to $100,000 of the Company’s common stock. The Company may make purchases from time to time, if price levels warrant, in the open market or in privately negotiated transactions. During the year ended December 31, 2003, the Company repurchased 37,300 shares of its common stock at a weighted average price of approximately $26.73 per share. The Operating Partnership repurchased general partnership units from the Company in the same amount.

8.	Acquisition and Development of Real Estate

In 2003, the Consolidated Operating Partnership acquired 62 industrial properties comprising, in the aggregate, approximately 6.3 million square feet (unaudited) of GLA and several land parcels for a total purchase price of approximately $219,091, excluding costs incurred in conjunction with the acquisition of properties. The Consolidated Operating Partnership also substantially completed development of 33 properties comprising approximately 3.2 million square feet (unaudited) of GLA at a cost of approximately $156,268. The Consolidated Operating Partnership reclassed the costs of substantially completed developments from construction in progress to building, tenant improvements and leasing commissions.

In 2004, the Consolidated Operating Partnership acquired 77 industrial properties comprising, in the aggregate, approximately 8.9 million square feet (unaudited) of GLA and several land parcels for a total purchase price of approximately $393,098, excluding costs incurred in conjunction with the acquisition of properties. The Consolidated Operating Partnership also substantially completed development of 11 properties comprising approximately 2.3 million square feet (unaudited) of GLA at a cost of approximately $80,241. The Consolidated Operating Partnership reduced the costs of substantially completed developments from construction in progress to building, tenant improvements and leasing commissions.

In 2005, the Consolidated Operating Partnership acquired 149 industrial properties comprising, in the aggregate, approximately 18.4 million square feet (unaudited) of GLA and several land parcels. The gross purchase price for 148 industrial properties and several land parcels totaled approximately $690,560, excluding costs incurred in conjunction with the acquisition of properties. Additionally, one industrial property was acquired through foreclosure due to a default on a mortgage loan receivable. The Consolidated Operating Partnership also substantially completed development of five properties comprising approximately 1.8 million square feet (unaudited) of GLA at a cost of approximately $97,466. The Consolidated Operating Partnership reduced the costs of substantially completed developments from construction in progress to building, tenant improvements and leasing commissions.

FIRST INDUSTRIAL, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Intangible Assets Subject To Amortization in the Period of Acquisition

The fair value of in-place leases, above market leases, and below market leases recorded as a result of the above acquisitions is $54,084, $4,997, and ($21,254), respectively. The weighted average life in months of in-place leases, above market leases, and below market leases recorded as a result of 2005 acquisitions was 142, 78, and 126 months, respectively.

9.	Sale of Real Estate, Real Estate Held for Sale and Discontinued Operations

In 2003, the Consolidated Operating Partnership, through the Operating Partnership, sold 121 industrial properties comprising approximately 6.3 million square feet (unaudited) of GLA and several land parcels. Eight of the 121 industrial sold properties comprising approximately .7 million square feet (unaudited) of GLA were sold to the December 2001 Joint Venture. Gross proceeds from the sales of the 121 industrial properties and several land parcels were approximately $357,503. The gain on sale of real estate was approximately $84,391, of which $74,797 is shown in discontinued operations. In accordance with FAS 144, the results of operations and gain on sale of real estate for the 113 of the 121 sold properties are included in discontinued operations.

In 2004, the Consolidated Operating Partnership, through the Operating Partnership, sold 90 industrial properties comprising approximately 6.8 million square feet (unaudited) of GLA and several land parcels. Gross proceeds from the sales of the 90 industrial properties and several land parcels were approximately $393,029. The gain on sale of real estate was approximately $96,918, of which $81,806 is shown in discontinued operations. Eighty-six of the 90 sold industrial properties meet the criteria established by FAS 144 to be included in discontinued operations. Therefore, in accordance with FAS 144, the results of operations and gain on sale of real estate for the 86 sold industrial properties that meet the criteria established by FAS 144 are included in discontinued operations. The results of operations and gain on sale of real estate for the four industrial properties and several land parcels that do not meet the criteria established by FAS 144 are included in continuing operations.

In 2005, the Consolidated Operating Partnership, through the Operating Partnership, sold 82 industrial properties comprising approximately 10.7 million square feet (unaudited) of GLA and several land parcels. Of the 82 industrial properties sold, seven industrial property sales were made to the March 2005 Joint Venture (see Note 5). Gross proceeds from the sales of the 82 industrial properties and several land parcels were approximately $561,622. The gain on sale of real estate was approximately $131,612, of which $102,742 is shown in discontinued operations. Seventy-three of the 82 sold industrial properties meet the criteria established by FAS 144 to be included in discontinued operations. Therefore, in accordance with FAS 144, the results of operations and gain on sale of real estate for the 73 sold industrial properties that meet the criteria established by FAS 144 are included in discontinued operations. The results of operations and gain on sale of real estate for the nine industrial properties and several land parcels that do not meet the criteria established by FAS 144 are included in continuing operations.

At December 31, 2005, the Consolidated Operating Partnership had five industrial properties comprising approximately 2 million square feet (unaudited) of GLA and certain land parcels held for sale. In accordance with FAS 144, the results of operations of the five industrial properties held for sale at December 31, 2005 are included in discontinued operations. There can be no assurance that such industrial properties held for sale will be sold.

During the six months ended June 30, 2006, the Consolidated Operating Partnership sold 54 industrial properties comprising approximately 7.6 million square feet of GLA. The 54 sold industrial properties meet the criteria established by FAS 144 to be included in discontinued operations for the years ended December 31, 2005, 2004 and 2003. Therefore, in accordance with FAS 144, the results of operations for the 54 sold industrial properties are included in discontinued operations for the years ended December 31, 2005, 2004, and 2003.

FIRST INDUSTRIAL, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

At June 30, 2006, the Consolidated Operating Partnership had 16 industrial properties comprising approximately 2.1 million square feet of GLA held for sale. In accordance with FAS 144, the results of operations of the 16 industrial properties held for sale at June 30, 2006 are included in discontinued operations for the years ended December 31, 2005, 2004, and 2003. There can be no assurance that such industrial properties held for sale will be sold.

The following table discloses certain information regarding the industrial properties included in discontinued operations by the Consolidated Operating Partnership for the years ended December 31, 2005, 2004 and 2003, inclusive of the 54 industrial properties the Consolidated Operating Partnership sold from January 1, 2006 to June 30, 2006 as well as the 16  industrial properties held for sale at June 30, 2006.

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2005	2004	2003

Total Revenues	$44,939	$52,054	$79,187
Operating Expenses	(15,068)	(17,972)	(24,597)
Interest Expense	(373)	(609)	(561)
Depreciation and Amortization	(14,759)	(14,367)	(17,603)
Provision for Income Taxes Allocable to Operations	(4,628)	(2,813)	(1,614)
Gain on Sale of Real Estate	102,742	81,806	74,797
Provision for Income Taxes Allocable Gain on Sale of Real Estate	(18,718)	(8,147)	(1,965)

Income from Discontinued Operations	$94,135	$89,952	$107,644

In conjunction with certain property sales, the Consolidated Operating Partnership provided seller financing. At December 31, 2005, 2004 and 2003, the Consolidated Operating Partnership had mortgage notes receivable and accrued interest outstanding of approximately $0, $19,739 and $29,336 respectively, which is included as a component of prepaid expenses and other assets. Also, in December 2004, the Consolidated Operating Partnership sold $15,170 of its notes receivable to a third party for par.

FIRST INDUSTRIAL, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

10.	Supplemental Information to Statements of Cash Flows

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2005	2004	2003

Interest paid, net of capitalized interest	$107,397	$98,733	$95,180

Interest capitalized	$3,271	$1,304	$761

Income Taxes Paid	$36,080	$7,936	$1,367

Supplemental schedule of noncash investing and financing activities:
Distribution payable on general and limited units	$35,752	$34,255	$31,889

Distribution payable on preferred units	$3,757	$1,232	$—

Exchange of Limited partnership units for General partnership units:
Limited partnership units	$(1,951)	$(6,195)	$(2,750)
General partnership units	1,951	6,195	2,750

	$—	$—	$—

In conjunction with the property and land acquisitions, the following assets and liabilities were assumed:
Deferred purchase price	$—	$—	$(10,425)

Accounts payable and accrued expenses	$(4,248)	$(3,181)	$(1,897)

Issuance of Operating Partnership Units	$(14,698)	$—	$—

Mortgage debt	$(11,545)	$(18,244)	$(20,751)

Foreclosed property acquisition and write-off of a mortgage loan receivable	$3,870	$—	$—

Write off of fully depreciated assets	$59,920	$21,487	$—

In conjunction with certain property sales, the Company provided seller financing or assigned a mortgage loan payable:
Notes receivable	$42,543	$30,250	$29,203

Mortgage note payable	$13,242	$—	$—

FIRST INDUSTRIAL, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.	Earnings Per Unit (“EPU”)

The computation of basic and diluted EPU is presented below:

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2005	2004	2003

Numerator:
(Loss) Income from Continuing Operations	$(13,078)	$25,402	$16,146
Gain on Sale of Real Estate	28,870	15,112	9,594
Less: Provision for Income Taxes Allocable to Gain on Sale of Real Estate	(10,711)	(5,312)	(2,328)
Less: Preferred Unit Distributions	(10,688)	(14,488)	(20,176)
Less: Redemption of Preferred Units	—	(7,959)	—

Income from Continuing Operations Available to Unitholders — For Basic and Diluted EPU	(5,607)	12,755	3,236
Income from Discontinued Operations	117,481	100,912	111,223
Less: Provision for Income Taxes Allocable to Discontinued Operations	(23,346)	(10,960)	(3,579)

Net Income Available to Unitholders — For Basic and Diluted EPU	$88,528	$102,707	$110,880

Denominator:
Weighted Average Units Outstanding — Basic	48,968,191	47,136,296	45,321,775
Effect of Dilutive Securities of the Company that Result in the Issuance of General Partner Units:
Employee and Director Common Stock Options	—	227,423	91,599
Employee and Director Shares of Restricted Stock	—	103,551	29,561

Weighted Average Units Outstanding — Diluted	48,968,191	47,467,270	45,442,935

Basic EPU:
(Loss) Income from Continuing Operations Available to Unitholders	$(0.11)	$0.27	$0.07

Discontinued Operations, Net of Income Tax	$1.92	$1.91	$2.38

Net Income Available to Unitholders	$1.81	$2.18	$2.45

Diluted EPU:
(Loss) Income from Continuing Operations Available to Unitholders	$(0.11)	$0.27	$0.07

Discontinued Operations, Net of Income Tax	$1.92	$1.90	$2.37

Net Income Available to Unitholders	$1.81	$2.16	$2.44

Weighted average units — diluted are the same as weighted average units — basic for the year ended December 31, 2005 as the dilutive effect of stock options and restricted stock was excluded because its inclusion would have been anti-dilutive to the loss from continuing operations available to unitholders. The dilutive stock options and restricted stock excluded from the computation are 141,625 and 82,888, respectively, for the year ended December 31, 2005.

FIRST INDUSTRIAL, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Unvested restricted units of 700,149, 823,836, and 847,103 were outstanding as of December 31, 2005, 2004, and 2003, respectively. Unvested restricted units aggregating 182,651, 211,924, and 210,667 were anti-dilutive at December 31, 2005, 2004, and 2003, respectively, and accordingly, were excluded from dilution computations.

Additionally, options to purchase common stock of 546,723, 823,421, and 2,504,013 were outstanding as of December 31, 2005, 2004, and 2003, respectively. None of the options outstanding at December 31, 2005 and 2004 were antidilutive and options aggregating 1,858,191 were antidilutive at December 31, 2003, and accordingly, were excluded from dilution computations.

12.	Income Taxes

The components of income tax benefit (expense) for the Consolidated Operating Partnerships taxable REIT subsidiary (the “TRS”) for the years ended December 31, 2005, 2004 and 2003 are comprised of the following:

	2005	2004	2003

Current:
Federal	$(19,265)	$(8,074)	$(873)
State	(4,519)	(1,654)	(218)
Deferred:
Federal	4,299	1,070	391
State	1,009	219	98

	$(18,476)	$(8,439)	$(602)

In addition to the income tax expense/benefit recognized by the TRS, $1,956 of state income taxes was recognized by the Consolidated Operating Partnership and is included in income tax expense (benefit) on the Consolidated Operating Partnership’s consolidated statement of operations for the year ended December 31, 2005.

Deferred income taxes represent the tax effect of the temporary differences between the book and tax basis of assets and liabilities. Deferred tax assets (liabilities) of the TRS include the following as of December 31, 2005, 2004 and 2003:

	2005	2004	2003

Bad debt expense	$118	$—	$—
Investment in partnerships	648	—	—
Fixed assets	4,363	2,012	310
Prepaid rent	461	323	149
Capitalized general and administrative expense under 263(A)	2,696	818	576
Deferred losses/gains	878	334	1,054
Mark-to-market of interest rate protection agreements	6	—	—
Capitalized interest under 263(A)	184	—	117

Total deferred tax asset	$9,354	$3,487	$2,206

FIRST INDUSTRIAL, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2005	2004	2003

Straight Line Rent	(923)	(430)	(438)
Build to suit development	(66)	—	—

Total deferred tax liabilities	$(989)	$(430)	$(438)

Total net deferred tax asset	$8,365	$3,057	$1,768

The TRS does not have any net operating loss carryforwards or tax credit carryforwards.

The TRS’s components of income tax (expense) benefit for the years ended December 31, 2005, 2004 and 2003 are as follows:

	2005	2004	2003

Tax expense associated with income from operations on sold properties which is included in discontinued operations	$(4,628)	$(2,813)	$(1,614)
Tax expense associated with gains and losses on the sale of real estate which is included in discontinued operations	(18,718)	(8,147)	(1,965)
Tax expense associated with gains and losses on the sale of real estate	(10,711)	(5,312)	(2,328)
Income tax benefit	15,581	7,833	5,305

Income tax expense	$(18,476)	$(8,439)	$(602)

In addition to the TRS’s income tax expense, the Consolidated Operating Partnership recognized $1,956 in state income taxes which are included in income tax benefit on the Consolidated Operating Partnership’s consolidated statement of operation for the year ended December 31, 2005.

The income tax benefit (expense) pertaining to income from continuing operations and gain on sale of real estate for the TRS differs from the amounts computed by applying the applicable federal statutory tax rate to income as follows:

	2005	2004	2003

Tax benefit at Federal rate related to continuing operations	$2,869	$2,257	$2,140
State tax benefit, net of Federal benefit expense	412	281	315
Meals and entertainment	(19)	(16)	(12)
Prior year provision to return adjustments	1,578	(112)	518
State tax rate differential	38	11	(27)
Other	(8)	100	43

Net income tax benefit	$4,870	$2,521	$2,977

In addition to the income tax benefit pertaining to income from continuing operations and gain on sale of real estate for the TRS, income tax benefit from continuing operations on the Consolidated Statement of Operations for the year ended December 31, 2005 includes $1,956 of state income taxes recognized by the Consolidated Operating Partnership.

FIRST INDUSTRIAL, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

13.	Future Rental Revenues

The Consolidated Operating Partnership’s properties are leased to tenants under net and semi-net operating leases. Minimum lease payments receivable, excluding tenant reimbursements of expenses, under non-cancelable operating leases in effect as of December 31, 2005 are approximately as follows:

2006	$238,907
2007	202,901
2008	162,903
2009	128,505
2010	98,532
Thereafter	392,062

Total	$1,223,810

14.	Employee Benefit Plans

The Company maintains three stock incentive plans, (the “Stock Incentive Plans”) which are administered by the Compensation Committee of the Board of Directors of the Company. There are approximately 10.0 million shares reserved under the Stock Incentive Plans. Only officers, other employees of the Company, its Independent Directors and its affiliates generally are eligible to participate in the Stock Incentive Plans.

The Stock Incentive Plans authorize (i) the grant of stock options that qualify as incentive stock options under Section 422 of the Code, (ii) the grant of stock options that do not so qualify, (iii) restricted stock awards, (iv) performance share awards and (v) dividend equivalent rights. The exercise price of stock options is determined by the Compensation Committee. Special provisions apply to awards granted under the Stock Incentive Plans in the event of a change in control in the Company. As of December 31, 2005, stock options and restricted stock covering 1.2 million shares were outstanding and 2.6 million shares were available under the Stock Incentive Plans. The outstanding stock options generally vest over one to three year periods and have lives of ten years. Stock option transactions are summarized as follows:

		Weighted
		Average	Exercise Price
	Shares	Exercise Price	per Share

Outstanding at December 31, 2002	3,142,635	$30.06	$18.25 - $33.15
Exercised	(531,473)	$27.99	$20.25 - $33.13
Expired or Terminated	(107,149)	$31.34	$25.13 - $33.13

Outstanding at December 31, 2003	2,504,013	$30.45	$18.25 - $33.15
Exercised	(1,663,652)	$30.33	$18.25 - $33.15
Expired or Terminated	(16,940)	$30.17	$22.75 - $33.13

Outstanding at December 31, 2004	823,421	$30.74	$18.25 - $33.15
Exercised	(248,881)	$29.57	$18.25 - $33.13
Expired or Terminated	(27,817)	$30.71	$25.13 - $33.13

Outstanding at December 31, 2005	546,723	$31.27	$22.75 - $33.15

FIRST INDUSTRIAL, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table summarizes currently outstanding and exercisable options as of December 31, 2005:

		Weighted	Weighted
	Number	Average	Average
	Outstanding	Remaining	Exercise
Range of Exercise Price	and Exercisable	Contractual Life	Price

$22.75 - $27.69	49,070	2.74	$26.25
$30.00 - $33.15	497,653	4.8	$31.76

In September 1994, the Board of Directors approved and the Company adopted a 401(k)/Profit Sharing Plan. Under the Company’s 401(k)/Profit Sharing Plan, all eligible employees may participate by making voluntary contributions. The Company may make, but is not required to make, matching contributions. For the years ended December 31, 2005, 2004 and 2003, the Company, through the Operating Partnership, made matching contributions of approximately $358, $305, and $109, respectively.

During 2003, the Company awarded 692,888 shares of restricted Common Stock to certain employees and 11,956 shares of restricted Common Stock to certain Directors. These restricted shares of Common Stock had a fair value of approximately $20,640 on the date of grant. The restricted Common Stock vests over a period from one to ten years. Compensation expense will be charged to earnings in the Operating Partnership’s consolidated statements of operations over the vesting period.

During 2004, the Company awarded 206,117 shares of restricted Common Stock to certain employees and 10,500 shares of restricted Common Stock to certain Directors. These restricted shares of Common Stock had a fair value of approximately $8,379 on the date of grant. The restricted Common Stock vests over a period from one to ten years. Compensation expense will be charged to earnings in the Operating Partnership’s consolidated statements of operations over the vesting period.

During 2005, the Company awarded 189,878 shares of restricted Common Stock to certain employees and 10,164 shares of restricted Common Stock to certain Directors. These restricted shares of Common Stock had a fair value of approximately $8,381 on the date of grant. The restricted Common Stock vests over a period from one to ten years. Compensation expense will be charged to earnings in the Operating Partnership’s consolidated statements of operations over the vesting period.

15.	Related Party Transactions

The Consolidated Operating Partnership periodically engages in transactions for which CB Richard Ellis, Inc. acts as a broker. A relative of one of the Company’s officers/Directors is an employee of CB Richard Ellis, Inc. For the years ended December 31, 2005, 2004 and 2003, this relative received brokerage commissions in the amount of $285, $29 and $111, respectively.

At December 31, 2005 the Consolidated Operating Partnership has a payable balance of $12,166 from wholly owned entities of the Company. At December 31, 2004, the Consolidated Operating Partnership has a receivable balance of $9,650 from wholly owned entities of the Company.

16.	Commitments and Contingencies

In the normal course of business, the Consolidated Operating Partnership is involved in legal actions arising from the ownership of its properties. In management’s opinion, the liabilities, if any, that may ultimately result from such legal actions are not expected to have a materially adverse effect on the consolidated financial position, operations or liquidity of the Consolidated Operating Partnership.

Nine properties have leases granting the tenants options to purchase the property. Such options are exercisable at various times and at appraised fair market value or at a fixed purchase price in excess of the Consolidated Operating Partnership’s depreciated cost of the asset. The Consolidated Operating Partnership has no notice of any exercise of any tenant purchase option.

FIRST INDUSTRIAL, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Consolidated Operating Partnership has committed to the construction of certain industrial properties totaling approximately 4.5 million square feet (unaudited) of GLA. The estimated total construction costs are approximately $182.0 million (unaudited). Of this amount, approximately $93.8 million remains to be funded. There can be no assurance that the actual completion cost will not exceed the estimated completion cost stated above.

At December 31, 2005, the Consolidated Operating Partnership, through the Operating Partnership had 17 other letters of credit outstanding in the aggregate amount of $7,596. These letters of credit expire between March 31, 2006 and December 31, 2007.

Ground and Operating Lease Agreements

Future minimum rental payments under the terms of all non-cancelable ground and operating leases under which the Consolidated Operating Partnership is the lessee, as of December 31, 2005, are as follows:

2006	$1,678
2007	1,171
2008	2,014
2009	1,657
2010	1,510
Thereafter	32,630

Total	$40,660

17.	Subsequent Events

On January 3, 2006, the Operating Partnership paid fourth quarter 2005 distributions of $53.906 per Unit on its Series C Preferred Units, totaling, in the aggregate, approximately $1,078; and a distribution of $1,930.243 per Unit on its Series I Preferred Units, totaling, in the aggregate, approximately $1,448.

On January 5, 2006, the Consolidated Operating Partnership, through First Industrial Development Services, Inc., settled the interest rate protection agreement entered into in October 2005 with a notional value of $50,000 for a payment of $186.

The Company redeemed the Series I Preferred Stock on January 13, 2006 for $242,875.00 per share, and paid a prorated first quarter dividend of $470.667 per share, totaling approximately $353. The Operating Partnership redeemed the Series I Preferred Units as well. In accordance with EITF D-42, due to the redemption of the Series I Preferred Units, the initial offering costs associated with the issuance of the Series I Preferred Units of approximately $.7 million will be reflected as a deduction from net income to arrive at net income available to Unitholders in determining earnings per unit for the three months ended March 31, 2006.

On January 23, 2006, the Operating Partnership paid a fourth quarter 2005 distribution of $.70000 per Unit, totaling approximately $35,752.

On March 8, 2006, the Operating Partnership declared a first quarter 2006 distribution of $.7000 per Unit which is payable on April 17, 2006. The Operating Partnership also declared a first quarter 2006 preferred unit distributions of $53.906 per Unit on its 8 5/8% Series C Preferred Units totaling, in the aggregate, approximately $1,078, which is payable on March 31, 2006; a semi-annual distribution of $3,118.00 per Unit on its Series F Preferred Units, totaling, in the aggregate, approximately $1,559 which is payable on March 31, 2006; a semi-annual distribution of $3,618.00 per Unit on its Series G Preferred Units, totaling, in the aggregate, approximately $904, which is payable on March 31, 2006; and a quarterly distribution of $3,927.08 per Unit on its Series J Preferred Units, totaling, in the aggregate, approximately $2,356 which is payable on March 31, 2006.

FIRST INDUSTRIAL, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

From January 1, 2006 to March 8, 2006, the Company awarded 303,142 shares of restricted common stock to certain employees and 1,169 shares of restricted common stock to certain Directors. The Operating Partnership issued Units to the Company in the same amount. These shares of restricted common stock had a fair value of approximately $11,957 on the date of grant. The restricted common stock vests over periods from one to ten years. Compensation expense will be charged to earnings over the respective vesting period.

From January 1, 2006 to March 6, 2006, the Consolidated Operating Partnership acquired 21 industrial properties and several land parcels for a total estimated investment of approximately $142,438 (approximately $867 of which was made through the issuance of limited partnership interests in the Operating Partnership (“Units”)). The Consolidated Operating Partnership also sold 16 industrial properties and several land parcels including the industrial property that is accounted for as a build to suit development for sale, for approximately $240,095 of gross proceeds during this period.

On January 10, 2006, the Operating Partnership, issued $200,000 of senior unsecured debt which matures on January 15, 2016 and bears a coupon interest rate of 5.75% (the “2016 Notes”). The issue price of the 2016 Notes was 99.653%. Interest is paid semi-annually in arrears on January 15 and July 15. In December 2005, the Operating Partnership also entered into interest rate protection agreements which were used to fix the interest rate on the 2016 Notes prior to issuance. The Operating Partnership settled the interest rate protection agreements on January 9, 2006 for a payment of approximately $1,729, which will be included in other comprehensive income. The debt issue discount and the settlement amount of the interest rate protection agreements are being amortized over the life of the 2016 Notes as an adjustment to interest expense. Including the impact of the offering discount and the settlement amount of the interest rate protection agreements, the Operating Partnership’s effective interest rate on the 2016 Notes is 5.91%. The 2016 Notes contain certain covenants, including limitations on incurrence of debt and debt service coverage.

On January 13, 2006, the Company issued 6,000,000 Depositary Shares, each representing 1/10,000th of a share of the Company’s 7.25%, $.01 par value, Series J Cumulative Redeemable Preferred Stock (the “Series J Preferred Stock”), at an initial offering price of $25.00 per Depositary Share. The net proceeds from the issuance of the Series J Preferred Stock were contributed to the Operating Partnership in exchange for Series J Cumulative Preferred Units (the “Series J Preferred Units”) and are reflected in the Consolidated Operating Partnership’s financial statements as general partner preferred unit contribution. Dividends on the Series J Preferred Stock, represented by the Depositary Shares, are cumulative from the date of initial issuance and are payable quarterly in arrears. However, during any period that both (i) the depositary shares are not listed on the NYSE or AMEX, or quoted on NASDAQ, and (ii) the Company is not subject to the reporting requirements of the Exchange Act, but the preferred shares are outstanding, the Company will increase the dividend on the preferred shares to a rate of 8.25% of the liquidation preference per year. With respect to the payment of dividends and amounts upon liquidation, dissolution or winding up, the Series J Preferred Stock ranks senior to payments on the Company’s Common Stock and pari passu with the Company’s Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series I Preferred Stock. The Series J Preferred Stock is not redeemable prior to January 15, 2011. However, if at any time both (i) the depositary shares cease to be listed on the NYSE or the AMEX, or quoted on NASDAQ, and (ii) the Company ceases to be subject to the reporting requirements of the Exchange Act, but the preferred shares are outstanding, then the preferred shares will be redeemable, in whole but not in part at the Company’s option, within 90 days of the date upon which the depositary shares cease to be listed and the Company ceases to be subject to such reporting requirements, at a redemption price equivalent to $25.00 per Depositary Share, plus all accrued and unpaid dividends to the date of redemption. On or after January 15, 2011, the Series I Preferred Stock is redeemable for cash at the option of the Company, in whole or in part, at a redemption price equivalent to $25.00 per Depositary Share, or $150,000 in the aggregate, plus dividends accrued and unpaid to the redemption date. The Series J Preferred Stock has no stated maturity and is not convertible into any other securities of the Company.

FIRST INDUSTRIAL, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

On January 10, 2006, the Consolidated Operating Partnership paid off the 2005 Unsecured Line of Credit II.

On January 12, 2006, the Consolidated Operating Partnership paid off and retired the Acquisition Mortgage Loan XV.

18.	Quarterly Financial Information (unaudited)

The following table summarizes quarterly financial information of the Consolidated Operating Partnership. The first, second and third fiscal quarters of 2005 and all fiscal quarters in 2004 have been reclassified in accordance with FAS 144.

	Year Ended December 31, 2005
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter

Total Revenues	$67,047	$66,033	$81,451	$83,785
Equity in (Loss) Income of Joint Ventures	(122)	(98)	3,977	(59)
Equity in Income Other Real Estate Partnerships	6,743	9,786	20,490	11,193
(Loss) Income from Continuing Operations, Net of Income Tax	(5,442)	(5,358)	5,575	(7,932)
Income from Discontinued Operations, Net of Income Tax	10,980	28,429	19,547	35,258
Gain on Sale of Real Estate, Net of Income Tax	13,137	1,734	1,661	1,627
Net Income	18,675	24,805	26,783	28,953
Preferred Unit Distributions	(2,310)	(2,310)	(2,310)	(3,758)

	—	—	—	—

Net Income Available to Unitholders	$16,365	$22,495	$24,473	$25,195

Basic Earnings Per Unit:
Income (Loss) From Continuing Operations Available to Unitholders	$0.11	$(0.12)	$0.10	$(0.20)

Income From Discontinued Operations	$0.23	$0.58	$0.40	$0.71

Net Income Available to Unitholders	$0.34	$0.46	$0.50	$0.51

Weighted Average Units Outstanding	48,625	48,759	49,042	49,436

Diluted Earnings Per Unit:
Income (Loss) From Continuing Operations Available to Unitholders	$0.11	$(0.12)	$0.10	$(0.20)

Income From Discontinued Operations	$0.22	$0.58	$0.40	$0.71

Net Income Available to Unitholders	$0.33	$0.46	$0.50	$0.51

Weighted Average Units Outstanding	48,934	48,759	49,248	49,436

FIRST INDUSTRIAL, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Year Ended December 31, 2004
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter

Total Revenues	$59,824	$58,613	$60,517	$65,998
Equity in Income (Loss) of Joint Ventures	245	300	35,303	(8)
Equity in Income Other Real Estate Partnerships	7,381	7,191	6,173	8,458
Income (Loss) from Continuing Operations, Net of Income Tax	1,220	(1,078)	28,216	(3,012)
Income from Discontinued Operations, Net of Income Tax	28,367	28,324	11,947	21,364
Gain on Sale of Real Estate, Net of Income Tax	2,385	1,183	1,973	4,265
Net Income	31,972	28,429	42,136	22,617
Preferred Unit Distributions	(5,044)	(4,790)	(2,344)	(2,310)
Redemption of Preferred Units	—	(7,359)	(600)	—

Net Income Available to Unitholders	$26,928	$16,280	$39,192	$20,307

Basic Earnings Per Unit:
(Loss) Income From Continuing Operations Available to Unitholders	$(0.03)	$(0.26)	$0.58	$(0.02)

Income From Discontinued Operations	$0.61	$0.60	$0.25	$0.45

Net Income Available to Unitholders	$0.58	$0.35	$0.83	$0.43

Weighted Average Units Outstanding	46,229	46,909	46,996	47,136

Diluted Earnings Per Unit:
(Loss) Income From Continuing Operations Available to Unitholders	$(0.03)	$(0.26)	$0.58	$(0.02)

Income From Discontinued Operations	$0.61	$0.60	$0.25	$0.45

Net Income Available to Unitholders	$0.58	$0.35	$0.83	$0.43

Weighted Average Units Outstanding	46,229	46,909	47,310	47,136

FIRST INDUSTRIAL, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

19.	Pro Forma Financial Information (unaudited)

The following Pro Forma Condensed Statements of Operations for the years ended December 31, 2005 and 2004 (the “Pro Forma Statements”) are presented as if the acquisition of 62 operating industrial properties between January 1, 2005 and December 31, 2005 had occurred at the beginning of each year. The Pro Forma Statements do not include acquisitions between January 1, 2005 and December 31, 2005 for industrial properties that were vacant upon purchase, were leased back to the sellers upon purchase or were subsequently sold before December 31, 2005. The Pro Forma Condensed Statements of Operations include all necessary adjustments to reflect the occurrence of purchases and sales of properties during 2005 as of January 1, 2005 and 2004.

The Pro Forma Statements are not necessarily indicative of what the Consolidated Operating Partnership’s results of operations would have been for the years ended December 31, 2005 and 2004, nor do they purport to present the future results of operations of the Consolidated Operating Partnership.

Pro Forma Condensed Statements of Operations

	Year Ended	Year Ended
	December 31,	December 31,
	2005	2004

Total Revenues	316,196	271,658
Income from Continuing Operations Available to Unitholders	227	23,077
Income from Discontinued Operations, Net of Income Taxes	93,152	91,061
Net Income	104,067	136,585
Less: Preferred Dividends	(10,688)	(14,488)
Less: Redemption of Preferred Stock	—	(7,959)

Net Income Available to Unitholders	93,379	114,138

Income from Continuing Operations Available to Unitholders, Net of Minority Interest Per Weighted Average Unit Outstanding:
Basic	(0.00)	0.49

Diluted	(0.00)	0.49

Income from Discontinued Operations, Net of Minority Interest and Income Taxes Per Weighted Average Unit Outstanding:
Basic	1.90	1.93

Diluted	1.89	1.92

Net Income Available to Unitholders Per Weighted Average Unit Outstanding:
Basic	1.91	2.42

Diluted	1.90	2.40

20.	Other Events

Subsequent to the filing of the Consolidated Operating Partnership’s annual report on Form 10-K on March 16, 2006, the Consolidated Operating Partnership has revised its consolidated financial statements for the years ended December 31, 2005, 2004, and 2003, due to certain provisions of Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”

FIRST INDUSTRIAL, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

that require the Consolidated Operating Partnership to report the results of operations of a property if it has either been disposed or is classified as held for sale in discontinued operations and meets certain other criteria. Accordingly, the Consolidated Operating Partnership has retrospectively adjusted its consolidated financial statements for the years ended December 31, 2005, 2004 and 2003, to reflect 49 properties that were sold during the period from January 1, 2006 to June 30, 2006 that were not classified as held for sale at December 31, 2005 and 16 properties that were held for sale at June 30, 2006, that met the criteria to be classified as discontinued operations. The effect of the reclassification represents a $7.4 million, $5.0 million and $8.1 million decrease in its previously reported income from continuing operations for the years ended December 31, 2005, 2004 and 2003, respectively. As a result of the foregoing, Notes 3, 4, 9, 11, 12, 18 (unaudited), and 19 (unaudited) to the consolidated financial statements for the years ended December 31, 2005, 2004 and 2003 have been updated. There is no effect on the Consolidated Operating Partnership’s previously reported net income, financial condition or cash flows.

Report of Independent Auditors

To the Partners of
the Other Real Estate Partnerships:

In our opinion, the accompanying combined balance sheets and the related combined statements of operations, of changes in partners’ capital and of cash flows present fairly, in all material respects, the financial position of the Other Real Estate Partnerships at December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Other Real Estate Partnerships’ management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Chicago, Illinois
March 16, 2006, except for the effects of discontinued operations discussed in Note 12 to the condensed financial statements, as to which the date is September 18, 2006.

OTHER REAL ESTATE PARTNERSHIPS

COMBINED BALANCE SHEETS

	December 31,	December 31,
	2005	2004
	(Dollars in thousands)

ASSETS
Assets:
Investment in Real Estate:
Land	$51,047	$48,290
Buildings and Improvements	312,777	321,770
Less: Accumulated Depreciation	(54,811)	(57,381)

Net Investment in Real Estate	309,013	312,679

Real Estate Held For Sale, Net of Accumulated Depreciation and Amortization of $466 at December 31, 2004	—	2,504
Cash and Cash Equivalents	1,388	1,847
Restricted Cash	14,636	—
Tenant Accounts Receivable, Net	1,270	478
Deferred Rent Receivable	3,390	2,386
Deferred Financing Costs, Net	2	6
Deferred Leasing Intangibles, Net	7,659	757
Mortgage Loans Receivable	24,118	16,336
Prepaid Expenses and Other Assets, Net	35,403	15,515

Total Assets	$396,879	$352,508

LIABILITIES AND PARTNERS’ CAPITAL
Liabilities:
Mortgage Loans Payable, Net	$2,380	$2,456
Accounts Payable and Accrued Expenses	5,649	2,704
Deferred Leasing Intangibles, Net	2,138	248
Rents Received in Advance and Security Deposits	4,705	4,184

Total Liabilities	14,872	9,592

Commitments and Contingencies	—	—
Partners’ Capital	382,007	342,916

Total Liabilities and Partners’ Capital	$396,879	$352,508

The accompanying notes are an integral part of the financial statements.

OTHER REAL ESTATE PARTNERSHIPS

COMBINED STATEMENTS OF OPERATIONS

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2005	2004	2003
	(Dollars in thousands)

Revenues:
Rental Income	$31,242	$26,517	$31,261
Tenant Recoveries and Other Income	8,244	7,087	5,891

Total Revenues	39,486	33,604	37,152

Expenses:
Real Estate Taxes	5,517	4,892	4,908
Repairs and Maintenance	2,794	2,482	2,428
Property Management	1,333	1,173	1,243
Utilities	1,959	1,840	1,568
Insurance	298	330	306
Other	744	869	962
Amortization of Deferred Financing Costs	4	3	3
Depreciation and Other Amortization	13,017	9,813	9,010

Total Expenses	25,666	21,402	20,428

Other Income/Expense:
Interest Income	342	1,604	712
Interest Expense	(175)	(178)	(256)
Loss from Early Retirement of Debt	—	—	(1,466)

Total Other Income/Expense	167	1,426	(1,010)
Equity in Income of Joint Ventures	—	1,461	—

Income from Continuing Operations	13,987	15,089	15,714
Income from Discontinued Operations (Including Gain on Sale of Real Estate of $29,213, $6,439, and $4,689 for the Years Ended December 31, 2005, 2004 and 2003)	33,650	12,731	21,733

Income Before Gain on Sale of Real Estate	47,637	27,820	37,447
Gain on Sale of Real Estate	863	1,643	6,198

Net Income	$48,500	$29,463	43,645

The accompanying notes are an integral part of the financial statements.

OTHER REAL ESTATE PARTNERSHIPS

COMBINED STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL

Total
(Dollars in thousands)

Balance at December 31, 2002	$381,130
Contributions	59,857
Distributions	(106,459)
Net Income	43,645

Balance at December 31, 2003	$378,173
Contributions	68,770
Distributions	(133,490)
Net Income	29,463

Balance at December 31, 2004	$342,916
Contributions	123,344
Distributions	(132,753)
Net Income	48,500

Balance at December 31, 2005	$382,007

The accompanying notes are an integral part of the financial statements.

OTHER REAL ESTATE PARTNERSHIPS

COMBINED STATEMENTS OF CASH FLOWS

	Year Ended	Year Ended	Year Ended
	December 31, 2005	December 31, 2004	December 31, 2003
	(Dollars in thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$48,500	$29,463	$43,645
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation	12,749	10,963	10,621
Amortization of Deferred Financing Costs	4	3	3
Loss from Early Retirement of Debt	—	—	1,466
Other Amortization	2,697	1,872	1,672
Gain on Sale of Real Estate	(30,076)	(8,082)	(10,887)
Equity in Net Income of Joint Ventures	—	(1,461)	—
Distributions from Joint Ventures	—		—
Provision for Bad Debt	128	—	—
Change in Tenant Accounts Receivable and Prepaid Expenses and Other Assets, Net	(20,007)	8,645	(3,054)
Change in Deferred Rent Receivable	(1,974)	(1,517)	32
Change in Accounts Payable and Accrued Expenses and Rents Received in Advance and Security Deposits	2,838	(14,963)	8,185
Change in Restricted Cash	—	—	2,742

Net Cash Provided by Operating Activities	14,859	24,923	54,425

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of and Additions to Investment in Real Estate	(74,734)	(15,799)	(33,415)
Net Proceeds from Sales of Investment in Real Estate	81,249	26,017	18,818
Repayment and Sale of Mortgage Loans Receivable	25,185	66,631	48,386
Funding of Mortgage Loan Receivable	(22,936)	(57,446)	—
Change in Restricted Cash	(14,636)	21,132	(21,106)

Net Cash (Used in) Provided by Investing Activities	(5,872)	40,535	12,683

CASH FLOWS FROM FINANCING ACTIVITIES:
Contributions	123,344	68,770	59,857
Distributions	(132,753)	(133,490)	(106,459)
Repayments on Mortgage Loans Payable	(37)	(34)	(37,511)
Proceeds From U.S. Government Securities	—	—	15,832

Net Cash Used in Financing Activities	(9,446)	(64,754)	(68,281)

Net (Decrease) Increase in Cash and Cash Equivalents	(459)	704	(1,173)
Cash and Cash Equivalents, Beginning of Period	1,847	1,143	2,316

Cash and Cash Equivalents, End of Period	$1,388	$1,847	$1,143

The accompanying notes are an integral part of the financial statements.

OTHER REAL ESTATE PARTNERSHIPS

NOTES TO COMBINED FINANCIAL STATEMENTS
(Dollars in thousands)

1.	Organization and Formation of Partnerships

First Industrial, L.P. (the “Operating Partnership”) was organized as a limited partnership in the state of Delaware on November 23, 1993. The sole general partner is First Industrial Realty Trust, Inc. (the “Company”) with an approximate 86.8% partnership interest at December 31, 2005. The Company is a real estate investment trust (“REIT”) as defined in the Internal Revenue Code. The Company’s operations are conducted primarily through the Operating Partnership. The limited partners of the Operating Partnership own, in the aggregate, approximately a 13.2% and 13.1% interest in the Operating Partnership at December 31, 2005 and 2004 respectively.

The Operating Partnership owns at least a 99% limited partnership interest in First Industrial Financing Partnership, L.P., First Industrial Securities, L.P., First Industrial Mortgage Partnership, L.P., First Industrial Pennsylvania, L.P., First Industrial Harrisburg, L.P., First Industrial Indianapolis, L.P., TK-SV, LTD. and FI Development Services, L.P. (together, the “Other Real Estate Partnerships”).

The general partners of the Other Real Estate Partnerships are separate corporations, each with at least a .01% general partnership interest in the Other Real Estate Partnerships for which it acts as a general partner. Each general partner of the Other Real Estate Partnerships is a wholly-owned subsidiary of the Company.

On a combined basis, as of December 31, 2005, the Other Real Estate Partnerships owned 100 industrial properties, containing an aggregate of approximately 9.1 million square feet (unaudited) of GLA.

Profits, losses and distributions of the Other Real Estate Partnerships are allocated to the general partner and the limited partners in accordance with the provisions contained within its restated and amended partnership agreement.

2.	Basis of Presentation

The combined financial statements of the Other Real Estate Partnerships at December 31, 2005 and 2004 and for each of the years ended December 31, 2005, 2004 and 2003 include the accounts and operating results of the Other Real Estate Partnerships on a combined basis.

3.	Summary of Significant Accounting Policies

In order to conform with generally accepted accounting principles, management, in preparation of the Other Real Estate Partnerships’ financial statements, is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of December 31, 2005 and 2004, and the reported amounts of revenues and expenses for each of the years ended December 31, 2005, 2004 and 2003. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include all cash and liquid investments with an initial maturity of three months or less. The carrying amount approximates fair value due to the short maturity of these investments.

Restricted Cash

At December 31, 2005, restricted cash includes gross proceeds from the sales of certain properties. These sales proceeds will be disbursed as the Other Real Estate Partnerships exchanges into properties under Section 1031 of the Internal Revenue Code. The carrying amount approximates fair value due to the short term maturity of these investments.

OTHER REAL ESTATE PARTNERSHIPS

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

Investment in Real Estate and Depreciation

Investment in Real Estate is carried at cost. The Other Real Estate Partnerships reviews its properties on a quarterly basis for impairment and provides a provision if impairments are found. To determine if an impairment may exist, the Other Real Estate Partnerships reviews its properties and identifies those that have had either an event of change or event of circumstances warranting further assessment of recoverability (such as a decrease in occupancy). If further assessment of recoverability is needed, the Other Real Estate Partnerships estimates the future net cash flows expected to result from the use of the property and its eventual disposition, on an individual property basis. If the sum of the expected future net cash flows (undiscounted and without interest charges) is less than the carrying amount of the property, on an individual property basis, the Other Real Estate Partnerships will recognize an impairment loss based upon the estimated fair value of such property. For properties management considers held for sale, the Other Real Estate Partnerships ceases depreciating the properties and values the properties at the lower of depreciated cost or fair value, less costs to dispose. If circumstances arise that were previously considered unlikely, and as a result, the Other Real Estate Partnerships decides not to sell a property previously classified as held for sale, the Other Real Estate Partnerships will reclassify such property as held and used. Such property is measured at the lower of its carrying amount (adjusted for any depreciation and amortization expense that would have been recognized had the property been continuously classified as held and used) or fair value at the date of the subsequent decision not to sell. The Other Real Estate Partnerships determines fair value of properties that are held for use by discounting the future expected cash flows of the properties. To calculate the fair value of properties held for sale, the Other Real Estate Partnerships deduct from the contract price of the property the estimated costs to close the sale.

Interest costs, real estate taxes, compensation costs of development personnel and other directly related expenses incurred during construction periods are capitalized and depreciated commencing with the date the property is substantially completed. Upon substantial completion, the Other Real Estate Partnerships reclassifies construction in progress to building, tenant improvement and leasing commissions. Such costs begin to be capitalized to the development projects from the point the Other Real Estate Partnerships is undergoing necessary activities to get the development ready for its intended use and ceases when the development projects are substantially completed and held available for occupancy. Depreciation expense is computed using the straight-line method based on the following useful lives:

Years

Buildings and Improvements	20 to 50
Land Improvements	15
Furniture, Fixtures and Equipment	5 to 10

The Other Real Estate Partnerships account for all acquisitions entered into subsequent to June 30, 2001 in accordance with FAS 141. Upon acquisition of a property, the Other Real Estate Partnerships allocate the purchase price of the property based upon the fair value of the assets acquired, which generally consist of land, buildings, tenant improvements, leasing commissions and intangible assets including in-place leases and above market and below market leases. The Other Real Estate Partnerships allocate the purchase price to the fair value of the tangible assets of an acquired property determined by valuing the property as if it were vacant. Acquired above and below market leases are valued based on the present value of the difference between prevailing market rates and the in-place rates over the remaining lease term.

The purchase price is further allocated to in-place lease values based on management’s evaluation of the specific characteristics of each tenant’s lease and the Other Real Estate Partnership’s overall relationship with the respective tenant. Acquired above and below market leases are amortized over the remaining non-cancelable terms of the respective leases as an adjustment to rental revenue on the Other Real Estate Partnerships’ consolidated statements of operations and comprehensive income. The value of in-place lease

OTHER REAL ESTATE PARTNERSHIPS

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

intangibles which is included as a component of Deferred Leasing Intangibles included in total assets, is amortized over the remaining lease term and expected renewal periods in the respective lease as an adjustment to depreciation and other amortization expense and is included in other assets. If a tenant terminates its lease early, the unamortized portion of leasing commissions, tenant improvements, above and below market leases and the in-place lease value is immediately charged to expense.

Deferred Leasing Intangibles included in total assets consist of the following:

	December 31,	December 31,
	2005	2004
In-Place Leases	$6,856	$584
Less: Accumulated Amortization	(407)	(16)

	$6,449	$568

Above Market Leases	$1,434	$262
Less: Accumulated Amortization	(224)	(73)

	$1,210	$189

Deferred Leasing Intangibles included in total liabilities consist of the following:

	December 31,	December 31,
	2005	2004
Below Market Leases	$2,652	$315
Less: Accumulated Amortization	(514)	(67)

	$2,138	$248

Deferred Financing Costs

Deferred financing costs include fees and costs incurred to obtain long-term financing. These fees and costs are being amortized over the terms of the respective loans. Accumulated amortization of deferred financing costs was $24 and $20 at December 31, 2005 and 2004, respectively. Unamortized deferred financing costs are written-off when debt is retired before the maturity date.

Revenue Recognition

Rental income is recognized on a straight-line method under which contractual rent increases are recognized evenly over the lease term. Tenant recovery income includes payments from tenants for real estate taxes, insurance and other property operating expenses and is recognized as revenues in the same period the related expenses are incurred by the Other Real Estate Partnerships.

Revenue is recognized on payments received from tenants for early lease terminations after the Other Real Estate Partnerships determine that all the necessary criteria have been met in accordance with FAS 13 “Accounting for Leases”.

Interest income on mortgage loans receivable is recognized based on the accrual method unless a significant uncertainty of collection exists. If a significant uncertainty exists, interest income is recognized as collected.

The Other Real Estate Partnerships provide an allowance for doubtful accounts against the portion of tenant accounts receivable which is estimated to be uncollectible. Accounts receivable in the combined balance sheets are shown net of an allowance for doubtful accounts of $0 and $343 as of December 31, 2005 and 2004, respectively. For accounts receivable the Other Real Estate Partnerships deem uncollectible, the Other Real Estate Partnerships uses the direct write-off method.

OTHER REAL ESTATE PARTNERSHIPS

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

Gain on Sale of Real Estate

Gain on sale of real estate is recognized using the full accrual method. Gains relating to transactions which do not meet the full accrual method of accounting are deferred and recognized when the full accrual method of accounting criteria are met or by using the installment or deposit methods of profit recognition, as appropriate in the circumstances. As the assets are sold, their costs and related accumulated depreciation are written off with resulting gains or losses reflected in net income or loss. Estimated future costs to be incurred by the Other Real Estate Partnerships after completion of each sale are included in the determination of the gain on sales.

Income Taxes

In accordance with partnership taxation, each of the partners are responsible for reporting their share of taxable income or loss. The Other Real Estate Partnerships are subject to certain state and local income, excise and franchise taxes. The provision for such state and local taxes has been reflected in general and administrative expense in the combined statement of operations and has not been separately stated due to its insignificance.

Fair Value of Financial Instruments

The Other Real Estate Partnerships’ financial instruments include short-term investments, tenant accounts receivable, net, mortgage notes receivable, accounts payable, other accrued expenses and mortgage loans payable. The fair values of the short-term investments, tenant accounts receivable, net, mortgage notes receivable, accounts payable and other accrued expenses were not materially different from their carrying or contract values. See Note 4 for the fair value of the mortgage loan payable.

Discontinued Operations

On January 1, 2002, the Other Real Estate Partnerships adopted FAS 144. FAS 144 addresses financial accounting and reporting for the disposal of long lived assets. FAS 144 requires that the results of operations and gains or losses on the sale of property sold be presented in discontinued operations if both of the following criteria are met: (a) the operations and cash flows of the property have been (or will be) eliminated from the ongoing operations of the Other Real Estate Partnerships as a result of the disposal transaction and (b) the Other Real Estate Partnerships will not have any significant continuing involvement in the operations of the property after the disposal transaction. FAS 144 also requires prior period results of operations for these properties to be restated and presented in discontinued operations in prior consolidated statements of operations.

Reclassifications

Certain 2004 and 2003 items have been reclassified to conform to the 2005 presentation.

Recent Accounting Pronouncements

In December, 2004, the FASB issued Statement of Financial Accounting Standards No. 153, “Exchanges of Nonmonetary Assets — An Amendment of APB Opinion No. 29” (“FAS 153”). The amendments made by FAS 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have “commercial substance.” FAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of FAS 153 did not have a material effect on the Other Real Estate Partnerships ’s financial statements.

OTHER REAL ESTATE PARTNERSHIPS

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

In March 2005, the FASB issued FASB Interpretation (FIN) No. 47, Accounting for Conditional Asset Retirement Obligations, an Interpretation of FASB Statement No. 143. A conditional asset retirement obligation refers to a legal obligation to retire assets where the timing and/or method of settlement are conditioned on future events. FIN No. 47 requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. The Other Real Estate Partnerships adopted the provisions of FIN 47 in 2005. The adoption of this Interpretation did not have a material impact on the Other Real Estate Partnership’s combined financial position, results of operations or cash flows.

In May, 2005, the FASB issued Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections” (“FAS 154”) which supersedes APB Opinion No. 20, “Accounting Changes” and Statement of Financial Accounting Standards No. 3, “Reporting Accounting Changes in Interim Financial Statements”. FAS 154 changes the requirements for the accounting for and reporting of changes in accounting principle. The statement requires the retroactive application to prior periods’ financial statements of changes in accounting principles, unless it is impracticable to determine either the period specific effects or the cumulative effect of the change. FAS 154 does not change the guidance for reporting the correction of an error in previously issued financial statements or the change in an accounting estimate. FAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

In June, 2005, the FASB ratified the consensus reached by the Emerging Issues Task Force (“EITF”) regarding EITF 04-05, “Investor’s Accounting for an Investment in a Limited Partnership When the Investor is the Sole General Partner and the Limited Partners Have Certain Rights.” The conclusion provides a framework for addressing the question of when a sole general partner, as defined in EITF 04-05, should consolidate a limited partnership. The EITF has concluded that the general partner of a limited partnership should consolidate a limited partnership unless (1) the limited partners possess substantive kick-out rights as defined in paragraph B20 of FIN 46R, or (2) the limited partners possess substantive participating rights similar to the rights described in Issue 96-16, “Investor’s Accounting for an Investee When the Investor has a Majority of the Voting Interest by the Minority Shareholder or Shareholders Have Certain Approval or Veto Rights.” In addition, the EITF concluded that the guidance should be expanded to include all limited partnerships, including those with multiple general partners. The Other Real Estate Partnerships adopted EITF 04-05 as of December 31, 2005. The adoption of this EITF did not have a material impact on the Other Real Estate Partnership’s combined financial position, results of operations or cash flows.

4.	Mortgage Loans Payable, Net

On July 16, 1998, the Other Real Estate Partnerships, through TK-SV, LTD., assumed a mortgage loan in the principal amount of $2,566 (the “Acquisition Mortgage Loan V”). The Acquisition Mortgage Loan V is collateralized by one property in Tampa, Florida, bears interest at a fixed rate of 9.01% and provides for monthly principal and interest payments based on a 30-year amortization schedule. The Acquisition Mortgage Loan V matures on September 1, 2006. In conjunction with the assumption of the Acquisition Mortgage Loan V, the Other Real Estate Partnerships recorded a premium in the amount of $315 which will be amortized over the remaining life of the Acquisition Mortgage Loan V as an adjustment to interest expense. Including the impact of the premium recorded, the Other Real Estate Partnerships’ effective interest rate on the Acquisition Mortgage Loan V is 6.96%. The Acquisition Mortgage Loan V was paid off and retired on March 1, 2006 (See Note 11).

OTHER REAL ESTATE PARTNERSHIPS

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

The following table discloses certain information regarding the Other Real Estate Partnerships’ mortgage loans:

	Outstanding Balance at		Accrued Interest Payable at		Interest Rate at
	December 31,	December 31,	December 31,	December 31,	December 31,	Maturity
Mortgage Loans Payable	2005	2004	2005	2004	2005	Date

Acquisition Mortgage Loan V	$2,380 (1)	$2,456 (1)	$18	$18	9.010%	09/01/06

(1)	At December 31, 2005 and 2004, the Acquisition Mortgage Loan V is net of an unamortized premium of $24 and $63, respectively.

The following is a schedule of maturities of the mortgage loan, exclusive of the related premium for the next year ending December 31,:

Amount

2006	2,356

Total	$2,356

Fair Value:

At December 31, 2005 and 2004, the fair value of the Other Real Estate Partnerships’ mortgage loan payable were as follows:

	December 31, 2005		December 31, 2004
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value

Mortgage Loan Payable	$2,380	$2,409	$2,456	$2,590

The fair value of the Other Real Estate Partnerships’ mortgage loan payable was determined by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

5.	Acquisition and Development of Real Estate

In 2003, the Other Real Estate Partnerships acquired two industrial property comprising approximately .3 million square feet (unaudited) of GLA and several land parcels for a total purchase price of approximately $11,300, excluding costs incurred in conjunction with the acquisition of the properties.

In 2004, the Other Real Estate Partnerships acquired two industrial properties comprising approximately .3 million square feet (unaudited) of GLA and several land parcels for a total purchase price of approximately $9,290, excluding costs incurred in conjunction with the acquisition of the properties.

In 2005, the Other Real Estate Partnerships acquired twelve industrial properties comprising approximately 1.7 million square feet (unaudited) of GLA and several land parcels for a total purchase price of approximately $62,114, excluding costs incurred in conjunction with the acquisition of the properties.

Intangible Assets Subject to Amortization in the Period of Acquisition

The fair value of in-place leases, above market leases, and below market leases recorded as a result of the above acquisitions was $4,272, $1,106, and $2,033, respectively at December 31, 2005. The weighted average life in months of in-place leases, above market leases, and below market leases recorded as a result of 2005 acquisitions was 99, 65 and 13 months, respectively.

OTHER REAL ESTATE PARTNERSHIPS

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

6.	Sale of Real Estate, Real Estate Held For Sale and Discontinued Operations

In 2003, the Other Real Estate Partnerships sold nine industrial properties comprising approximately 1.1 million square feet (unaudited) of GLA and several parcels of land. Two of the nine sold industrial properties comprising approximately .7 million square feet of GLA were sold to the December 2001 Joint Venture. Gross proceeds from the sales of the nine industrial properties and several land parcels totaled approximately $36,879. The gain on sale of real estate was approximately $10,887, of which $4,689 is shown in discontinued operations. In accordance with FAS 144, the results of operations and gain on sale of real estate for the seven of the nine sold industrial properties that were not identified as held for sale at December 31, 2001, are included in discontinued operations.

In 2004, the Other Real Estate Partnerships sold seven industrial properties comprising approximately .6 million square feet (unaudited) of GLA and several parcels of land. Gross proceeds from the sales of the seven industrial properties and several land parcels totaled approximately $31,849. The gain on sale of real estate was approximately $8,082, of which $6,439 is shown in discontinued operations. Six of the seven sold industrial properties meet the criteria established by FAS 144 to be included in discontinued operations. Therefore, in accordance with FAS 144, the results of operations and gain on sale of real estate for the six sold industrial properties that meet the criteria established by FAS 144 are included in discontinued operations. The results of operations and gain on sale of real estate for the industrial property and several land parcels that do not meet the criteria established by FAS 144 are included in continuing operations.

In 2005, the Other Real Estate Partnerships sold 14 industrial properties comprising approximately 2.1 million square feet (unaudited) of GLA. Of the 14 industrial properties sold, one industrial property sale was made to a joint venture in which the Operating Partnership owns a 10% equity interest. Gross proceeds from the sales of the 14 industrial properties totaled approximately $94,472. The gain on sale of real estate was approximately $30,076, of which $29,213 is shown in discontinued operations. One of the 14 sold industrial properties did not meet the criteria established by FAS 144 to be included in discontinued operations. Therefore, in accordance with FAS 144, the results of operations and gain on sale of real estate for the 13 sold industrial properties that meet the criteria established by FAS 144 are included in discontinued operations. The results of operations and gain on sale of real estate for the industrial property and several land parcels that do not meet the criteria established by FAS 144 are included in continuing operations.

During the six months ended June 30, 2006, the Other Real Estate Partnerships sold 12 industrial properties comprising approximately 0.8 million square feet of GLA. The 12 sold industrial properties meet the criteria established by FAS 144 to be included in discontinued operations for the years ended December 31, 2005, 2004 and 2003. Therefore, in accordance with FAS 144, the results of operations for the 12 sold industrial properties are included in discontinued operations.

The following table discloses certain information regarding the industrial properties included in discontinued operations by the Other Real Estate Partnerships for the years ended December 31, 2005, 2004 and 2003 inclusive of the 12 industrial properties the Other Real Estate Partnership sold from January 1, 2006 to June 30, 2006.

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2005	2004	2003

Total Revenues	$9,499	$12,502	$24,946
Operating Expenses	(2,474)	(3,357)	(4,646)
Depreciation and Amortization	(2,588)	(2,853)	(3,256)

Gain on Sale of Real Estate	29,213	6,439	4,689

Income from Discontinued Operations	$33,650	$12,731	21,733

OTHER REAL ESTATE PARTNERSHIPS

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

In conjunction with certain property sales, the Other Real Estate Partnerships provide seller financing on behalf of certain buyers. At December 31, 2005 and 2004, the Other Real Estate Partnerships had mortgage notes receivable outstanding and accrued interest of approximately $24,118 and $16,336, respectively which is included as a component of prepaid expenses and other assets. Also, in December 2004, the Other Real Estate Partnerships sold $3,249 of its note receivables for par.

7.	Supplemental Information to Statements of Cash Flows

Supplemental disclosure of cash flow information:

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2005	2004	2003

Interest paid	$175	$178	$415

In conjunction with certain property sales, the Other Real Estate Partnerships provided seller financing on behalf of certain buyers:

Notes Receivable	$11,265	$4,450	$17,170

8.	Future Rental Revenues

The Other Real Estate Partnerships’ properties are leased to tenants under net and semi-net operating leases. Minimum lease payments receivable, excluding tenant reimbursements of expenses, under noncancelable operating leases in effect as of December 31, 2005 are approximately as follows:

2006	$36,295
2007	31,996
2009	25,100
2009	19,163
2010	13,860
Thereafter	26,358

Total	$152,772

9.	Related Party Transactions

Periodically, the Other Real Estate Partnerships utilize real estate brokerage services from CB Richard Ellis, Inc., for which a relative of one of the Company’s officers/Directors is an employee. For the year ended December 31, 2003, this relative received brokerage commissions in the amount of $5.

At December 31, 2005 and 2004 the Other Real Estate Partnerships have a receivable balance of $27,055 and $5,506 from wholly owned entities of the Company.

10.	Commitments and Contingencies

In the normal course of business, the Other Real Estate Partnerships are involved in legal actions arising from the ownership of its properties. In management’s opinion, the liabilities, if any, that may ultimately result from such legal actions are not expected to have a materially adverse effect on the combined financial position, operations or liquidity of the Other Real Estate Partnerships.

Three properties have a lease granting the tenant an option to purchase the property. Such options are exercisable at various times and at appraised fair market value or at a fixed purchase price generally in excess of the Other Real Estate Partnerships’ depreciated cost of the asset. The Other Real Estate Partnerships have no notice of any exercise of these tenant purchase options.

OTHER REAL ESTATE PARTNERSHIPS

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

11.	Subsequent Events

During the period January 1, 2006 through March 6, 2006, the Other Real Estate Partnerships acquired two industrial properties for a total estimated investment of approximately $7,267.

On March 1, 2006, the Acquisition Mortgage Loan V was paid off and retired.

12.	Other Events

Subsequent to the filing of the Other Real Estate Partnerships’ audited financial statements as of December 31, 2005 and 2004 and the three years in the period ended December 31, 2005 on March 16, 2006, the Other Real Estate Partnership has amended its consolidated financial statements for the years ended December 31, 2005, 2004, and 2003, due to certain provisions of Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” that require the Other Real Estate Partnership to report the results of operations of a property if it has either been disposed or is classified as held for sale in discontinued operations and meets certain other criteria. Accordingly, the Other Real Estate Partnership has restated its consolidated financial statements for the years ended December 31, 2005, 2004, and 2003, to reflect 12 properties that were sold during the six months ended June 30, 2006 that met the criteria to be classified as discontinued operations. The effect of the reclassification represents a $2.6 million, $2.9 million, and $2.8 million decrease in its previously reported income from continuing operations for the years ended December 31, 2005, 2004, and 2003, respectively. As a result of the foregoing, Note 6 to the consolidated financial statements for the years ended December 31, 2005, 2004, and 2003 has been updated. There is no effect on the Other Real Estate Partnerships’ previously reported net income, financial condition or cash flows.

FIRST INDUSTRIAL LP

SCHEDULE III:

REAL ESTATE AND ACCUMULATED DEPRECIATION
As of December 31, 2005

					(r)
					Costs
					Capitalized
					Subsequent to
					Acquisition or	Gross Amount Carried
			(b)		Completion	at Close of Period 12/31/05			Accumulated
	Location	(a)	Initial Cost		and Valuation		Building and		Depreciation	Year Built/	Depreciable
Building Address	(City/State)	Encumbrances	Land	Buildings	Provision	Land	Improvements	Total	12/31/05	Renovated	Lives (Years)
			(Dollars in thousands)

Atlanta
1650 GA Highway 155	McDonough, GA		788	4,544	204	788	4,748	5,536	1,331	1991	(n)
14101 Industrial Park Boulevard	Covington, GA		285	1,658	703	285	2,361	2,646	581	1984	(n)
801-804 Blacklawn Road	Conyers, GA		361	2,095	842	361	2,937	3,298	807	1982	(n)
1665 Dogwood Drive	Conyers, GA		635	3,662	78	635	3,739	4,374	1,072	1973	(n)
1715 Dogwood Drive	Conyers, GA		288	1,675	80	288	1,755	2,043	493	1973	(n)
11235 Harland Drive	Covington, GA		125	739	88	125	827	952	226	1988	(n)
4050 Southmeadow Parkway	Atlanta, GA		401	2,813	311	425	3,100	3,525	889	1991	(n)
4051 Southmeadow Parkway	Atlanta, GA		726	4,130	1,084	726	5,214	5,940	1,594	1989	(n)
4071 Southmeadow Parkway	Atlanta, GA		750	4,460	974	828	5,356	6,184	1,518	1991	(n)
4081 Southmeadow Parkway	Atlanta, GA		1,012	5,918	1,586	1,157	7,359	8,516	1,842	1989	(n)
370 Great Southwest Parkway(j)	Atlanta, GA		527	2,984	579	546	3,544	4,089	847	1986	(n)
955 Cobb Place	Kennesaw, GA		780	4,420	417	804	4,813	5,617	1,000	1991	(n)
220 Greenwood Court	McDonough, GA		1,700	—	9,402	1,700	9,402	11,102	943	2000	(n)
1256 Oakbrook Drive	Norcross, GA		336	1,907	310	339	2,215	2,553	286	1984	(n)
1265 Oakbrook Drive	Norcross, GA		307	1,742	185	309	1,926	2,235	209	1984	(n)
1266 Oakbrook Drive	Norcross, GA		234	1,326	54	235	1,378	1,613	152	1984	(n)
1275 Oakbrook Drive	Norcross, GA		400	2,269	99	403	2,365	2,768	260	1986	(n)
1280 Oakbrook Drive	Norcross, GA		281	1,592	235	283	1,826	2,108	225	1986	(n)
1300 Oakbrook Drive	Norcross, GA		420	2,381	185	423	2,563	2,986	274	1986	(n)
1325 Oakbrook Drive	Norcross, GA		332	1,879	207	334	2,084	2,417	238	1986	(n)
1351 Oakbrook Drive	Norcross, GA		370	2,099	118	373	2,215	2,588	252	1984	(n)
1346 Oakbrook Drive	Norcross, GA		740	4,192	128	744	4,315	5,059	484	1985	(n)
1412 Oakbrook Drive	Norcross, GA		313	1,776	206	315	1,980	2,296	227	1985	(n)
7800 The Bluffs	Austell, GA		490	2,415	447	496	2,856	3,352	247	1995	(n)
Greenwood Industrial Park	McDonough, GA		1,550	—	7,485	1,550	7,485	9,035	252	2003	(n)

					(r)
					Costs
					Capitalized
					Subsequent to
					Acquisition or	Gross Amount Carried
			(b)		Completion	at Close of Period 12/31/05			Accumulated
	Location	(a)	Initial Cost		and Valuation		Building and		Depreciation	Year Built/	Depreciable
Building Address	(City/State)	Encumbrances	Land	Buildings	Provision	Land	Improvements	Total	12/31/05	Renovated	Lives (Years)
			(Dollars in thousands)

3060 South Park Blvd	Ellenwood, GA		1,600	12,464	961	1,603	13,422	15,025	1,120	1992	(n)
46 Kent Drive	Cartersville, GA		875	2,476	13	879	2,485	3,364	55	2001	(n)
100 Dorris Williams Industrial — King	Atlanta, GA	(i)	401	3,754	42	406	3,791	4,197	127	2000	(n)
605 Stonehill Diver	Atlanta, GA		485	1,979	24	490	1,998	2,488	93	1970	(n)
6514 Warren Drive	Norcross, GA		510	1,250	9	513	1,256	1,769	58	1999	(n)
6544 Warren Drive(q)	Norcross, GA		711	2,310	16	715	2,322	3,037	58	1999	(n)
720 Industrial Boulevard	Dublin, GA		250	2,632	18	252	2,648	2,900	56	1973/2000	(n)
5356 East Ponce DeLeon	One Mountain, GA		604	3,888	20	607	3,905	4,512	25	1982	(n)
5390 East Ponce DeLeon	One Mountain, GA		397	1,791	11	399	1,800	2,199	11	1982	(n)
195 & 197 Collins Boulevard	Athens, GA		1,410	5,344	37	1,419	5,372	6,791	107	1969/1984	(n)
4349 Avery Drive	Gainsville, GA		1,862	4,322	34	1,873	4,344	6,218	75	1977	(n)
Baltimore
3431 Benson	Baltimore, MD		553	3,062	317	562	3,370	3,932	667	1988	(n)
1820 Portal	Baltimore, MD	(f)	884	4,891	455	899	5,330	6,230	1,018	1982	(n)
8900 Yellow Brick Road	Baltimore, MD		447	2,473	372	475	2,817	3,292	550	1982	(n)
7476 New Ridge	Hanover, MD		394	2,182	385	401	2,560	2,961	471	1987	(n)
504 Advantage Way	Aberdeen, MD		2,799	15,864	813	2,802	16,674	19,476	1,154	1987/92	(n)
9700 Martin Luther King Hwy	Lanham, MD		700	1,920	720	700	2,640	3,340	276	1980	(n)
9730 Martin Luther King Hwy	Lanham, MD		500	955	678	500	1,633	2,133	146	1980	(n)
4600 Boston Way	Lanham, MD		1,400	2,482	217	1,400	2,699	4,099	242	1980	(n)
4621 Boston Way	Lanham, MD		1,100	3,070	369	1,100	3,439	4,539	286	1980	(n)
4720 Boston Way	Lanham, MD		1,200	2,174	930	1,200	3,104	4,304	321	1979	(n)
2250 Randolph Drive	Dulles, VA		3,200	8,187	36	3,208	8,215	11,423	363	1999	(n)
22630 Dulles Summit Court	Dulles, VA		2,200	9,346	127	2,206	9,467	11,673	397	1998	(n)
4201 Forbes Boulevard(q)	Lanham, MD		356	1,823	191	375	1,995	2,370	49	1989	(n)
4370-4383 Lottsford Vista Road	Lanham, MD		279	1,358	68	296	1,408	1,705	45	1989	(n)
4400 Lottsford Vista Road	Lanham, MD		351	1,955	108	372	2,042	2,414	54	1989	(n)
4420 Lottsford Vista Road	Lanham, MD		539	2,196	118	568	2,285	2,853	66	1989	(n)
11204 McCormick Road	Hunt Valley, MD		1,017	3,132	81	1,038	3,192	4,230	18	1962	(n)
11110 Pepper Road(q)	Hunt Valley, MD		918	2,529	68	938	2,577	3,515	12	1964	(n)
11100 Gilroy Road	Hunt Valley, MD		901	1,455	43	919	1,480	2,399	8	1972	(n)

					(r)
					Costs
					Capitalized
					Subsequent to
					Acquisition or	Gross Amount Carried
			(b)		Completion	at Close of Period 12/31/05			Accumulated
	Location	(a)	Initial Cost		and Valuation		Building and		Depreciation	Year Built/	Depreciable
Building Address	(City/State)	Encumbrances	Land	Buildings	Provision	Land	Improvements	Total	12/31/05	Renovated	Lives (Years)
			(Dollars in thousands)

336 Clubhouse(q)	Hunt Valley, MD		982	3,158	82	1,004	3,218	4,222	18	1976	(n)
10709 Gilroy Road	Hunt Valley, MD		907	2,884	(173)	913	2,705	3,618	15	1978	(n)
10947 Golden West	Hunt Valley, MD		1,134	3,436	64	1,135	3,499	4,634	13	1983	(n)
7120-7132 Ambassador Road	Hunt Valley, MD		829	1,329	15	847	1,326	2,173	9	1970	(n)
7142 Ambassador Road(q)	Hunt Valley, MD		924	2,876	71	942	2,929	3,871	9	1973	(n)
7144-7160 Ambassador Road	Hunt Valley, MD		979	1,672	67	1,000	1,718	2,718	14	1974	(n)
7200 Rutherford(q)	Hunt Valley, MD		1,032	2,150	62	1,054	2,190	3,244	17	1978	(n)
2700 Lord Baltimore(q)	Hunt Valley, MD		875	1,826	(58)	897	1,746	2,643	13	1978	(n)
9800 Martin Luther King Hwy	Lanham, MD		1,200	2,457	543	1,200	3,000	4,200	258	1978	(n)
4501 Hollins Ferry Road	Baltimore, MD		3,000	10,108	929	3,058	10,979	14,037	509	1982/92	(n)
11212 McCormick Road(q)	Hunt Valley, MD		776	623	37	798	638	1,436	6	1961/1973	(n)
Central Pennsylvania
16522 Hunters Green Parkway	Hagerstown, MD	(g)	1,390	13,104	3,902	1,863	16,534	18,396	1,088	2000	(n)
Golden Eagle Business Center	Harrisburg, PA		585	3,176	83	600	3,245	3,844	57	2000	(n)
270 Old Silver Spring Road	Mechanicsburg, PA		350	—	3,649	350	3,649	3,999	332	2001	(n)
37 Valleyview Business Park	Jessup, PA		542	—	2,971	542	2,972	3,513	77	2004	(n)
170 Marcel Drive(q)	Winchester, VA		1,544	5,463	266	1,544	5,730	7,273	—	1997	(n)
320 Museum Road	Washington, PA		201	1,819	33	205	1,849	2,053	18	1967/75	(n)
Chicago
3600 West Pratt Avenue	Lincolnwood, IL		1,050	5,767	1,238	1,050	7,005	8,055	2,021	1953/88	(n)
6750 South Sayre Avenue	Bedford Park, IL		224	1,309	433	224	1,742	1,966	441	1975	(n)
585 Slawin Court	Mount Prospect, IL		611	3,505	183	611	3,688	4,300	1,021	1992	(n)
2300 Windsor Court	Addison, IL		688	3,943	504	696	4,439	5,135	1,344	1986	(n)
3505 Thayer Court	Aurora, IL		430	2,472	35	430	2,507	2,938	717	1989	(n)
305-311 Era Drive	Northbrook, IL		200	1,154	146	205	1,296	1,501	361	1978	(n)
4330 South Racine Avenue	Chicago, IL		448	1,893	550	468	2,424	2,891	1,872	1978	(n)
12241 Melrose Street	Franklin Park, IL		332	1,931	1,826	469	3,620	4,089	1,091	1969	(n)
11939 S Central Avenue	Alsip, IL		1,208	6,843	2,155	1,305	8,900	10,205	1,829	1972	(n)
405 East Shawmut	LaGrange, IL		368	2,083	365	387	2,428	2,815	486	1965	(n)
1010-50 Sesame Street	Bensenville, IL		979	5,546	2,285	1,048	7,761	8,810	1,305	1976	(n)
7401 South Pulaski	Chicago, IL		664	3,763	1,215	669	4,974	5,643	1,024	1975/86	(n)
7501 S. Pulaski	Chicago, IL		318	2,038	738	318	2,777	3,094	514	1975/86	(n)
385 Fenton Lane	West Chicago, IL		868	4,918	567	884	5,468	6,352	1,263	1990	(n)

					(r)
					Costs
					Capitalized
					Subsequent to
					Acquisition or	Gross Amount Carried
			(b)		Completion	at Close of Period 12/31/05			Accumulated
	Location	(a)	Initial Cost		and Valuation		Building and		Depreciation	Year Built/	Depreciable
Building Address	(City/State)	Encumbrances	Land	Buildings	Provision	Land	Improvements	Total	12/31/05	Renovated	Lives (Years)
			(Dollars in thousands)

905 Paramount	Batavia, IL		243	1,375	391	252	1,757	2,009	355	1977	(n)
1005 Paramount	Batavia, IL		282	1,600	454	293	2,043	2,336	401	1978	(n)
2120-24 Roberts	Broadview, IL		220	1,248	369	231	1,607	1,838	391	1960	(n)
700 Business Center Drive	Mount Prospect, IL		270	1,492	120	288	1,594	1,882	202	1980	(n)
800 Business Center Drive	Mount Prospect, IL		631	3,493	233	666	3,691	4,358	468	1988/99	(n)
580 Slawin Court	Mount Prospect, IL		233	1,292	234	254	1,505	1,760	180	1985	(n)
1150 Feehanville Drive	Mount Prospect, IL		260	1,437	131	273	1,555	1,829	203	1983	(n)
1200 Business Center D rive	Mount Prospect, IL		765	4,237	335	814	4,524	5,338	576	1988/2000	(n)
1331 Business Center Drive	Mount Prospect, IL		235	1,303	136	255	1,419	1,674	181	1985	(n)
19W661 101st Street	Lemont, IL		1,200	6,643	1,400	1,220	8,023	9,242	844	1988	(n)
175 Wall Street	Glendale Heights, IL		427	2,363	191	433	2,548	2,981	236	1990	(n)
800-820 Thorndale Avenue	Bensenville, IL		751	4,159	109	761	4,258	5,019	326	1985	(n)
830-890 Supreme Drive	Bensenville, IL		671	3,714	247	679	3,953	4,632	406	1981	(n)
1661 Feehanville Drive	Mount Prospect, IL		985	5,455	1,134	1,044	6,530	7,574	845	1986	(n)
2250 Arthur Avenue	Elk Grove Village, IL		800	1,543	41	809	1,576	2,384	208	1973/86	(n)
1850 Touhy & 1158-60 McCage Ave	Elk Grove Village, IL		1,500	4,842	57	1,514	4,885	6,399	351	1978	(n)
1088-1130 Thorndale Avenue(q)	Bensenville, IL		2,103	3,674	12	2,108	3,681	5,789	93	1983	(n)
855-891 Busse(Route 83)	Bensenville, IL		1,597	2,767	11	1,601	2,774	4,375	72	1983	(n)
1060-1074 W. Thorndale Ave.(q)	Bensenville, IL		1,704	2,108	31	1,709	2,134	3,843	61	1982	(n)
400 Crossroads Parkway	Bolingbrook, IL		1,178	9,453	26	1,181	9,476	10,657	159	1988	(n)
7609 West Industrial Drive(q)	Forest Park, IL		1,207	2,343	161	1,213	2,497	3,711	69	1974	(n)
7801 West Industrial Drive	Forest Park, IL		1,215	3,020	19	1,220	3,034	4,254	74	1976	(n)
501 Airport Road(q)	Aurora, IL		694	—	5,256	694	5,256	5,950	415	2002	(n)
251 Airport Road(q)	Aurora, IL		983	—	6,653	983	6,654	7,636	657	2002	(n)
1900-1960 Devon Avenue(q)	Elk Grove Village, IL		1,154	2,552	195	1,167	2,734	3,901	124	1979	(n)
3686 South Central	Rockford, IL		200	2,520	11	200	2,531	2,731	72	1998	(n)
749 Southrock	Rockford, IL		379	2,814	13	380	2,825	3,206	105	1992	(n)
725 Kimberly Drive	Carol Stream, IL		793	1,395	10	801	1,397	2,198	23	1987	(n)
2802 Bloomington Road	Champaign, IL		1,002	7,544	45	1,007	7,583	8,591	47	1996	(n)
17001 S. Vincennes	Thornton, IL		497	504	6	500	507	1,007	9	1974	(n)

					(r)
					Costs
					Capitalized
					Subsequent to
					Acquisition or	Gross Amount Carried
			(b)		Completion	at Close of Period 12/31/05			Accumulated
	Location	(a)	Initial Cost		and Valuation		Building and		Depreciation	Year Built/	Depreciable
Building Address	(City/State)	Encumbrances	Land	Buildings	Provision	Land	Improvements	Total	12/31/05	Renovated	Lives (Years)
			(Dollars in thousands)

Cincinnati
9900-9970 Princeton	Cincinnati, OH		545	3,088	1,709	566	4,775	5,342	1,315	1970	(n)
2940 Highland Avenue	Cincinnati, OH		1,717	9,730	2,258	1,772	11,933	13,705	3,151	1969/74	(n)
4700-4750 Creek Road	Blue Ash, OH		1,080	6,118	772	1,109	6,860	7,970	1,788	1960	(n)
12072 Best Place	Springboro, OH		426	—	3,177	443	3,160	3,604	610	1984	(n)
901 Pleasant Valley Drive	Springboro, OH		304	1,721	166	316	1,875	2,191	370	1984/94	(n)
4440 Mulhauser Road	Cincinnati, OH		655	39	5,741	655	5,780	6,435	1,197	1999	(n)
4434 Mulhauser Road	Cincinnati, OH		444	16	4,684	463	4,681	5,144	764	1999	(n)
9449 Glades Drive	Hamilton, OH		465	—	4,080	477	4,068	4,545	581	1999	(n)
420 Wards Corner Road	Loveland, OH		600	1,083	1,010	606	2,087	2,693	324	1985	(n)
422 Wards Corner Road	Loveland, OH		600	1,811	451	605	2,256	2,862	354	1985	(n)
4436 Muhlhauser Road	Hamilton, OH		630	—	5,663	630	5,664	6,293	607	2001	(n)
4438 Muhlhauser Road	Hamilton, OH		779	—	6,823	779	6,823	7,602	680	2000	(n)
9200 Brookfield Court(q)	Florence, KY		578	3,551	72	582	3,619	4,201	120	1996	(n)
4663 Dues Drive(q)	West Chester, OH		858	2,273	204	875	2,460	3,335	130	1972	(n)
7401 Fremont Pike #1	Perrysburg, OH		291	1,130	26	296	1,151	1,447	7	1955/70	(n)
7401 Fremont Pike #2	Perrysburg, OH		280	1,088	25	285	1,108	1,393	7	1980	(n)
7401 Fremont Pike #3	Perrysburg, OH		334	1,300	30	340	1,324	1,664	8	1984	(n)
7401 Fremont Pike #4	Perrysburg, OH		502	1,952	44	511	1,987	2,498	13	1985	(n)
7401 Fremont Pike #5	Perrysburg, OH		340	1,323	31	346	1,347	1,694	8	1990	(n)
7401 Fremont Pike #6	Perrysburg, OH		340	1,323	31	346	1,347	1,694	8	1990	(n)
7401 Fremont Pike #7	Perrysburg, OH		357	1,389	33	364	1,415	1,779	9	1991	(n)
7401 Fremont Pike #8	Perrysburg, OH		704	2,739	64	717	2,789	3,507	18	1993	(n)
7401 Fremont Pike #9	Perrysburg, OH		18	68	2	18	70	88	0	1998	(n)
7401 Fremont Pike #10	Perrysburg, OH		38	149	4	39	152	191	1	1951	(n)
Cleveland
1 Allen Bradley Drive	Mayfield Heights, OH		3,034	48,475	269	3,051	48,726	51,778	276	1995	(n)
Columbus
3800 Lockbourne Industrial Pkwy	Columbus, OH		1,045	6,421	14	1,045	6,435	7,480	1,529	1986	(n)
3880 Groveport Road	Columbus, OH		1,955	12,154	600	1,955	12,755	14,709	3,087	1986	(n)
1819 North Walcutt Road	Columbus, OH		637	4,590	(296)	637	4,294	4,931	1,105	1973	(n)
4300 Cemetary Road(q)	Hillard, OH		764	6,248	(1,424)	764	4,823	5,588	1,133	1968/74	(n)

					(r)
					Costs
					Capitalized
					Subsequent to
					Acquisition or	Gross Amount Carried
			(b)		Completion	at Close of Period 12/31/05			Accumulated
	Location	(a)	Initial Cost		and Valuation		Building and		Depreciation	Year Built/	Depreciable
Building Address	(City/State)	Encumbrances	Land	Buildings	Provision	Land	Improvements	Total	12/31/05	Renovated	Lives (Years)
			(Dollars in thousands)

4115 Leap Road(j)	Hillard, OH		756	4,297	495	756	4,781	5,537	892	1977	(n)
3300 Lockbourne	Columbus, OH		708	3,920	1,241	710	5,159	5,869	1,075	1964	(n)
1076 Pittsburgh Drive	Delaware, OH		2,497	5,103	22	2,505	5,117	7,622	157	1996	(n)
6150 Huntley Road	Columbus, OH		986	5,162	16	989	5,175	6,164	101	2002	(n)
Dallas/Fort Worth
1275-1281 Roundtable Drive	Dallas, TX		117	839	53	117	892	1,009	184	1966	(n)
2406-2416 Walnut Ridge	Dallas, TX		178	1,006	290	183	1,291	1,474	278	1978	(n)
12750 Perimeter Drive	Dallas, TX		638	3,618	635	660	4,232	4,892	805	1979	(n)
1324-1343 Roundtable Drive	Dallas, TX		178	1,006	227	184	1,227	1,411	240	1972	(n)
2401-2419 Walnut Ridge	Dallas, TX		148	839	119	153	953	1,106	201	1978	(n)
4248-4252 Simonton	Farmers Ranch, TX		888	5,032	412	920	5,412	6,332	1,169	1973	(n)
900-906 Great Southwest Pkwy	Arlington, TX		237	1,342	596	270	1,905	2,175	368	1972	(n)
2179 Shiloh Road	Garland, TX		251	1,424	68	256	1,486	1,742	299	1982	(n)
2159 Shiloh Road	Garland, TX		108	610	40	110	648	758	130	1982	(n)
2701 Shiloh Road	Garland, TX		818	4,636	1,209	923	5,740	6,663	1,275	1981	(n)
12784 Perimeter Drive(k)	Dallas, TX		350	1,986	461	396	2,401	2,797	494	1981	(n)
3000 West Commerce	Dallas, TX		456	2,584	530	469	3,101	3,570	599	1980	(n)
3030 Hansboro	Dallas, TX		266	1,510	385	276	1,885	2,161	382	1971	(n)
5222 Cockrell Hill	Dallas, TX		296	1,677	389	306	2,056	2,363	390	1973	(n)
405-407 113th	Arlington, TX		181	1,026	431	185	1,452	1,637	264	1969	(n)
816 111th Street	Arlington, TX		251	1,421	224	258	1,638	1,896	330	1972	(n)
7341 Dogwood Park	Richland Hills, TX		79	435	219	84	649	732	152	1973	(n)
7427 Dogwood Park	Richland Hills, TX		96	532	556	102	1,083	1,185	142	1973	(n)
7348-54 Tower Street	Richland Hills, TX		88	489	196	94	679	773	120	1978	(n)
7370 Dogwood Park	Richland Hills, TX		91	503	97	96	594	691	122	1987	(n)
7339-41 Tower Street	Richland Hills, TX		98	541	66	104	601	705	109	1980	(n)
7437-45 Tower Street	Richland Hills, TX		102	563	79	108	635	743	124	1977	(n)
7331-59 Airport Freeway	Richland Hills, TX		354	1,958	363	372	2,303	2,675	411	1987	(n)
7338-60 Dogwood Park	Richland Hills, TX		106	587	102	112	683	796	127	1978	(n)
7450-70 Dogwood Park	Richland Hills, TX		106	584	125	112	703	815	140	1985	(n)
7423-49 Airport Freeway	Richland Hills, TX		293	1,621	334	308	1,940	2,248	421	1985	(n)
7400 Whitehall Street	Richland Hills, TX		109	603	91	115	688	804	126	1994	(n)
1602-1654 Terre Colony	Dallas, TX		458	2,596	230	468	2,816	3,284	467	1981	(n)

					(r)
					Costs
					Capitalized
					Subsequent to
					Acquisition or	Gross Amount Carried
			(b)		Completion	at Close of Period 12/31/05			Accumulated
	Location	(a)	Initial Cost		and Valuation		Building and		Depreciation	Year Built/	Depreciable
Building Address	(City/State)	Encumbrances	Land	Buildings	Provision	Land	Improvements	Total	12/31/05	Renovated	Lives (Years)
			(Dollars in thousands)

3330 Duncanville Road	Dallas, TX		197	1,114	28	199	1,139	1,338	158	1987	(n)
6851-6909 Snowden Road	Fort Worth, TX		1,025	5,810	483	1,038	6,280	7,318	905	1985/86	(n)
2351-2355 Merritt Drive	Garland, TX		101	574	125	103	698	800	118	1986	(n)
10575 Vista Park	Dallas, TX		366	2,074	214	371	2,283	2,654	322	1988	(n)
701-735 North Plano Road	Richardson, TX		696	3,944	118	705	4,053	4,758	576	1972/94	(n)
2259 Merritt Drive	Garland, TX		96	544	45	97	588	685	82	1986	(n)
2260 Merritt Drive	Garland, TX		319	1,806	47	323	1,849	2,172	259	1986/99	(n)
2220 Merritt Drive	Garland, TX		352	1,993	258	356	2,247	2,603	297	1986/2000	(n)
2010 Merritt Drive	Garland, TX		350	1,981	112	354	2,088	2,442	304	1986	(n)
2363 Merritt Drive	Garland, TX		73	412	117	74	529	602	67	1986	(n)
2447 Merritt Drive	Garland, TX		70	395	81	71	475	546	57	1986	(n)
2465-2475 Merritt Drive	Garland, TX		91	514	21	92	535	626	74	1986	(n)
2485-2505 Merritt Drive	Garland, TX		431	2,440	415	436	2,849	3,285	356	1986	(n)
2081 Hutton Drive — Bldg 1(k)	Carrolton, TX		448	2,540	480	453	3,016	3,468	459	1981	(n)
2150 Hutton Drive	Carrolton, TX		192	1,089	315	194	1,402	1,596	231	1980	(n)
2110 Hutton Drive	Carrolton, TX		374	2,117	172	377	2,285	2,662	310	1985	(n)
2025 McKenzie Drive	Carrolton, TX		437	2,478	431	442	2,904	3,346	447	1985	(n)
2019 McKenzie Drive	Carrolton, TX		502	2,843	174	507	3,012	3,519	418	1985	(n)
1420 Valwood Parkway — Bldg 1(j)	Carrolton, TX		460	2,608	609	466	3,212	3,677	429	1986	(n)
1620 Valwood Parkway(k)	Carrolton, TX		1,089	6,173	1,165	1,100	7,327	8,427	1,095	1986	(n)
1505 Luna Road — Bldg II	Carrolton, TX		167	948	160	169	1,106	1,275	151	1988	(n)
1625 West Crosby Road	Carrolton, TX		617	3,498	678	631	4,162	4,793	670	1988	(n)
2029-2035 McKenzie Drive	Carrolton, TX		306	1,870	1,015	306	2,885	3,191	625	1985	(n)
1840 Hutton Drive(j)	Carrolton, TX		811	4,597	521	819	5,111	5,930	656	1986	(n)
1420 Valwood Pkwy — Bldg II	Carrolton, TX		373	2,116	422	377	2,534	2,912	376	1986	(n)
2015 McKenzie Drive	Carrolton, TX		510	2,891	316	516	3,202	3,717	392	1986	(n)
2105 McDaniel Drive	Carrolton, TX		502	2,844	735	507	3,573	4,080	448	1986	(n)
2009 McKenzie Drive	Carrolton, TX		476	2,699	506	481	3,201	3,682	413	1987	(n)
1505 Luna Road — Bldg I	Carrolton, TX		521	2,953	571	529	3,516	4,045	412	1988	(n)
900-1100 Avenue S	Grand Prairie, TX		623	3,528	325	629	3,846	4,475	437	1985	(n)
15001 Trinity Blvd	Ft. Worth, TX		529	2,998	50	534	3,043	3,578	253	1984	(n)

					(r)
					Costs
					Capitalized
					Subsequent to
					Acquisition or	Gross Amount Carried
			(b)		Completion	at Close of Period 12/31/05			Accumulated
	Location	(a)	Initial Cost		and Valuation		Building and		Depreciation	Year Built/	Depreciable
Building Address	(City/State)	Encumbrances	Land	Buildings	Provision	Land	Improvements	Total	12/31/05	Renovated	Lives (Years)
			(Dollars in thousands)

Plano Crossing(l)	Plano, TX		1,961	11,112	171	1,981	11,263	13,243	943	1998	(n)
7413A-C Dogwood Park	Richland Hills, TX		110	623	102	111	724	835	58	1990	(n)
7450 Tower Street	Richland Hills, TX		36	204	160	36	363	399	23	1977	(n)
7436 Tower Street	Richland Hills, TX		57	324	147	58	471	528	31	1979	(n)
7501 Airport Freeway	Richland Hills, TX		113	638	50	115	686	800	67	1983	(n)
7426 Tower Street	Richland Hills, TX		76	429	18	76	446	522	36	1978	(n)
7427-7429 Tower Street	Richland Hills, TX		75	427	15	76	441	517	36	1981	(n)
2840-2842 Handley Ederville Rd	Richland Hills, TX		112	635	34	113	668	781	56	1977	(n)
7451-7477 Airport Freeway	Richland Hills, TX		256	1,453	211	259	1,661	1,920	189	1984	(n)
7415 Whitehall Street	Richland Hills, TX		372	2,107	137	375	2,241	2,616	200	1986	(n)
7450 Whitehall Street	Richland Hills, TX		104	591	10	105	600	705	49	1978	(n)
7430 Whitehall Street	Richland Hills, TX		143	809	15	144	822	966	68	1985	(n)
7420 Whitehall Street	Richland Hills, TX		110	621	28	111	648	759	60	1985	(n)
300 Wesley Way	Richland Hills, TX		208	1,181	17	211	1,196	1,407	98	1995	(n)
825-827 Avenue H(j)	Arlington, TX		600	3,006	193	604	3,195	3,799	210	1979	(n)
1013-31 Avenue M	Grand Prairie, TX		300	1,504	52	302	1,554	1,856	101	1978	(n)
1172-84 113th Street(j)	Grand Prairie, TX		700	3,509	30	704	3,534	4,239	199	1980	(n)
1200-16 Avenue H(j)	Arlington, TX		600	2,846	(17)	604	2,825	3,429	181	1981/82	(n)
1322-66 N. Carrier Parkway(k)	Grand Prairie, TX		1,000	5,012	58	1,006	5,064	6,070	297	1979	(n)
2401-2407 Centennial Dr.	Arlington, TX		600	2,534	60	604	2,591	3,194	161	1977	(n)
3111 West Commerce Street	Dallas, TX		1,000	3,364	45	1,011	3,398	4,409	202	1979	(n)
4201 Kellway	Addison, TX		306	1,342	56	317	1,387	1,704	57	1980	(n)
9150 West Royal Lane(q)	Irving, TX		818	3,767	18	820	3,783	4,603	74	1985	(n)
13800 Senlac Drive	Farmers Ranch, TX		823	4,042	12	825	4,052	4,877	96	1988	(n)
801-831 S. Great Southwest Pkwy(q)	Grand Prairie, TX		2,581	16,556	257	2,586	16,808	19,394	538	1975	(n)
801-842 Heinz Way(q)	Grand Prairie, TX		599	3,327	34	601	3,359	3,960	73	1977	(n)
901-937 Heinz Way	Grand Prairie, TX		493	2,823	7	494	2,829	3,323	70	1997	(n)
2104 Hutton Drive	Carrolton, TX		246	1,393	172	249	1,563	1,811	199	1990	(n)
7451 Dogwood Park	Richland Hills, TX		133	753	195	134	947	1,081	156	1977	(n)
2821 Cullen Street	Fort Worth, TX		71	404	6	72	409	481	33	1961	(n)
2900 Avenue E(q)	Arlington, TX		296	—	1,936	296	1,936	2,232	39	1968	(n)

					(r)
					Costs
					Capitalized
					Subsequent to
					Acquisition or	Gross Amount Carried
			(b)		Completion	at Close of Period 12/31/05			Accumulated
	Location	(a)	Initial Cost		and Valuation		Building and		Depreciation	Year Built/	Depreciable
Building Address	(City/State)	Encumbrances	Land	Buildings	Provision	Land	Improvements	Total	12/31/05	Renovated	Lives (Years)
			(Dollars in thousands)

14500 E. Beltwood(q)	Dallas, TX		309	1,368	18	312	1,383	1,695	14	1980	(n)
Denver
7100 North Broadway — 1	Denver, CO		201	1,141	405	215	1,532	1,748	360	1978	(n)
7100 North Broadway — 2	Denver, CO		203	1,150	272	204	1,420	1,624	325	1978	(n)
7100 North Broadway — 3	Denver, CO		139	787	152	140	938	1,078	217	1978	(n)
7100 North Broadway — 5	Denver, CO		178	1,018	149	178	1,167	1,345	276	1978	(n)
7100 North Broadway — 6	Denver, CO		269	1,526	372	271	1,896	2,167	484	1978	(n)
20100 East 32nd Avenue Parkway	Aurora, CO		314	1,888	173	314	2,060	2,374	540	1997	(n)
700 West 48th Street	Denver, CO		302	1,711	439	307	2,145	2,452	508	1984	(n)
702 West 48th Street	Denver, CO		135	763	128	139	886	1,025	216	1984	(n)
6425 North Washington	Denver, CO		374	2,118	318	385	2,424	2,809	543	1983	(n)
3370 North Peoria Street	Aurora, CO		163	924	70	163	994	1,157	225	1978	(n)
3390 North Peoria Street	Aurora, CO		145	822	85	147	906	1,052	200	1978	(n)
3508-3538 North Peoria Street	Aurora, CO		260	1,472	485	264	1,953	2,217	482	1978	(n)
3568 North Peoria Street	Aurora, CO		222	1,260	355	225	1,612	1,837	376	1978	(n)
4785 Elati	Denver, CO		173	981	212	175	1,192	1,367	295	1972	(n)
4770 Fox Street	Denver, CO		132	750	118	134	866	1,000	194	1972	(n)
1550 W. Evans	Denver, CO		385	2,200	411	385	2,610	2,995	549	1975	(n)
3751-71 Revere Street	Denver, CO		262	1,486	208	267	1,689	1,957	371	1980	(n)
3871 Revere	Denver, CO		361	2,047	559	368	2,599	2,967	550	1980	(n)
4570 Ivy Street	Denver, CO		219	1,239	174	220	1,411	1,632	324	1985	(n)
5855 Stapleton Drive North	Denver, CO		288	1,630	282	290	1,911	2,201	428	1985	(n)
5885 Stapleton Drive North	Denver, CO		376	2,129	175	380	2,300	2,680	458	1985	(n)
5977-5995 North Broadway	Denver, CO		268	1,518	446	271	1,961	2,232	392	1978	(n)
2952-5978 North Broadway	Denver, CO		414	2,346	728	422	3,067	3,489	682	1978	(n)
4721 Ironton Street	Denver, CO		232	1,313	1,520	236	2,827	3,064	987	1969	(n)
7100 North Broadway — 7	Denver, CO		215	1,221	227	217	1,445	1,663	361	1985	(n)
7100 North Broadway — 8	Denver, CO		79	448	104	80	551	631	112	1985	(n)
6804 East 48th Avenue	Denver, CO		253	1,435	403	256	1,835	2,092	369	1973	(n)
445 Bryant Street	Denver, CO		1,829	10,219	1,719	1,829	11,938	13,767	2,458	1960	(n)
East 47th Drive — A	Denver, CO		441	2,689	(6)	441	2,683	3,124	576	1997	(n)
9500 West 49th Street — A	Wheatridge, CO		283	1,625	328	286	1,951	2,236	459	1997	(n)

					(r)
					Costs
					Capitalized
					Subsequent to
					Acquisition or	Gross Amount Carried
			(b)		Completion	at Close of Period 12/31/05			Accumulated
	Location	(a)	Initial Cost		and Valuation		Building and		Depreciation	Year Built/	Depreciable
Building Address	(City/State)	Encumbrances	Land	Buildings	Provision	Land	Improvements	Total	12/31/05	Renovated	Lives (Years)
			(Dollars in thousands)

9500 West 49th Street — B	Wheatridge, CO		225	1,272	70	226	1,341	1,567	270	1997	(n)
9500 West 49th Street — C	Wheatridge, CO		600	3,409	126	600	3,536	4,136	738	1997	(n)
9500 West 49th Street — D	Wheatridge, CO		246	1,537	179	246	1,716	1,962	555	1997	(n)
8100 South Park Way — A	Littleton, CO		423	2,507	192	423	2,699	3,121	565	1997	(n)
8100 South Park Way — B	Littleton, CO		103	582	162	104	743	847	177	1984	(n)
8100 South Park Way — C	Littleton, CO		568	3,219	223	575	3,435	4,010	698	1984	(n)
451-591 East 124th Avenue	Littleton, CO		383	2,145	805	383	2,950	3,333	665	1979	(n)
608 Garrison Street	Lakewood, CO		265	1,501	395	267	1,894	2,161	396	1984	(n)
610 Garrison Street	Lakewood, CO		264	1,494	438	266	1,931	2,196	439	1984	(n)
15000 West 6th Avenue	Golden, CO		913	5,174	1,232	916	6,404	7,320	1,498	1985	(n)
14998 West 6th Avenue Bldg E	Golden, CO		565	3,199	224	568	3,419	3,987	757	1995	(n)
14998 West 6th Avenue Bldg F	Englewood, CO		269	1,525	86	271	1,610	1,881	360	1995	(n)
12503 East Euclid Drive	Denver, CO		1,208	6,905	769	1,208	7,675	8,882	1,731	1986	(n)
6547 South Racine Circle	Denver, CO		739	4,241	152	739	4,393	5,132	889	1996	(n)
7800 East Iliff Avenue	Denver, CO		188	1,067	245	190	1,310	1,500	258	1983	(n)
2369 South Trenton Way	Denver, CO		292	1,656	170	294	1,825	2,118	408	1983	(n)
2422 S. Trenton Way	Denver, CO		241	1,364	243	243	1,605	1,848	348	1983	(n)
2452 South Trenton Way	Denver, CO		421	2,386	201	426	2,582	3,008	532	1983	(n)
1600 South Abilene	Aurora, CO		465	2,633	79	467	2,710	3,177	573	1986	(n)
1620 South Abilene	Aurora, CO		268	1,520	101	270	1,619	1,890	340	1986	(n)
1640 South Abilene	Aurora, CO		368	2,085	141	382	2,213	2,594	490	1986	(n)
13900 East Florida Ave	Aurora, CO		189	1,071	79	190	1,149	1,339	244	1986	(n)
14401-14492 East 33rd Place	Aurora, CO		440	2,519	298	440	2,817	3,257	583	1979	(n)
11701 East 53rd Avenue	Denver, CO		416	2,355	194	422	2,542	2,964	528	1985	(n)
5401 Oswego Street	Denver, CO		273	1,547	329	278	1,871	2,148	457	1985	(n)
3811 Joilet	Denver, CO		735	4,166	448	752	4,597	5,349	859	1977	(n)
2630 West 2nd Avenue	Denver, CO		51	286	5	51	291	342	61	1970	(n)
2650 West 2nd Avenue	Denver, CO		221	1,252	191	223	1,441	1,664	306	1970	(n)
14818 West 6th Avenue Bldg A	Golden, CO		468	2,799	389	468	3,188	3,656	801	1985	(n)
14828 West 6th Avenue Bldg B	Golden, CO		503	2,942	541	503	3,482	3,985	815	1985	(n)
12055 E 49th Ave/4955 Peoria	Denver, CO		298	1,688	562	305	2,243	2,547	518	1984	(n)
4940-4950 Paris	Denver, CO		152	861	174	156	1,032	1,187	199	1984	(n)
4970 Paris	Denver, CO		95	537	69	97	604	701	112	1984	(n)

					(r)
					Costs
					Capitalized
					Subsequent to
					Acquisition or	Gross Amount Carried
			(b)		Completion	at Close of Period 12/31/05			Accumulated
	Location	(a)	Initial Cost		and Valuation		Building and		Depreciation	Year Built/	Depreciable
Building Address	(City/State)	Encumbrances	Land	Buildings	Provision	Land	Improvements	Total	12/31/05	Renovated	Lives (Years)
			(Dollars in thousands)

7367 South Revere Parkway	Englewood, CO		926	5,124	264	934	5,380	6,314	1,067	1997	(n)
8200 East Park Meadows Drive(j)	Lone Tree, CO		1,297	7,348	983	1,304	8,324	9,628	1,192	1984	(n)
3250 Quentin(j)	Aurora, CO		1,220	6,911	617	1,230	7,518	8,747	1,100	1984/2000	(n)
11585 E. 53rd Ave.(j)	Denver, CO		1,770	10,030	1,090	1,780	11,110	12,890	1,286	1984	(n)
10500 East 54th Ave.(k)	Denver, CO		1,253	7,098	937	1,260	8,027	9,287	1,045	1986	(n)
8835 W. 116th Street	Broomfield, CO		1,151	6,523	870	1,304	7,240	8,544	520	2002	(n)
3101-3151 S. Platte River Dr.	Englewood, CO		2,500	8,549	172	2,504	8,717	11,221	508	1974	(n)
3155-3199 S. Platte River Dr.	Englewood, CO		1,700	7,787	64	1,702	7,849	9,551	428	1974	(n)
3201-3273 S. Platte River Dr.	Englewood, CO		1,600	6,592	161	1,602	6,750	8,353	433	1974	(n)
18150 E. 32nd Street	Aurora, CO		563	3,188	1,168	572	4,347	4,919	718	2000	(n)
8820 W. 116th Street(q)	Broomfield, CO		338	1,918	316	372	2,199	2,571	145	2001	(n)
7005 East 46th Avenue	Denver, CO		512	2,025	22	517	2,042	2,559	49	1996	(n)
Hilltop Business Center I — Bldg. B(q)	Littleton, CO		739	—	3,577	739	3,578	4,316	416	2001	(n)
Jeffco Business Center A	Broomfield, CO		312	—	1,730	370	1,671	2,042	358	2001	(n)
Park Centre A(q)	Westminister, CO		441	—	4,241	441	4,241	4,682	545	2001	(n)
Park Centre B(q)	Westminister, CO		374	—	3,222	374	3,221	3,596	471	2001	(n)
Park Centre C(q)	Westminister, CO		374	—	3,022	374	3,022	3,396	422	2001	(n)
Park Centre D(q)	Westminister, CO		441	—	3,772	441	3,771	4,213	546	2001	(n)
9586 Interstate 25 East Frontage	Longmont, CO		898	5,038	229	939	5,226	6,165	27	1997	(n)
Des Moines
1021 W. First Street, Hwy 93	Sumner, IA		99	2,540	17	100	2,556	2,656	28	1990/1995	(n)
Detroit
238 Executive Drive	Troy, MI		52	173	554	100	679	779	555	1973	(n)
256 Executive Drive	Troy, MI		44	146	436	85	541	626	439	1974	(n)
301 Executive Drive	Troy, MI		71	293	731	133	962	1,095	718	1974	(n)
449 Executive Drive	Troy, MI		125	425	1,030	218	1,362	1,580	1,002	1975	(n)
501 Executive Drive	Troy, MI		71	236	678	129	856	985	446	1984	(n)
451 Robbins Drive	Troy, MI		96	448	961	192	1,313	1,505	923	1975	(n)
1095 Crooks Road	Troy, MI		331	1,017	1,006	360	1,994	2,354	1,153	1986	(n)
1416 Meijer Drive	Troy, MI		94	394	342	121	709	830	483	1980	(n)

					(r)
					Costs
					Capitalized
					Subsequent to
					Acquisition or	Gross Amount Carried
			(b)		Completion	at Close of Period 12/31/05			Accumulated
	Location	(a)	Initial Cost		and Valuation		Building and		Depreciation	Year Built/	Depreciable
Building Address	(City/State)	Encumbrances	Land	Buildings	Provision	Land	Improvements	Total	12/31/05	Renovated	Lives (Years)
			(Dollars in thousands)

1624 Meijer Drive	Troy, MI		236	1,406	902	373	2,171	2,544	1,357	1984	(n)
1972 Meijer Drive	Troy, MI		315	1,301	721	372	1,965	2,337	1,143	1985	(n)
1621 Northwood Drive	Troy, MI		85	351	918	215	1,140	1,354	951	1977	(n)
1707 Northwood Drive	Troy, MI		95	262	1,221	239	1,339	1,578	841	1983	(n)
1788 Northwood Drive	Troy, MI		50	196	549	103	692	795	488	1977	(n)
1821 Northwood Drive	Troy, MI		132	523	742	220	1,177	1,397	975	1977	(n)
1826 Northwood Drive	Troy, MI		55	208	394	103	554	657	461	1977	(n)
1864 Northwood Drive	Troy, MI		57	190	437	107	577	684	479	1977	(n)
2277 Elliott Avenue	Troy, MI		48	188	501	104	633	737	479	1975	(n)
2451 Elliott Avenue	Troy, MI		78	319	742	164	975	1,139	790	1974	(n)
2730 Research Drive	Rochester Hills, MI		903	4,215	674	903	4,889	5,792	2,715	1988	(n)
2791 Research Drive	Rochester Hills, MI		557	2,731	707	560	3,435	3,995	1,603	1991	(n)
2871 Research Drive	Rochester Hills, MI		324	1,487	372	327	1,856	2,183	932	1991	(n)
2911 Research Drive	Rochester Hills, MI		504	2,136	654	504	2,790	3,294	1,345	1992	(n)
3011 Research Drive	Rochester Hills, MI		457	2,104	346	457	2,450	2,907	1,392	1988	(n)
2870 Technology Drive	Rochester Hills, MI		275	1,262	228	279	1,486	1,765	840	1988	(n)
2900 Technology Drive	Rochester Hills, MI		214	977	531	219	1,503	1,722	650	1992	(n)
2920 Technology Drive	Rochester Hills, MI		153	671	196	153	868	1,020	420	1992	(n)
2930 Technology Drive	Rochester Hills, MI		131	594	380	138	966	1,105	440	1991	(n)
2950 Technology Drive	Rochester Hills, MI		178	819	223	185	1,035	1,220	524	1991	(n)
23014 Commerce Drive	Farmington Hills, MI		39	203	169	56	355	411	209	1983	(n)
23028 Commerce Drive	Farmington Hills, MI		98	507	247	125	727	852	436	1983	(n)
23035 Commerce Drive	Farmington Hills, MI		71	355	262	93	596	688	344	1983	(n)
23042 Commerce Drive	Farmintgon Hills, MI		67	277	306	89	561	650	330	1983	(n)
23065 Commerce Drive	Farmington Hills, MI		71	408	213	93	599	692	352	1983	(n)
23070 Commerce Drive	Farmington Hills, MI		112	442	759	125	1,188	1,313	777	1983	(n)
23079 Commerce Drive	Farmington Hills, MI		68	301	316	79	605	685	309	1983	(n)
23093 Commerce Drive	Farmington Hills, MI		211	1,024	844	295	1,784	2,079	1,053	1983	(n)
23135 Commerce Drive	Farmington Hills, MI		146	701	256	158	945	1,103	521	1986	(n)
23163 Commerce Drive	Farmington Hills, MI		111	513	313	138	799	937	438	1986	(n)
23177 Commerce Drive	Farmington Hills, MI		175	1,007	612	254	1,540	1,794	852	1986	(n)
23206 Commerce Drive	Farmington Hills, MI		125	531	324	137	842	980	477	1985	(n)
23370 Commerce Drive	Farmington Hills, MI		59	233	308	66	534	600	304	1980	(n)

					(r)
					Costs
					Capitalized
					Subsequent to
					Acquisition or	Gross Amount Carried
			(b)		Completion	at Close of Period 12/31/05			Accumulated
	Location	(a)	Initial Cost		and Valuation		Building and		Depreciation	Year Built/	Depreciable
Building Address	(City/State)	Encumbrances	Land	Buildings	Provision	Land	Improvements	Total	12/31/05	Renovated	Lives (Years)
			(Dollars in thousands)

32450 N Avis Drive	Madison Heights, MI		281	1,590	99	286	1,684	1,970	332	1974	(n)
12707 Eckles Road	Plymouth Township, MI		255	1,445	109	267	1,543	1,809	363	1990	(n)
9300-9328 Harrison Rd	Romulus, MI		147	834	393	154	1,219	1,374	300	1978	(n)
9330-9358 Harrison Rd	Romulus, MI		81	456	302	85	754	839	194	1978	(n)
28420-28448 Highland Rd	Romulus, MI		143	809	212	149	1,015	1,164	265	1979	(n)
28450-28478 Highland Rd	Romulus, MI		81	461	272	85	730	815	196	1979	(n)
28421-28449 Highland Rd	Romulus, MI		109	617	291	114	903	1,017	261	1980	(n)
28451-28479 Highland Rd	Romulus, MI		107	608	177	112	780	892	210	1980	(n)
28825-28909 Highland Rd	Romulus, MI		70	395	267	73	659	732	169	1981	(n)
28933-29017 Highland Rd	Romulus, MI		112	634	150	117	779	896	198	1982	(n)
28824-28908 Highland Rd	Romulus, MI		134	760	219	140	972	1,113	215	1982	(n)
28932-29016 Highland Rd	Romulus, MI		123	694	322	128	1,011	1,139	230	1982	(n)
9710-9734 Harrison Rd	Romulus, MI		125	706	149	130	850	980	205	1987	(n)
9740-9772 Harrison Rd	Romulus, MI		132	749	130	138	872	1,011	208	1987	(n)
9840-9868 Harrison Rd	Romulus, MI		144	815	168	151	977	1,127	243	1987	(n)
9800-9824 Harrison Rd	Romulus, MI		117	664	94	123	753	876	172	1987	(n)
29265-29285 Airport Dr	Romulus, MI		140	794	289	147	1,076	1,223	294	1983	(n)
29185-29225 Airport Dr	Romulus, MI		140	792	258	146	1,044	1,191	246	1983	(n)
29149-29165 Airport Dr	Romulus, MI		216	1,225	227	226	1,442	1,668	328	1984	(n)
29101-29115 Airport Dr	Romulus, MI		130	738	249	136	981	1,117	237	1985	(n)
29031-29045 Airport Dr	Romulus, MI		124	704	123	130	821	951	202	1985	(n)
29050-29062 Airport Dr	Romulus, MI		127	718	156	133	868	1,001	234	1986	(n)
29120-29134 Airport Dr	Romulus, MI		161	912	298	169	1,203	1,371	301	1986	(n)
29200-29214 Airport Dr	Romulus, MI		170	963	337	178	1,292	1,469	347	1985	(n)
9301-9339 Middlebelt Rd	Romulus, MI		124	703	195	130	892	1,022	216	1983	(n)
26980 Trolley Industrial Drive	Taylor, MI		450	2,550	1,017	463	3,554	4,017	799	1997	(n)
32975 Capitol Avenue	Livonia, MI		135	748	332	144	1,071	1,215	207	1978	(n)
2725 S. Industrial Highway	Ann Arbor, MI		660	3,654	322	704	3,931	4,636	748	1997	(n)
32920 Capitol Avenue	Livonia, MI		76	422	83	82	499	581	93	1973	(n)
11923 Brookfield Avenue	Livonia, MI		120	665	460	128	1,116	1,245	378	1973	(n)
11965 Brookfield Avenue	Livonia, MI		120	665	67	128	724	852	138	1973	(n)
13405 Stark Road	Livonia, MI		46	254	136	49	387	436	75	1980	(n)
1170 Chicago Road	Troy, MI		249	1,380	232	266	1,595	1,861	292	1983	(n)

					(r)
					Costs
					Capitalized
					Subsequent to
					Acquisition or	Gross Amount Carried
			(b)		Completion	at Close of Period 12/31/05			Accumulated
	Location	(a)	Initial Cost		and Valuation		Building and		Depreciation	Year Built/	Depreciable
Building Address	(City/State)	Encumbrances	Land	Buildings	Provision	Land	Improvements	Total	12/31/05	Renovated	Lives (Years)
			(Dollars in thousands)

1200 Chicago Road	Troy, MI		268	1,483	226	286	1,691	1,977	307	1984	(n)
450 Robbins Drive	Troy, MI		166	920	223	178	1,132	1,309	210	1976	(n)
1230 Chicago Road	Troy, MI		271	1,498	142	289	1,622	1,911	308	1996	(n)
12886 Westmore Avenue	Livonia, MI		190	1,050	186	202	1,224	1,426	227	1981	(n)
12898 Westmore Avenue	Livonia, MI		190	1,050	235	202	1,273	1,475	241	1981	(n)
33025 Industrial Road	Livonia, MI		80	442	130	85	567	652	108	1980	(n)
47711 Clipper Street	Plymouth Township, MI		539	2,983	265	575	3,212	3,787	611	1996	(n)
32975 Industrial Road	Livonia, MI		160	887	341	171	1,217	1,388	242	1984	(n)
32985 Industrial Road	Livonia, MI		137	761	149	147	900	1,047	167	1985	(n)
32995 Industrial Road	Livonia, MI		160	887	180	171	1,056	1,227	211	1983	(n)
12874 Westmore Avenue	Livonia, MI		137	761	239	147	990	1,137	176	1984	(n)
33067 Industrial Road	Livonia, MI		160	887	305	171	1,181	1,352	211	1984	(n)
1775 Bellingham	Troy, MI		344	1,902	238	367	2,117	2,484	394	1987	(n)
1785 East Maple	Troy, MI		92	507	86	98	587	685	111	1985	(n)
1807 East Maple	Troy, MI		321	1,775	199	342	1,953	2,295	376	1984	(n)
980 Chicago	Troy, MI		206	1,141	103	220	1,230	1,450	234	1985	(n)
1840 Enterprise Drive	Rochester Hills, MI		573	3,170	328	611	3,460	4,071	653	1990	(n)
1885 Enterprise Drive	Rochester Hills, MI		209	1,158	115	223	1,259	1,482	240	1990	(n)
1935-55 Enterprise Drive	Rochester Hills, MI		1,285	7,144	701	1,371	7,759	9,130	1,474	1990	(n)
5500 Enterprise Court	Warren, MI		675	3,737	447	721	4,138	4,859	783	1989	(n)
750 Chicago Road	Troy, MI		323	1,790	337	345	2,105	2,450	400	1986	(n)
800 Chicago Road	Troy, MI		283	1,567	525	302	2,073	2,375	494	1985	(n)
850 Chicago Road	Troy, MI		183	1,016	232	196	1,235	1,431	221	1984	(n)
2805 S. Industrial Highway	Ann Arbor, MI		318	1,762	264	340	2,004	2,344	424	1990	(n)
6833 Center Drive	Sterling Heights, MI		467	2,583	206	493	2,763	3,256	541	1998	(n)
32201 North Avis Drive	Madison Heights, MI		345	1,911	519	349	2,427	2,776	594	1974	(n)
1100 East Mandoline Road	Madison Heights, MI		888	4,915	1,620	897	6,526	7,423	1,438	1967	(n)
30081 Stephenson Highway	Madison Heights, MI		271	1,499	379	274	1,874	2,149	368	1967	(n)
1120 John A. Papalas Drive(k)	Lincoln Park, MI		586	3,241	543	593	3,777	4,370	720	1985	(n)
4872 S. Lapeer Road	Lake Orion Twsp, MI		1,342	5,441	1,921	1,412	7,292	8,704	1,570	1999	(n)
1400 Allen Drive	Troy, MI		209	1,154	120	212	1,271	1,483	160	1979	(n)
1408 Allen Drive	Troy, MI		151	834	171	153	1,003	1,156	182	1979	(n)
1305 Stephenson Hwy	Troy, MI		345	1,907	154	350	2,055	2,406	270	1979	(n)

					(r)
					Costs
					Capitalized
					Subsequent to
					Acquisition or	Gross Amount Carried
			(b)		Completion	at Close of Period 12/31/05			Accumulated
	Location	(a)	Initial Cost		and Valuation		Building and		Depreciation	Year Built/	Depreciable
Building Address	(City/State)	Encumbrances	Land	Buildings	Provision	Land	Improvements	Total	12/31/05	Renovated	Lives (Years)
			(Dollars in thousands)

32505 Industrial Drive	Madison Heights, MI		345	1,910	418	351	2,322	2,673	338	1979	(n)
1799-1813 Northfield Drive(j)	Rochester Hills, MI		481	2,665	135	490	2,792	3,281	390	1980	(n)
32200 N. Avis(q)	Madison Heights, MI		503	3,367	0	503	3,367	3,870	49	1973	(n)
100 Kay Industrial	Orion, MI		677	2,018	380	685	2,390	3,075	80	1987	(n)
1849 West Maple Road	Troy, MI		1,688	2,790	26	1,699	2,806	4,504	23	1986	(n)
28435 Automation Blvd.	Wixom, MI		621	—	3,663	621	3,663	4,284	99	2004	(n)
12163 Globe Street(q)	Detroit, MI		595	979	154	596	1,132	1,728	49	1980	(n)
32500 Capitol Avenue	Livonia, MI		258	1,032	11	260	1,041	1,301	9	1970	(n)
32650 Capitol Avenue	Livonia, MI		282	1,128	50	284	1,176	1,460	10	1970	(n)
32700 Capitol Avenue(q)	Livonia, MI		399	1,596	23	401	1,617	2,018	13	1970	(n)
11800 Sears Drive(q)	Livonia, MI		693	1,507	30	703	1,527	2,230	60	1971	(n)
10675 Middlebelt Road(q)	Romulus, MI		219	875	98	226	966	1,192	8	1966	(n)
1099 Church Road	Troy, MI		702	1,332	45	721	1,358	2,079	21	1980	(n)
Grand Rapids
5050 Kendrick Court(q)	Grand Rapids, MI		1,721	11,433	5,302	1,721	16,735	18,455	4,573	1988/94	(n)
5015 52nd Street SE	Grand Rapids, MI		234	1,321	143	234	1,464	1,698	436	1987	(n)
Houston
2102-2314 Edwards Street	Houston, TX		348	1,973	902	382	2,841	3,223	531	1961	(n)
4545 Eastpark Drive	Houston, TX		235	1,331	715	240	2,041	2,281	437	1972	(n)
3351 Rauch St	Houston, TX		272	1,541	189	278	1,724	2,002	338	1970	(n)
3851 Yale St	Houston, TX		413	2,343	694	425	3,026	3,451	667	1971	(n)
3337-3347 Rauch Street	Houston, TX		227	1,287	216	233	1,498	1,731	299	1970	(n)
8505 N Loop East	Houston, TX		439	2,489	618	449	3,097	3,546	615	1981	(n)
4749-4799 Eastpark Dr	Houston, TX		594	3,368	1,125	611	4,476	5,087	916	1979	(n)
4851 Homestead Road	Houston, TX		491	2,782	900	504	3,669	4,174	725	1973	(n)
3365-3385 Rauch Street	Houston, TX		284	1,611	163	290	1,768	2,058	386	1970	(n)
5050 Campbell Road	Houston, TX		461	2,610	330	470	2,930	3,401	588	1970	(n)
4300 Pine Timbers	Houston, TX		489	2,769	587	499	3,345	3,845	670	1980	(n)
2500-2530 Fairway Park Drive	Houston, TX		766	4,342	695	792	5,010	5,802	997	1974	(n)
6550 Longpointe	Houston, TX		362	2,050	519	370	2,560	2,930	499	1980	(n)
1815 Turning Basin Dr	Houston, TX		487	2,761	521	531	3,238	3,769	643	1980	(n)
1819 Turning Basin Dr	Houston, TX		231	1,308	550	251	1,837	2,088	355	1980	(n)
1805 Turning Basin Drive	Houston, TX		564	3,197	686	616	3,831	4,447	779	1980	(n)

					(r)
					Costs
					Capitalized
					Subsequent to
					Acquisition or	Gross Amount Carried
			(b)		Completion	at Close of Period 12/31/05			Accumulated
	Location	(a)	Initial Cost		and Valuation		Building and		Depreciation	Year Built/	Depreciable
Building Address	(City/State)	Encumbrances	Land	Buildings	Provision	Land	Improvements	Total	12/31/05	Renovated	Lives (Years)
			(Dollars in thousands)

7000 Empire Drive	Houston, TX		450	2,552	1,185	452	3,736	4,187	977	1980	(n)
9777 West Gulfbank Drive	Houston, TX		1,216	6,899	1,398	1,216	8,297	9,513	1,900	1980	(n)
9835A Genard Road	Houston, TX		1,505	8,333	3,301	1,581	11,558	13,139	1,841	1980	(n)
9835B Genard Road	Houston, TX		245	1,357	463	256	1,809	2,065	257	1980	(n)
10161 Harwin Drive	Houston, TX		505	2,861	792	511	3,648	4,158	628	1979/1981	(n)
10165 Harwin Drive	Houston, TX		218	1,234	673	220	1,905	2,125	277	1979/1981	(n)
10175 Harwin Drive	Houston, TX		267	1,515	344	270	1,856	2,126	364	1979/1981	(n)
10325-10415 Landsbury Drive(k)	Houston, TX		696	3,854	439	704	4,284	4,989	411	1982	(n)
8705 City Park Loop	Houston, TX		710	2,983	956	714	3,935	4,649	335	1982	(n)
11505 State Highway 225	LaPorte City, TX		940	4,675	615	940	5,290	6,230	148	2003	(n)
6955 Portwest Drive(q)	Houston, TX		314	1,686	19	318	1,701	2,019	6	1985	(n)
6925 Portwest Drive(q)	Houston, TX		402	1,360	19	407	1,374	1,781	7	1985	(n)
600 Kenrick	Houston, TX		900	1,791	156	913	1,934	2,847	156	1981	(n)
1500 E. Main	LaPorte City, TX		201	1,328	9	202	1,336	1,538	17	1972/1982	(n)
Indianapolis
2400 North Shadeland	Indianapolis, IN		142	802	198	149	993	1,142	217	1970	(n)
2402 North Shadeland	Indianapolis, IN		466	2,640	612	489	3,229	3,718	730	1970	(n)
7901 West 21st St.	Indianapolis, IN		1,048	6,027	414	1,048	6,441	7,489	1,437	1985	(n)
1445 Brookville Way	Indianapolis, IN		459	2,603	730	476	3,317	3,793	895	1989	(n)
1440 Brookville Way	Indianapolis, IN		665	3,770	769	685	4,520	5,205	1,055	1990	(n)
1240 Brookville Way	Indianapolis, IN		247	1,402	317	258	1,709	1,967	426	1990	(n)
1220 Brookville Way	Indianapolis, IN		223	40	68	226	104	331	20	1990	(n)
1345 Brookville Way	Indianapolis, IN	(s)	586	3,321	837	601	4,142	4,744	1,078	1992	(n)
1350 Brookville Way	Indianapolis, IN		205	1,161	213	212	1,368	1,579	342	1994	(n)
1341 Sadlier Circle E Dr	Indianapolis, IN	(c)	131	743	377	136	1,115	1,251	289	1971/1992	(n)
1322-1438 Sadlier Circle E Dr	Indianapolis, IN	(c)	145	822	271	152	1,087	1,239	300	1971/1992	(n)
1327-1441 Sadlier Circle E Dr	Indianapolis, IN	(c)	218	1,234	433	225	1,660	1,885	398	1992	(n)
1304 Sadlier Circle E Dr	Indianapolis, IN	(c)	71	405	150	75	552	627	151	1971/1992	(n)
1402 Sadlier Circle E Dr	Indianapolis, IN	(c)	165	934	434	171	1,363	1,533	351	1970/1992	(n)
1504 Sadlier Circle E Dr	Indianapolis, IN	(c)	219	1,238	269	226	1,500	1,725	343	1971/1992	(n)
1311 Sadlier Circle E Dr	Indianapolis, IN	(c)	54	304	98	57	399	455	90	1971/1992	(n)
1365 Sadlier Circle E Dr	Indianapolis, IN	(c)	121	688	283	126	966	1,092	202	1971/1992	(n)

					(r)
					Costs
					Capitalized
					Subsequent to
					Acquisition or	Gross Amount Carried
			(b)		Completion	at Close of Period 12/31/05			Accumulated
	Location	(a)	Initial Cost		and Valuation		Building and		Depreciation	Year Built/	Depreciable
Building Address	(City/State)	Encumbrances	Land	Buildings	Provision	Land	Improvements	Total	12/31/05	Renovated	Lives (Years)
			(Dollars in thousands)

1352-1354 Sadlier Circle E Dr	Indianapolis, IN	(c)	178	1,008	373	184	1,374	1,558	328	1970/1992	(n)
1335 Sadlier Circle E Dr	Indianapolis, IN	(c)	81	460	172	85	628	712	177	1971/1992	(n)
1327 Sadlier Circle E Dr	Indianapolis, IN	(c)	52	295	78	55	370	425	105	1971/1992	(n)
1425 Sadlier Circle E Dr	Indianapolis, IN	(c)	21	117	39	23	154	177	36	1971/1992	(n)
1230 Brookville Way	Indianapolis, IN		103	586	60	109	641	750	158	1995	(n)
6951 E 30th St	Indianapolis, IN		256	1,449	234	265	1,674	1,939	413	1995	(n)
6701 E 30th St	Indianapolis, IN		78	443	43	82	482	564	119	1995	(n)
6737 E 30th St	Indianapolis, IN		385	2,181	285	398	2,452	2,851	632	1995	(n)
1225 Brookville Way	Indianapolis, IN		60	—	416	68	408	476	91	1997	(n)
6555 E 30th St	Indianapolis, IN		484	4,760	1,623	484	6,382	6,867	1,632	1969/1981	(n)
2432-2436 Shadeland	Indianapolis, IN		212	1,199	465	230	1,645	1,875	419	1968	(n)
8402-8440 E 33rd St.	Indianapolis, IN		222	1,260	663	230	1,915	2,145	454	1977	(n)
8520-8630 E 33rd St.	Indianapolis, IN		326	1,848	741	336	2,580	2,916	625	1976	(n)
8710-8768 E 33rd St.	Indianapolis, IN		175	993	436	187	1,416	1,603	347	1979	(n)
3316-3346 N. Pagosa Court	Indianapolis, IN		325	1,842	622	335	2,453	2,788	590	1977	(n)
3331 Raton Court	Indianapolis, IN		138	802	241	138	1,043	1,181	300	1979	(n)
6751 E 30th St.	Indianapolis, IN		728	2,837	257	741	3,081	3,822	649	1997	(n)
8525 E. 33rd Street	Indianapolis, IN		1,300	2,091	908	1,308	2,991	4,299	650	1978	(n)
5705-97 Park Plaza Ct	Indianapolis, IN	(t)	600	2,194	890	609	3,075	3,684	472	1977	(n)
9319-9341 Castlegate Drive	Indianapolis, IN		530	1,235	1,005	544	2,227	2,770	257	1983	(n)
9332-9350 Castlegate Drive	Indianapolis, IN		420	646	683	429	1,320	1,749	197	1983	(n)
2855 Michigan Road	Madison, IN		504	1,169	11	509	1,174	1,684	97	1962	(n)
9210 East 146th Street	Noblesville, IN		66	684	799	66	1,483	1,549	443	1978	(n)
6101-6119 Guion Road	Indianapolis, IN		400	661	440	405	1,096	1,501	165	1976	(n)
1380 Perry Road	Plainfield, IN		781	5,156	31	781	5,187	5,968	160	1997	(n)
3300 Tenth Street	Indianapolis, IN		301	3,428	21	303	3,447	3,750	55	1961/2002	(n)
4640 Martin Luther King Jr. Boulevard	Anderson, IN		161	664	6	163	669	831	10	1999	(n)
7225 America Way(q)	Anderson, IN		251	1,049	(41)	253	1,006	1,259	11	1996	(n)
6512 Production Drive	Anderson, IN		58	281	3	58	284	342	3	1995	(n)
6628 Production Drive	Anderson, IN		150	680	7	151	686	837	7	1995	(n)
2902 Enterprise Drive	Anderson, IN		230	4,573	44	232	4,615	4,847	32	1995	(n)
Los Angeles

					(r)
					Costs
					Capitalized
					Subsequent to
					Acquisition or	Gross Amount Carried
			(b)		Completion	at Close of Period 12/31/05			Accumulated
	Location	(a)	Initial Cost		and Valuation		Building and		Depreciation	Year Built/	Depreciable
Building Address	(City/State)	Encumbrances	Land	Buildings	Provision	Land	Improvements	Total	12/31/05	Renovated	Lives (Years)
			(Dollars in thousands)

19914 Via Baron Way	Rancho Dominguez, CA	(d)	1,590	9,010	235	1,616	9,219	10,835	815	1973	(n)
14141 Alondra Blvd.	Santa Fe Springs, CA		2,570	14,565	4,295	2,598	18,833	21,430	1,425	1969	(n)
12616 Yukon Ave	Hawthorne, CA		685	3,884	94	696	3,967	4,663	349	1987	(n)
3355 El Segundo Blvd(k)	Hawthorne, CA		267	1,510	1,187	418	2,546	2,964	263	1959	(n)
12621 Cerise	Hawthorne, CA		265	2,344	(773)	265	1,572	1,837	158	1959	(n)
333 Turnbull Canyon Road	City of Industry, CA		2,700	1,824	266	2,700	2,090	4,790	201	1968/1985	(n)
350-390 Manville St.	Compton, CA		2,300	3,768	103	2,313	3,857	6,171	196	1979	(n)
1944 Vista Bella Way(q)	Rancho Dominguez, CA		1,746	3,148	586	1,821	3,659	5,480	79	1976	(n)
2000 Vista Bella Way(q)	Rancho Dominguez, CA		817	1,673	291	852	1,929	2,781	40	1971	(n)
2835 East Ana Street Drive	Rancho Dominguez, CA		1,682	2,750	13	1,770	2,675	4,445	13	1972/2000	(n)
Louisville
9001 Cane Run Road	Louisville, KY		524	—	5,577	560	5,541	6,101	1,426	1998	(n)
9101 Cane Run Road	Louisville, KY		608	—	6,114	608	6,113	6,722	749	2000	(n)
Milwaukee
6523 N Sydney Place	Glendale, WI		172	976	197	176	1,170	1,346	293	1978	(n)
8800 W Bradley	Milwaukee, WI		375	2,125	215	388	2,327	2,715	543	1982	(n)
4560 N 124th Street	Wauwatosa, WI		118	667	85	129	741	870	159	1976	(n)
4410-80 North 132nd Street	Butler, WI		355	—	4,023	359	4,019	4,378	570	1999	(n)
5355 South Westridge Drive	New Berlin, WI		1,630	7,058	92	1,646	7,134	8,780	331	1997	(n)
320-34 W. Vogel	Milwaukee, WI		506	3,199	14	508	3,211	3,719	171	1970	(n)
4950 S. 6th Avenue	Milwaukee, WI		299	1,565	7	301	1,571	1,871	105	1970	(n)
1711 Paramount Court	Waukesha, WI		308	1,762	19	311	1,778	2,089	45	1997	(n)
W 140 N9059 Lilly Road(q)	Iomonee Falls, WI		343	1,153	93	366	1,223	1,589	12	1995	(n)
N120W18485 Freistadt Road	Germantown, WI		700	3,183	49	704	3,228	3,932	223	1996	(n)
4921 S. 2nd Street(q)	Milwaukee, WI		101	713	2	101	715	816	31	1970	(n)
200 W. Vogel Ave., Bldg B	Milwaukee, WI		301	2,150	10	302	2,159	2,461	102	1970	(n)
187 Kohlman Road	Fond du Lac, WI		547	2,125	47	556	2,163	2,719	14	1992/95	(n)
247 Kohlman Road	Fond du Lac, WI		346	1,346	30	352	1,370	1,722	9	1992/95	(n)
122-342 Kohlman Road	Fond du Lac, WI		2,624	10,205	221	2,669	10,381	13,050	65	1978/91	(n)
1500 Peebles Drive	Richland Center, WI		1,577	1,018	15	1,588	1,022	2,610	51	1967/72	(n)
Minneapolis/St. Paul
6507-6545 Cecilia Circle	Bloomington, MN		357	1,320	1,241	386	2,532	2,918	1,315	1980	(n)
6201 West 111th Street	Bloomington, MN	(e)	1,358	8,622	3,794	1,499	12,276	13,774	5,803	1987	(n)

					(r)
					Costs
					Capitalized
					Subsequent to
					Acquisition or	Gross Amount Carried
			(b)		Completion	at Close of Period 12/31/05			Accumulated
	Location	(a)	Initial Cost		and Valuation		Building and		Depreciation	Year Built/	Depreciable
Building Address	(City/State)	Encumbrances	Land	Buildings	Provision	Land	Improvements	Total	12/31/05	Renovated	Lives (Years)
			(Dollars in thousands)

6403-6545 Cecilia Drive	Bloomington, MN		366	1,363	1,135	395	2,469	2,864	1,349	1980	(n)
6925-6943 Washington Avenue	Edina, MN		117	504	1,104	237	1,488	1,725	1,097	1972	(n)
6955-6973 Washington Avenue	Edina, MN		117	486	529	207	926	1,132	791	1972	(n)
7251-7267 Washington Avenue	Edina, MN		129	382	717	182	1,046	1,228	750	1972	(n)
7301-7325 Washington Avenue	Edina, MN		174	391	122	193	494	687	97	1972	(n)
7101 Winnetka Avenue North	Brooklyn Park, MN		2,195	6,084	3,364	2,228	9,416	11,643	4,900	1990	(n)
7600 Golden Triangle Drive	Eden Prairie, MN		566	1,394	1,156	615	2,501	3,116	1,400	1989	(n)
9901 West 74th Street	Eden Prairie, MN		621	3,289	2,991	639	6,262	6,901	3,102	1983/88	(n)
12220-12222 Nicollet Avenue	Burnsville, MN		105	425	380	114	797	910	466	1989/90	(n)
12250-12268 Nicollet Avenue	Burnsville, MN		260	1,054	474	296	1,492	1,788	675	1989/90	(n)
12224-12226 Nicollet Avenue	Burnsville, MN		190	770	715	207	1,468	1,675	557	1989/90	(n)
1030 Lone Oak Road	Eagan, MN		456	2,703	573	456	3,276	3,732	856	1988	(n)
1060 Lone Oak Road	Eagan, MN		624	3,700	722	624	4,422	5,046	1,189	1988	(n)
5400 Nathan Lane	Plymouth, MN		749	4,461	923	757	5,376	6,133	1,761	1990	(n)
10120 W 76th Street	Eden Prairie, MN		315	1,804	1,361	315	3,164	3,480	1,272	1987	(n)
7615 Golden Triangle	Eden Prairie, MN		268	1,532	686	268	2,218	2,486	514	1987	(n)
7625 Golden Triangle	Eden Prairie, MN		415	2,375	1,106	415	3,481	3,896	954	1987	(n)
2605 Fernbrook Lane North	Plymouth, MN		443	2,533	646	445	3,177	3,621	767	1987	(n)
12155 Nicollet Ave	Burnsville, MN		286	—	1,725	288	1,723	2,011	437	1995	(n)
73rd Avenue North	Brooklyn Park, MN		504	2,856	540	512	3,388	3,900	848	1995	(n)
2720 Arthur Street	Roseville, MN		824	4,671	548	832	5,210	6,043	1,319	1995	(n)
4100 Peavey Road	Chaska, MN		277	2,261	770	277	3,031	3,308	682	1988	(n)
11300 Hamshire Ave South	Bloomington, MN		527	2,985	1,457	541	4,428	4,969	868	1983	(n)
375 Rivertown Drive	Woodbury, MN		1,083	6,135	2,698	1,503	8,413	9,916	1,773	1996	(n)
5205 Highway 169	Plymouth, MN		446	2,525	1,073	740	3,303	4,043	831	1960	(n)
6451-6595 Citywest Parkway	Eden Prairie, MN		525	2,975	1,369	538	4,330	4,869	1,027	1984	(n)
7100-7198 Shady Oak Road	Eden Prairie, MN		715	4,054	1,144	736	5,178	5,913	1,490	1982/2002	(n)
7500-7546 Washington Square	Eden Prairie, MN		229	1,300	739	235	2,034	2,269	422	1975	(n)
7550-7558 Washington Square	Eden Prairie, MN		153	867	176	157	1,039	1,196	219	1975	(n)
5240-5300 Valley Industrial Blvd S	Shakopee, MN		362	2,049	973	371	3,012	3,383	669	1973	(n)
7125 Northland Terrace	Brooklyn Park, MN		660	3,740	931	767	4,564	5,331	1,035	1996	(n)
6477-6525 City West Parkway	Eden Prairie, MN		810	4,590	1,001	819	5,582	6,401	1,173	1984	(n)

					(r)
					Costs
					Capitalized
					Subsequent to
					Acquisition or	Gross Amount Carried
			(b)		Completion	at Close of Period 12/31/05			Accumulated
	Location	(a)	Initial Cost		and Valuation		Building and		Depreciation	Year Built/	Depreciable
Building Address	(City/State)	Encumbrances	Land	Buildings	Provision	Land	Improvements	Total	12/31/05	Renovated	Lives (Years)
			(Dollars in thousands)

1157 Valley Park Drive	Shakopee, MN		760	—	6,144	888	6,016	6,904	983	1997	(n)
500-530 Kasota Avenue SE	Minneapolis, MN		415	2,354	1,008	432	3,345	3,777	794	1976	(n)
770-786 Kasota Avenue SE	Minneapolis, MN		333	1,888	531	347	2,405	2,752	478	1976	(n)
800 Kasota Avenue SE	Minneapolis, MN		524	2,971	742	597	3,640	4,236	761	1976	(n)
2530-2570 Kasota Avenue	St. Paul, MN		407	2,308	758	465	3,008	3,473	598	1976	(n)
1280 Energy Park Drive	St. Paul, MN		700	2,779	23	705	2,797	3,502	155	1984	(n)
9600 West 76th Street	Eden Prairie, MN		1,000	2,450	34	1,034	2,449	3,484	96	1997	(n)
9700 West 76th Street	Eden Prairie, MN		1,000	2,709	133	1,038	2,804	3,842	128	1984/97	(n)
5017 Boone Avenue North	New Hope, MN	(h)	1,000	1,599	58	1,009	1,648	2,657	120	1971/74	(n)
2300 West Highway 13(I-35 Dist Ctr)(q)	Burnsville, MN		2,517	6,069	325	2,524	6,387	8,911	405	1970/76	(n)
1087 Park Place	Shakopee, MN		1,195	4,891	15	1,198	4,903	6,101	110	1996/2000	(n)
5391 12th Avenue SE	Shakopee, MN		1,392	8,149	22	1,395	8,168	9,563	167	1998	(n)
4701 Valley Industrial Boulevard	Shakopee, MN		1,296	7,157	18	1,299	7,172	8,471	219	1997	(n)
7600 69th Avenue	Greenfield, MN		1,500	8,328	1,808	1,510	10,126	11,636	579	2004	(n)
Park 2000 III(q)	Shakopee, MN		590	—	4,953	590	4,953	5,543	445	2001	(n)
Nashville
3099 Barry Drive	Portland, TN		418	2,368	148	421	2,512	2,933	602	1995	(n)
3150 Barry Drive	Portland, TN		941	5,333	309	981	5,602	6,583	1,297	1993	(n)
5599 Highway 31 West	Portland, TN		564	3,196	211	571	3,400	3,971	829	1995	(n)
1650 Elm Hill Pike	Nashville, TN		329	1,867	110	332	1,975	2,306	424	1984	(n)
1931 Air Lane Drive	Nashville, TN		489	2,785	245	493	3,026	3,519	644	1984	(n)
470 Metroplex Drive(j)	Nashville, TN		619	3,507	1,195	626	4,695	5,321	1,214	1986	(n)
1150 Antiock Pike	Nashville, TN		661	3,748	423	669	4,164	4,832	911	1987	(n)
4640 Cummings Park	Nashville, TN		360	2,040	174	365	2,209	2,574	335	1986	(n)
556 Metroplex Drive	Nashville, TN		227	1,285	111	231	1,392	1,623	188	1983	(n)
1740 River Hills Drive	Nashville, TN		848	4,383	223	888	4,566	5,454	278	1978	(n)
375 Belvedere Drive	Gallatin, TN		221	3,179	40	221	3,218	3,440	227	1979/85	(n)
575 Church Drive(q)	Nashville, TN		485	1,411	174	499	1,571	2,070	12	1994	(n)
100 Rockwell Drive	Nashville, TN		501	4,260	45	506	4,299	4,806	52	1975/80	(n)
Northern New Jersey
14 World’s Fair Drive	Franklin, NJ		483	2,735	440	503	3,154	3,658	679	1980	(n)

					(r)
					Costs
					Capitalized
					Subsequent to
					Acquisition or	Gross Amount Carried
			(b)		Completion	at Close of Period 12/31/05			Accumulated
	Location	(a)	Initial Cost		and Valuation		Building and		Depreciation	Year Built/	Depreciable
Building Address	(City/State)	Encumbrances	Land	Buildings	Provision	Land	Improvements	Total	12/31/05	Renovated	Lives (Years)
			(Dollars in thousands)

12 World’s Fair Drive	Franklin, NJ		572	3,240	552	593	3,770	4,363	796	1981	(n)
22 World’s Fair Drive	Franklin, NJ		364	2,064	310	375	2,363	2,738	463	1983	(n)
26 World’s Fair Drive	Franklin, NJ		361	2,048	201	377	2,233	2,611	485	1984	(n)
24 World’s Fair Drive	Franklin, NJ		347	1,968	404	362	2,358	2,719	542	1984	(n)
20 World’s Fair Drive Lot 13	Sumerset, NJ		9	—	2,641	691	1,959	2,650	280	1999	(n)
45 Route 46	Pine Brook, NJ		969	5,491	444	978	5,925	6,904	900	1974/1987	(n)
43 Route 46	Pine Brook, NJ		474	2,686	421	479	3,103	3,581	483	1974/1987	(n)
39 Route 46	Pine Brook, NJ		260	1,471	163	262	1,631	1,893	230	1970	(n)
26 Chapin Road	Pine Brook, NJ		956	5,415	516	965	5,922	6,886	798	1983	(n)
30 Chapin Road	Pine Brook, NJ		960	5,440	376	969	5,807	6,776	794	1983	(n)
20 Hook Mountain Road	Pine Brook, NJ		1,507	8,542	1,002	1,534	9,518	11,052	1,228	1972/1984	(n)
30 Hook Mountain Road	Pine Brook, NJ		389	2,206	313	396	2,512	2,908	348	1972/1987	(n)
55 Route 46	Pine Brook, NJ		396	2,244	161	403	2,398	2,801	313	1978/1994	(n)
16 Chapin Road	Pine Brook, NJ		885	5,015	306	901	5,306	6,206	716	1987	(n)
20 Chapin Road	Pine Brook, NJ		1,134	6,426	351	1,154	6,757	7,911	936	1987	(n)
Sayreville Lot 3	Sayreville, NJ		996	—	5,301	996	5,301	6,297	182	2002	(n)
Sayreville Lot 4	Sayreville, NJ		944	—	4,633	944	4,633	5,577	367	2001	(n)
400 Raritan Center Parkway	Edison, NJ		829	4,722	481	836	5,197	6,033	565	1983	(n)
300 Columbus Circle	Edison, NJ		1,257	7,122	913	1,269	8,023	9,292	903	1983	(n)
400 Apgar	Franklin Township, NJ		780	4,420	580	796	4,985	5,780	480	1987	(n)
500 Apgar	Franklin Township, NJ		361	2,044	257	368	2,294	2,662	285	1987	(n)
201 Circle Dr. North	Piscataway, NJ		840	4,760	489	857	5,232	6,089	497	1987	(n)
1 Pearl Ct.	Allendale, NJ		623	3,528	625	649	4,127	4,775	324	1978	(n)
2 Pearl Ct.	Allendale, NJ		255	1,445	1,180	403	2,477	2,880	191	1979	(n)
3 Pearl Ct.	Allendale, NJ		440	2,491	201	458	2,673	3,131	247	1978	(n)
4 Pearl Ct.	Allendale, NJ		450	2,550	611	469	3,142	3,611	309	1979	(n)
5 Pearl Ct.	Allendale, NJ		505	2,860	530	526	3,370	3,895	321	1977	(n)
59 Route 17	Allendale, NJ		518	2,933	1,059	539	3,970	4,509	414	1979	(n)
309-319 Pierce Street	Somerset, NJ		1,300	4,628	67	1,309	4,685	5,995	263	1986	(n)
12 Thornton Road	Oakland, NJ		1,300	3,652	55	1,316	3,691	5,007	185	1981	(n)
Orlando
Lake Point IV(q)	Tampa, FL		909	4,613	53	920	4,654	5,575	87	1987	(n)

					(r)
					Costs
					Capitalized
					Subsequent to
					Acquisition or	Gross Amount Carried
			(b)		Completion	at Close of Period 12/31/05			Accumulated
	Location	(a)	Initial Cost		and Valuation		Building and		Depreciation	Year Built/	Depreciable
Building Address	(City/State)	Encumbrances	Land	Buildings	Provision	Land	Improvements	Total	12/31/05	Renovated	Lives (Years)
			(Dollars in thousands)

Philadelphia
3240 S.78th Street	Philadelphia, PA		515	1,245	50	532	1,278	1,810	10	1980	(n)
Phoenix
1045 South Edward Drive	Tempe, AZ		390	2,160	86	394	2,242	2,636	371	1976	(n)
46 N. 49th Ave.	Phoenix, AZ		283	1,704	718	283	2,422	2,706	341	1986	(n)
240 N. 48th Ave.	Phoenix, AZ		482	1,913	95	482	2,009	2,490	209	1977	(n)
220 N. 48th Ave.	Phoenix, AZ		530	1,726	143	531	1,868	2,399	179	1977	(n)
54 N. 48th Ave.	Phoenix, AZ		130	625	39	131	663	794	62	1977	(n)
64 N. 48th Ave.	Phoenix, AZ		180	458	55	181	512	693	57	1977	(n)
236 N. 48th Ave.	Phoenix, AZ		120	322	34	120	356	476	38	1977	(n)
10 S. 48th Ave.	Phoenix, AZ		510	1,687	166	512	1,851	2,363	179	1977	(n)
115 E. Watkins St.	Phoenix, AZ		170	816	112	171	928	1,098	81	1979	(n)
135 E. Watkins St.	Phoenix, AZ		380	1,962	127	382	2,087	2,469	202	1977	(n)
10220 S. 51st Street	Phoenix, AZ		400	1,493	47	406	1,535	1,940	112	1985	(n)
50 South 56th Street	Chandler, AZ		1,200	3,333	(49)	1,207	3,277	4,484	118	1991/97	(n)
4701 W. Jefferson	Phoenix, AZ		926	2,195	628	929	2,820	3,749	129	1984	(n)
725 No. 73rd Avenue(q)	Phoenix, AZ		791	4,201	887	795	5,083	5,879	166	2005	(n)
825 No. 73rd Avenue(q)	Phoenix, AZ		696	3,726	180	699	3,903	4,602	94	2005	(n)
7225 W. Roosevelt(q)	Phoenix, AZ		704	3,376	534	707	3,907	4,614	105	2005	(n)
Portland
2315 NW 21st Place	Portland, OR		301	1,247	10	303	1,255	1,558	8	1966/79	(n)
Raleigh
70 Reems Creek	Asheville, NC		1,816	4,943	36	1,826	4,969	6,795	38	1979/81	(n)
101 Reliance Road	Kings Mountain, NC		402	3,482	428	405	3,907	4,312	47	1981	(n)
Salt Lake City
512 Lawndale Drive(m)	Salt Lake City, UT		2,705	15,749	2,636	2,705	18,385	21,089	4,142	1981	(n)
1270 West 2320 South	West Valley, UT		138	784	167	143	947	1,090	217	1986/92	(n)
1275 West 2240 South	West Valley, UT		395	2,241	473	408	2,702	3,109	548	1986/92	(n)
1288 West 2240 South	West Valley, UT		119	672	170	123	838	960	208	1986/92	(n)
2235 South 1300 West	West Valley, UT		198	1,120	265	204	1,379	1,583	330	1986/92	(n)
1293 West 2200 South	West Valley, UT		158	896	192	163	1,084	1,247	263	1986/92	(n)
1279 West 2200 South	West Valley, UT		198	1,120	68	204	1,182	1,386	248	1986/92	(n)
1272 West 2240 South	West Valley, UT		336	1,905	471	347	2,365	2,712	626	1986/92	(n)

					(r)
					Costs
					Capitalized
					Subsequent to
					Acquisition or	Gross Amount Carried
			(b)		Completion	at Close of Period 12/31/05			Accumulated
	Location	(a)	Initial Cost		and Valuation		Building and		Depreciation	Year Built/	Depreciable
Building Address	(City/State)	Encumbrances	Land	Buildings	Provision	Land	Improvements	Total	12/31/05	Renovated	Lives (Years)
			(Dollars in thousands)

1149 West 2240 South	West Valley, UT		217	1,232	77	225	1,302	1,526	258	1986/92	(n)
1142 West 2320 South	West Valley, UT		217	1,232	190	225	1,415	1,640	354	1997	(n)
1152 West 2240 South	West Valley, UT		2,067	—	3,295	2,114	3,249	5,363	441	1999	(n)
369 Orange Street	Salt Lake City, UT		600	2,855	187	602	3,039	3,642	286	1980	(n)
1330 W. 3300 South Avenue	Ogden, UT		1,100	2,353	611	1,100	2,964	4,064	280	1982	(n)
San Diego
9051 Siempre Viva Rd.	San Diego, CA		540	1,598	198	541	1,796	2,336	184	1989	(n)
9163 Siempre Viva Rd.	San Diego, CA		430	1,621	211	431	1,832	2,262	156	1989	(n)
9295 Siempre Viva Rd.	San Diego, CA		540	1,569	138	541	1,706	2,247	159	1989	(n)
9255 Customhouse Plaza	San Diego, CA		3,230	11,030	822	3,234	11,848	15,082	1,041	1989	(n)
16275 Technology Drive	San Diego, CA		2,848	8,641	42	2,859	8,672	11,531	29	1963/85	(n)
42374 Avenida Alvarado(k)	Temecula, CA		797	4,514	334	812	4,832	5,644	368	1987	(n)
9375 Customhouse Plaza	San Diego, CA		430	1,384	211	431	1,595	2,025	150	1989	(n)
9465 Customhouse Plaza	San Diego, CA		430	1,437	180	431	1,616	2,047	156	1989	(n)
9485 Customhouse Plaza	San Diego, CA		1,200	2,792	249	1,201	3,039	4,241	262	1989	(n)
2675 Customhouse Court	San Diego, CA		590	2,082	139	591	2,220	2,811	205	1989	(n)
1725 Dornoch Court(q)	San Diego, CA		1,896	5,435	557	1,899	5,989	7,888	145	1987	(n)
Southern New Jersey
5 North Olnev Ave	Cherry Hill, NJ		157	1,524	(475)	157	1,049	1,206	200	1963/1985	(n)
2 Springdale Road	Cherry Hill, NJ		126	701	141	126	843	969	156	1968	(n)
4 Springdale Road(j)	Cherry Hill, NJ		332	1,853	967	332	2,820	3,152	459	1963/85	(n)
8 Springdale Road	Cherry Hill, NJ		258	1,436	704	258	2,140	2,398	412	1966	(n)
2050 Springdale Road	Cherry Hill, NJ		277	1,545	1,165	277	2,709	2,986	542	1965	(n)
16 Springdale Road	Cherry Hill, NJ		240	1,336	129	240	1,466	1,705	276	1967	(n)
5 Esterbrook Lane	Cherry Hill, NJ		240	1,336	236	240	1,572	1,812	289	1966/88	(n)
2 Pin Oak Lane	Cherry Hill, NJ		314	1,757	606	314	2,363	2,677	454	1968	(n)
28 Springdale Road	Cherry Hill, NJ		190	1,060	208	190	1,269	1,459	235	1967	(n)
3 Esterbrook Lane	Cherry Hill, NJ		198	1,102	486	198	1,588	1,786	286	1968	(n)
4 Esterbrook Lane	Cherry Hill, NJ		232	1,294	43	232	1,336	1,569	257	1969	(n)
26 Springdale Road	Cherry Hill, NJ		226	1,257	501	226	1,757	1,983	322	1968	(n)
1 Keystone Ave.	Cherry Hill, NJ		218	1,223	934	218	2,157	2,375	404	1969	(n)
21 Olnev Ave.	Cherry Hill, NJ		68	380	65	68	445	513	82	1969	(n)
19 Olnev Ave.	Cherry Hill, NJ		200	1,119	1,112	200	2,231	2,431	384	1971	(n)

					(r)
					Costs
					Capitalized
					Subsequent to
					Acquisition or	Gross Amount Carried
			(b)		Completion	at Close of Period 12/31/05			Accumulated
	Location	(a)	Initial Cost		and Valuation		Building and		Depreciation	Year Built/	Depreciable
Building Address	(City/State)	Encumbrances	Land	Buildings	Provision	Land	Improvements	Total	12/31/05	Renovated	Lives (Years)
			(Dollars in thousands)

2 Keystone Ave.	Cherry Hill, NJ		214	1,194	545	214	1,739	1,953	341	1970	(n)
18 Olnev Ave	Cherry Hill, NJ		247	1,382	100	247	1,482	1,729	281	1974	(n)
2030 Springdale Rod	Cherry Hill, NJ		523	2,914	1,499	523	4,413	4,936	878	1977	(n)
111 Whittendale Drive	Morrestown, NJ		515	2,916	138	522	3,046	3,568	459	1991/96	(n)
9 Whittendale	Morrestown, NJ		337	1,911	78	343	1,983	2,326	224	2000	(n)
7851 Airport	Pennsauken, NJ		160	508	382	163	888	1,050	103	1966	(n)
103 Central	Mt. Laurel, NJ		610	1,847	1,552	619	3,390	4,009	404	1970	(n)
999 Grand Avenue	Hammonton, NJ	(u)	969	8,793	96	979	8,879	9,858	343	1980	(n)
7860-7870 Airport	Pennsauken, NJ		120	366	278	122	642	764	82	1968	(n)
St. Louis
2121 Chapin Industrial Drive	Vinita Park, MO		606	4,384	(4,136)	614	240	854	87	1969/94	(n)
10431-10449 Midwest Industrial Blvd	Olivette, MO		237	1,360	512	237	1,872	2,109	601	1967	(n)
10751 Midwest Industrial Boulevard	Olivette, MO		193	1,119	355	194	1,474	1,667	450	1965	(n)
6951 N Hanley(j)	Hazelwood, MO		405	2,295	1,305	419	3,586	4,005	809	1965	(n)
1037 Warson — Bldg A(q)	St. Louis, MO		246	1,359	185	251	1,539	1,790	134	1968	(n)
1037 Warson — Bldg B(q)	St. Louis, MO		380	2,103	885	388	2,980	3,368	213	1968	(n)
1037 Warson — Bldg C(q)	St. Louis, MO		303	1,680	504	310	2,177	2,487	186	1968	(n)
1037 Warson — Bldg D(q)	St. Louis, MO		353	1,952	151	360	2,095	2,455	189	1968	(n)
6821-6857 Hazelwood Ave	Berkeley, MO		985	6,205	702	985	6,907	7,892	668	2001	(n)
13701 Rider Trail North	Earth City, MO		800	2,099	484	804	2,579	3,383	363	1985	(n)
1908-2000 Innerbelt(j)	Overland, MO		1,590	9,026	670	1,591	9,696	11,286	1,007	1987	(n)
8449-95 Mid-County Industrial	Vinita Park, MO		520	1,590	178	520	1,768	2,288	183	1988	(n)
84104-76 Mid County Industrial	Vinita Park, MO		540	2,109	(34)	540	2,075	2,615	204	1989	(n)
2001 Innerbelt Business Center	Overland, MO		1,050	4,451	169	1,050	4,620	5,670	438	1987	(n)
Tampa
6202 Benjamin Road	Tampa, FL		203	1,151	456	211	1,598	1,810	372	1981	(n)
6204 Benjamin Road	Tampa, FL		432	2,445	367	454	2,789	3,244	590	1982	(n)
6206 Benjamin Road	Tampa, FL		397	2,251	463	416	2,695	3,111	564	1983	(n)
6302 Benjamin Road	Tampa, FL		214	1,212	222	224	1,424	1,648	302	1983	(n)
6304 Benjamin Road	Tampa, FL		201	1,138	183	209	1,312	1,522	286	1984	(n)

					(r)
					Costs
					Capitalized
					Subsequent to
					Acquisition or	Gross Amount Carried
			(b)		Completion	at Close of Period 12/31/05			Accumulated
	Location	(a)	Initial Cost		and Valuation		Building and		Depreciation	Year Built/	Depreciable
Building Address	(City/State)	Encumbrances	Land	Buildings	Provision	Land	Improvements	Total	12/31/05	Renovated	Lives (Years)
			(Dollars in thousands)

6306 Benjamin Road	Tampa, FL		257	1,457	231	269	1,676	1,945	330	1984	(n)
6308 Benjamin Road	Tampa, FL		345	1,958	336	362	2,278	2,639	473	1984	(n)
5313 Johns Road	Tampa, FL		204	1,159	201	257	1,307	1,564	254	1991	(n)
5602 Thompson Center Court	Tampa, FL		115	652	131	120	778	898	174	1972	(n)
5525 Johns Road	Tampa, FL		192	1,086	76	200	1,155	1,354	232	1993	(n)
5709 Johns Road	Tampa, FL		192	1,086	165	200	1,244	1,443	287	1990	(n)
5711 Johns Road	Tampa, FL		243	1,376	120	255	1,483	1,738	300	1990	(n)
5453 W Waters Avenue	Tampa, FL		71	402	105	82	496	578	105	1987	(n)
5455 W Waters Avenue	Tampa, FL		307	1,742	269	326	1,993	2,318	403	1987	(n)
5553 W Waters Avenue	Tampa, FL		307	1,742	195	326	1,918	2,244	385	1987	(n)
5501 W Waters Avenue	Tampa, FL		154	871	192	162	1,055	1,217	223	1990	(n)
5503 W Waters Avenue	Tampa, FL		71	402	50	75	448	523	94	1990	(n)
5555 W Waters Avenue	Tampa, FL		213	1,206	138	221	1,336	1,557	280	1990	(n)
5557 W Waters Avenue	Tampa, FL		59	335	35	62	366	429	73	1990	(n)
5461 W Waters	Tampa, FL		261	—	1,197	265	1,193	1,458	209	1998	(n)
5481 W. Waters Avenue	Tampa, FL		558	—	2,306	561	2,304	2,865	382	1999	(n)
4515-4519 George Road	Tampa, FL		633	3,587	503	640	4,083	4,723	499	1985	(n)
6301 Benjamin Road	Tampa, FL		292	1,657	84	295	1,739	2,033	206	1986	(n)
5723 Benjamin Road	Tampa, FL		406	2,301	54	409	2,352	2,761	263	1986	(n)
6313 Benjamin Road	Tampa, FL		229	1,296	134	231	1,428	1,659	191	1986	(n)
5801 Benjamin Road	Tampa, FL		564	3,197	141	569	3,334	3,903	373	1986	(n)
5802 Benjamin Road	Tampa, FL		686	3,889	471	692	4,355	5,047	521	1986	(n)
5925 Benjamin Road	Tampa, FL		328	1,859	361	331	2,217	2,548	238	1986	(n)
6089 Johns Road	Tampa, FL	(v)	180	987	40	186	1,022	1,207	48	1985	(n)
6091 Johns Road(q)	Tampa, FL	(v)	140	730	22	144	748	892	38	1986	(n)
6103 Johns Road	Tampa, FL	(v)	220	1,160	42	226	1,196	1,422	56	1986	(n)
6201 Johns Road(q)	Tampa, FL	(v)	200	1,107	51	205	1,153	1,358	69	1981	(n)
6203 Johns Road(q)	Tampa, FL	(v)	300	1,460	56	311	1,506	1,816	102	1987	(n)
6205 Johns Road(q)	Tampa, FL	(v)	270	1,363	18	278	1,373	1,651	50	2000	(n)
6101 Johns Road(q)	Tampa, FL		210	833	36	216	862	1,079	57	1981	(n)
4908 Tampa West Blvd	Tampa, FL		2,622	8,643	31	2,630	8,666	11,296	44	1979/83	(n)

					(r)
					Costs
					Capitalized
					Subsequent to
					Acquisition or	Gross Amount Carried
			(b)		Completion	at Close of Period 12/31/05			Accumulated
	Location	(a)	Initial Cost		and Valuation		Building and		Depreciation		Year Built/	Depreciable
Building Address	(City/State)	Encumbrances	Land	Buildings	Provision	Land	Improvements	Total	12/31/05		Renovated	Lives (Years)
			(Dollars in thousands)

Toronto
135 Dundas Street	Cambridge Ontario, Canada		3,128	4,958	133	3,176	5,043	8,219	104		1953/59	(n)
678 Erie Street	Stratford Ontario, Canada		786	557	43	800	586	1,386	37		1955/76	(n)
												(n)
Other
4200 West Harry Street(k)	Wichita, KS		193	2,224	1,777	532	3,662	4,194	1,918		1972	(n)
6601 S. 33rd Street	McAllen, TX		231	1,276	166	233	1,440	1,673	240		1975	(n)
3501 Maple Street(q)	Abilene, TX		67	1,057	1,354	266	2,212	2,478	974		1980	(n)
6266 Hurt Road(q)	Horn Lake, MS		427	—	2,250	427	2,250	2,677	239		1963	(n)
6266 Hurt Road Building B(q)	Horn Lake, MS		—	—	867	99	767	867	4		1963	(n)
6266 Hurt Road Building C(q)	Horn Lake, MS		—	—	292	278	14	292	1		1963	(n)
1105 Industrial Lane	Malvern, AK		135	—	5,957	177	5,915	6,092	25		2005	(n)
7601 NW 107th Terrace	Kansas City, MO		746	4,712	13	748	4,723	5,471	171		1982/87	(n)
12626 Silicon Drive	San Antonio, TX		768	3,448	20	776	3,459	4,236	75		1981/95	(n)
100 Nemec Way	Byhalia, MS		488	11,438	340	797	11,469	12,266	203		1988/92	(n)
3100 Pinson Valley Parkway	Birmingham, AL		303	742	6	305	746	1,051	6		1970	(n)
1245 N. Hearne Avenue	Shreveport, LA		99	1,263	11	100	1,272	1,373	13		1981/2004	(n)
5024 Pelham Road	Greenville, SC		2,258	5,011	41	2,272	5,038	7,310	58		1977/1992	(n)

Redevelopments / Developments / Developable Land			54,010	2,245	58,366	69,755	44,866	114,621	605

			468,246	$1,887,021	$493,320	$496,880	$2,351,707	$2,848,587	$357,228	(p)

NOTES:

(a)	See description of encumbrances in Note 6 to Notes to Consolidated Financial Statements.

(b)	Initial cost for each respective property is tangible purchase price allocated in accordance with SFAS No. 141.

(c)	These properties collateralize the Assumed Loan I.

(d)	This property collateralizes the Acquisition Mortgage Loan VIII.

(e)	This property collateralizes the Acquisition Mortgage Loan IX.

(f)	This property collateralizes the Acquisition Mortgage Loan IV.

(g)	This property collateralizes the Acquisition Mortgage Loan X.

(h)	This property collateralizes the Acquisition Mortgage Loan XVI.

(i)	This property collateralizes the Acquisition Mortgage Loan XVII.

(j)	Comprised of two properties.

(k)	Comprised of three properties.

(l)	Comprised of four properties.

(m)	Comprised of 28 properties.

(n)	Depreciation is computed based upon the following estimated lives:

Buildings, Improvements	20 to 50 years
Tenant Improvements, Leasehold Improvements	Life of lease
Furniture, Fixtures and Equipment	5 to 10 years

(o)	These properties represent developable land and redevelopments that have not been placed in service.

(p)	Excludes $66,328 of Construction in Progress (including $254 of construction in progress included in held for sale), and includes real estate held for sale of $6,521 (Land), $11,203 (Buildings and Improvements), and $1,473 (Accumulated Depreciation).

(q)	Property is not in-service as of 12/31/05.

(r)	Improvements are net of write-off of fully depreciated assets.

(s)	This property collateralizes the Assumed Loan II.

(t)	This property collateralizes the Acquisition Mortgage Loan XII.

(u)	This property collateralizes the Acquisition Mortgage Loan XVIII.

(v)	These properties collateralize the Acquisition Mortgage Loan XIV.

At December 31, 2005, the aggregate cost of land and buildings and equipment for federal income tax purpose was approximately $2.6 billion (excluding construction in progress.)

FIRST INDUSTRIAL LP

SCHEDULE III:
REAL ESTATE AND ACCUMULATED DEPRECIATION (continued)
As of December 31, 2005
(Dollars in thousands)

The changes in total real estate assets for the three years ended December 31, 2005 are as follows:

	2005	2004	2003

Balance, Beginning of Year	$2,537,513	$2,352,026	$2,325,826
Acquisition, Construction Costs and Improvements	810,266	493,012	302,720
Disposition of Assets	(403,651)	(288,433)	(276,520)
Write-off of Fully Depreciated Assets	(29,212)	(19,092)	—

Balance, End of Year	$2,914,916	$2,537,513	$2,352,026

The changes in accumulated depreciation for the three years ended December 31, 2005 are as follows:

	2005	2004	2003

Balance, Beginning of Year	$323,493	$295,688	$263,404
Depreciation for Year	86,587	71,779	63,281
Disposition of Assets	(24,088)	(24,882)	(30,997)
Write-off of Fully Depreciated Assets	(28,764)	(19,092)	—

Balance, End of Year	$357,228	$323,493	$295,688